                           SCHEDULE 14A INFORMATION

                 Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Confidential, for Use of the Commission Only

[_] Preliminary Proxy Statement (as permitted by Rule 14a-6(e)(2))


[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            GEERLINGS & WADE, INC.
               (Name of Registrant as Specified in its Charter)



   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[_] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

  (1) Title of each class of securities to which transaction applies: Common Stock, par value $0.01 per share, of Geerlings & Wade, Inc.

  (2) Aggregate number of securities to which transaction applies: (i) 3,848,405 shares of Geerlings & Wade Common Stock, (ii) an estimated 1,650 shares of Geerlings & Wade Common Stock to be purchased under the Geerlings & Wade Employee Stock Purchase Plan, and
      (iii) options "in-the-money" either currently exercisable or to be accelerated immediately prior to the merger to purchase 420,267 shares of Geerlings & Wade Common Stock.

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): $10.00 per share in cash-out merger plus the difference between $10.00 and the individual exercise price for each share subject to an "in-the-money" option upon consummation of the merger.

  (4) Proposed maximum aggregate value of transaction: 3,848,405 shares of Geerlings & Wade Common Stock X $10.00 = $38,484,050. 1,650 shares of Geerlings & Wade Common Stock estimated to be purchased under the Geerlings & Wade Employee Stock Purchase Plan X $10.00 = $16,500. $2,029,635.24 paid to option holders. Total proposed maximum aggregate value of the transaction: $40,530,185.24.

  (5) Total fee paid: $8,106.04 (wired to Mellon Bank, N.A. on October 12,
      1999).

[X] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act
   Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1) Amount Previously Paid:

  (2) Form, Schedule or Registration Statement No.:

  (3) Filing Party:

  (4) Date Filed:

                                                            960 Turnpike Street
                                                               Canton, MA 02021

                                                               October 26, 1999

Dear Stockholders:

  You are cordially invited to attend a special meeting of stockholders of Geerlings & Wade, Inc. to be held on December 8, 1999, at 3:00 p.m., local time, at the offices of Ropes & Gray, One International Place, 36th floor, Boston, Massachusetts 02110. The purpose of the special meeting is for you to vote upon a merger that, if consummated, will result in you receiving $10.00 in cash per share for your shares of Geerlings & Wade common stock, subject to your appraisal rights under Massachusetts law.

  If you approve the merger, Liquid Acquisition Corp., a newly-formed Massachusetts corporation, will be merged with and into Geerlings & Wade with Geerlings & Wade being the surviving corporation in the merger. Liquid Acquisition was created only to engage in the merger and was organized and is currently owned by Liquid Holdings Inc., a Delaware corporation. Liquid Holdings is a privately held corporation formed primarily by Ronald S. Haft. Liquid Holdings has received $10 million in equity financing and a commitment of an additional $5 million dollars in equity financing, which has been guaranteed by Mr. Haft. In addition, Liquid Holdings has received a commitment from an institutional investor for $35 million in debt financing, including warrants.

  Geerlings & Wade's board of directors has unanimously voted in favor of the merger. In connection with the merger, Lehman Brothers Inc., Geerlings & Wade's financial advisor, delivered to the board an opinion as to the fairness, from a financial point of view, of the merger consideration to the holders of Geerlings & Wade's common stock. The written opinion of Lehman Brothers, dated September 27, 1999, is attached as Appendix B to the enclosed proxy statement. The approval and determination of the board were based on a number of factors, including the opinion of Lehman Brothers, all of which are described in "Special Factors--The Board's Recommendation" in the enclosed proxy statement.

  The board has determined that the merger is advisable and fair to you and in your best interest. The board therefore recommends that you approve and adopt the merger agreement.

  We cannot complete the merger unless the stockholders approve it. The accompanying proxy statement provides detailed information about the proposed merger, and it includes a copy of the merger agreement attached as Appendix A.

  Please give all this information your careful attention. Approval of the merger at the special meeting will require the affirmative vote of the holders of two-thirds of the outstanding shares of Geerlings & Wade common stock entitled to vote at this special meeting. Two of Geerlings & Wade's directors, who hold approximately 34% of the common stock, have already agreed to vote all of the shares of Geerlings & Wade common stock owned by them in favor of the merger agreement.

  Whether or not you plan to attend, it is important that your shares are represented at the special meeting. A failure to vote will count as a vote against the merger. You are requested to promptly complete, sign and date the enclosed proxy card and return it in the envelope provided, whether or not you plan to attend. This will not prevent you from voting your shares in person if you later choose to attend this special meeting. If the merger is approved by stockholders, you will receive instructions for surrendering your Geerlings & Wade share certificates and a letter of transmittal to be used for this purpose. You should not submit your share certificates for exchange until you have received the instructions and the letter of transmittal.

                                       Sincerely,
                                       /s/ Jay L. Essa
                                       Jay L. Essa
                                       President and Chief Executive Officer

  This proxy statement is dated October 26, 1999, and is first being mailed to Geerlings & Wade stockholders on or about November 1, 1999.

                                                         960 Turnpike Street
                                                    Canton, Massachusetts 02021


                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                          TO BE HELD DECEMBER 8, 1999

To the stockholders of Geerlings & Wade, Inc.:

  This is a notice that a special meeting of stockholders of Geerlings & Wade, Inc., a Massachusetts corporation, will be held on December 8, 1999 at 3:00 p.m. local time, at the offices of Ropes & Gray, One International Place, 36th floor, Boston, Massachusetts 02110. The purpose of the meeting is for you to:

    1. Consider and vote upon a proposal to approve and adopt an Agreement and Plan of Merger, dated September 27, 1999. Pursuant to the merger agreement, Liquid Acquisition Corp., a newly-formed Massachusetts corporation, will be merged with and into Geerlings & Wade. Each outstanding share of Geerlings & Wade common stock held by Geerlings & Wade stockholders, other than shares held by Geerlings & Wade stockholders who are entitled to and have perfected their dissenters' appraisal rights, will be converted into the right to receive $10.00 in cash, without interest. Shares held by Geerlings & Wade and its subsidiary or Liquid Holdings, the parent of Liquid Acquisition, and any of its subsidiaries will be canceled in the merger. A copy of the merger agreement is attached as Appendix A and is described in the accompanying proxy statement.

    2. Consider and act upon any other matters as may properly come before this special meeting or any adjournments or postponements of the special meeting.

  Geerlings & Wade's board of directors has determined that only holders of shares of Geerlings & Wade common stock at the close of business on October 25, 1999 will be entitled to notice of, and to vote at, the special meeting or adjournments or postponements of the special meeting. A form of proxy and a proxy statement containing more detailed information with respect to the matters to be considered at the special meeting accompany and form a part of this notice.

                                          By order of the Board of Directors,

                                          /s/ David R. Pearce
                                          David R. Pearce
                                          Vice President, Chief Financial
                                           Officer,
                                          Assistant Clerk and Treasurer

Canton, Massachusetts
October 26, 1999

  Whether or not you are able to attend the special meeting, please sign, date and return the accompanying proxy card promptly in the enclosed envelope, which requires no postage if mailed in the United States. Please do not send in any share certificates at this time.

  The merger has not been approved or disapproved by the Securities and Exchange Commission, nor has the Commission passed upon the fairness or merits of the merger or upon the accuracy or adequacy of the information contained in this document. Any representation to the contrary is unlawful.

  You have the right to dissent from the merger and to receive payment of the "fair value" of your shares. To do so, you must comply with the procedures set forth in Sections 85 through 98 of the Massachusetts Business Corporation Law. See "Appraisal Rights of Dissenting Stockholders" in the proxy statement that accompanies this notice and the full text of Sections 85 through 98 of the Massachusetts Business Corporation Law, which is attached as Appendix C and is described in the accompanying proxy statement.

                               TABLE OF CONTENTS

QUESTIONS AND ANSWERS ABOUT THE MERGER......................................   1

SUMMARY.....................................................................   3
  The Companies.............................................................   3
  The Special Meeting.......................................................   4
  Record Date; Voting Power.................................................   4
  Voting Procedures.........................................................   4
  The Board's Recommendation................................................   4
  Opinion of Geerlings & Wade's Financial Advisor...........................   4
  Terms of The Merger Agreement.............................................   4
  Anticipated Accounting Treatment..........................................   6
  Interests of Geerlings & Wade's Management and Directors in the Merger....   6
  Governmental and Regulatory Approvals.....................................   7
  Appraisal Rights of Dissenting Stockholders...............................   7
  Historical Market Information.............................................   7
  Selected Historical Consolidated Financial Data...........................   8

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION.................   9

SPECIAL FACTORS.............................................................  10
  Background of the Merger..................................................  10
  The Board's Recommendation................................................  11
  Geerlings & Wade's Reasons for the Merger.................................  11
  Liquid Holdings' and Liquid Acquisition's Reasons for the Merger..........  13
  Opinion of Geerlings & Wade's Financial Advisor...........................  13
  Interests of Geerlings & Wade's Management and Directors in the Merger....  17
  Certain Benefits and Detriments of the Merger.............................  17
  Financing of the Merger...................................................  18
  Material Federal Income Tax Consequences..................................  18

THE SPECIAL MEETING.........................................................  20
  Date, Place and Time of the Special Meeting...............................  20
  Matters to be Considered at the Special Meeting...........................  20
  Proxy Solicitation........................................................  20
  Record Date and Quorum Requirement........................................  20
  Voting Procedures.........................................................  20
  Voting and Revocation of Proxies..........................................  21
  Effective Time of the Merger and Payment for Shares.......................  21
  Other Matters to be Considered............................................  21

THE MERGER..................................................................  22
  General Description.......................................................  22
  Certain Terms of the Merger Agreement.....................................  22
  Anticipated Accounting Treatment..........................................  30
  Governmental and Regulatory Approvals.....................................  30
  Delisting and Deregistration of Common Stock..............................  31
  Estimated Fees and Expenses of the Merger.................................  31

APPRAISAL RIGHTS OF DISSENTING STOCKHOLDERS.................................  32

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT..............  33

INDEPENDENT ACCOUNTANTS.....................................................  34


STOCKHOLDER PROPOSALS FOR THE 2000 ANNUAL MEETING..........................  34

OTHER MATTERS..............................................................  34

WHERE YOU CAN FIND MORE INFORMATION........................................  34

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE............................  35

APPENDICES
  APPENDIX A--The Agreement and Plan of Merger
  APPENDIX B--Lehman Brothers Opinion
  APPENDIX C--Massachusetts Business Corporation Law Sections 85-98

                             GEERLINGS & WADE, INC.
                              960 Turnpike Street
                          Canton, Massachusetts 02021

                                ----------------

                                PROXY STATEMENT
                    For the Special Meeting of Stockholders

                         To Be Held On December 8, 1999

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

Q: What will happen in the merger?      Q: When do you expect the merger to
                                           be completed?
A: In the merger, Liquid
   Acquisition Corp. will be merged     A: We are working to complete the
   with and into Geerlings & Wade          merger during the month of
   with Geerlings & Wade being the         January 2000, although it is
   surviving corporation. If you           possible that the merger will
   are a stockholder of Geerlings &        not be completed until February
   Wade at the time of the merger,        2000.
   you will receive a $10.00 cash
   payment for each of your             Q: What are the tax consequences of
   outstanding shares of Geerlings         the merger to me?
   & Wade common stock, unless you
   exercise and perfect your            A: Your receipt of the merger
   dissenters' appraisal rights.           consideration will be a taxable
   Shares held by Geerlings & Wade         transaction for federal income
   and its subsidiary or Liquid            tax purposes. To review the
   Holdings and any of Liquid              federal income tax consequences
   Holdings' subsidiaries will be          to you in greater detail, see
   canceled in the merger. After           pages 18 through 19. Your tax
   the merger, Geerlings & Wade            consequences will depend on your
   will be owned by Liquid                 personal situation. You should
   Holdings, the sole stockholder          consult your tax advisors for a
   of Liquid Acquisition, and you          full understanding of the tax
   will no longer own stock in             consequences of the merger to
   Geerlings & Wade. To review the         you.
   structure of the merger in
   greater detail, see pages 22         Q: What am I being asked to vote
   through 31.                             upon?


Q: What will I receive in the           A: You are being asked to approve
   merger?                                 and adopt the merger agreement,
                                           which provides for the merger of
A: You will receive $10.00 in cash,        Liquid Acquisition into
   without interest, for each share        Geerlings & Wade.
   of Geerlings & Wade common stock
   that you own. This is the               The board has unanimously approved
   "merger consideration." For             and adopted the merger agreement.
   example: If you own 100 shares          The board recommends voting FOR the
   of stock, you will receive              approval and adoption of the merger
   $1,000.00 in cash upon                  agreement.
   completion of the merger.

Q: Why is Geerlings & Wade being        Q: What do I need to do now?
   merged?
                                        A: Simply indicate on your proxy card
A: Geerlings & Wade's board of             how you want to vote and sign, date
   directors believes that the             and mail it in the enclosed envelope
   merger of Liquid Acquisition            as soon as possible, so that your
   into Geerlings & Wade and the           shares will be represented at the
   $10.00 per share you will               special meeting. Approval of the
   receive in the merger is fair           merger requires the affirmative vote
   and is in your best interest.           of the holders of two-thirds of the
   The board made the determination        outstanding shares of Geerlings &
   after exploring strategic               Wade common stock entitled to vote
   alternatives. To review the             on the proposal.
   background and reasons for the
   merger in greater detail, see
   pages 10 through 13.

Q: What happens if I don't return         broker provides. If you do not
   a proxy card?                          provide instructions to your
                                          broker, your shares will not be
A: The failure to return your             voted and they will be counted
   proxy card will have the same          as votes against the proposal
   effect as voting against the           to approve and adopt the merger
   merger.                                agreement.

                                       Q: Should I send in my stock
Q: May I vote in person?                  certificates now?

A: Yes. You may attend the special     A: No. After the merger is
   meeting and vote your shares in        completed, Geerlings & Wade
   person, rather than signing and        will send you written
   mailing your proxy card.               instructions for exchanging
                                          your Geerlings & Wade common
Q: May I change my vote after I           stock certificates for the
   have voted my proxy?                   merger consideration.

A: Yes. You may change your vote       Q: Who can help answer my
   at any time before your proxy          questions?
   is voted at the special meeting
   by following the instructions       A: If you have additional
   as detailed in "Voting and             questions about the merger, you
   Revocation of Proxies" on page         should contact:
   21. Before your proxy is voted,
   you may submit a new proxy or               David R. Pearce
   you may attend the special              Chief Financial Officer
   meeting and vote in person.                 Geerlings & Wade
                                              960 Turnpike Street
Q: If my shares are held in               Canton, Massachusetts 02021
   "street name" by my broker,             Telephone: (781) 821-4152
   will my broker vote my shares
   for me?                                           or

A: Your broker will vote your         Corporate Investor Communications, Inc.,
   shares of common stock only if      the proxy solicitor who may be called
   you provide instructions on how          toll-free at 1-877-393-4958
   to vote. You should instruct
   your broker how to vote your
   shares, following the
   directions your

                                    SUMMARY

  This summary highlights selected information from this document and may not contain all of the information that is important to you. For a more complete understanding of the merger and for a more complete description of the legal terms of the merger, you should read carefully this entire document and the other available information referred to in "Where You Can Find More Information" on page 34.

The Companies

Geerlings & Wade, Inc.
960 Turnpike Street
Canton, MA 02021
(781) 821-4152

  Geerlings & Wade, Inc., incorporated in Massachusetts in 1986, is a direct marketer of premium, imported and domestic wines and wine-related merchandise to individual consumers. Through frequent mailings to existing and potential customers and through e-commerce Websites, Geerlings & Wade offers wines selected on the basis of their quality and price characteristics. Geerlings & Wade, as one of the leading direct marketers of premium wines, seeks to simplify the wine-buying process, educate the wine consumer and develop a loyal and broad customer base. Geerlings & Wade is licensed or otherwise authorized to sell wine to individual customers in twenty-eight states.

  Geerlings & Wade primarily sources its imported wines directly from producers and negotiants (those persons who serve as intermediaries or agents to producers in the purchasing process) in the countries of each wine's origin. Geerlings & Wade primarily sources domestic wines through wholesale channels with domestic negotiants, certain wineries and wine producers. In the case of both foreign and domestic wines, Geerlings & Wade at times purchases wine from traditional wholesalers. When choosing non-branded wine, Geerlings & Wade selects only those wines that perform well in blind comparative tastings. Geerlings & Wade promotes value in its selections by offering only those wines, which Geerlings & Wade believes, demonstrate a combination of superior quality and price characteristics. These sourcing and selection techniques combined with its ability to purchase in large quantities and manage the consolidation and transportation of its directly-sourced products, enable Geerlings & Wade to offer premium wines at attractive prices.

  Geerlings & Wade offers its customers the convenience of ordering products through numerous channels which include telephone, facsimile, mail, e-mail, and, since May of 1998, the Internet, with delivery of each order directly to the customer's home or office as quickly as possible. Since Geerlings & Wade ships from its 15 facilities in 15 states as of September 1999, delivery times are relatively short. In addition to providing convenience to busy customers, Geerlings & Wade continually provides its customers with information on various wine varietals (grape type), grape-growing regions and vintages, as well as recommendations on the selection, storage and enjoyment of wine. By educating its customers, Geerlings & Wade strives to give them greater confidence in their wine purchasing decisions.

Liquid Holdings Inc.
1899 L Street N.W.
9th Floor
Washington, D.C. 20036
(202) 293-4500

  Liquid Holdings was formed specifically for the purpose of acquiring 100% of the outstanding capital stock of Geerlings & Wade. It currently owns 100% of the issued and outstanding capital stock of Liquid Acquisition Corp., which will be merged with Geerlings & Wade pursuant to the merger agreement. As a result of the merger, Liquid Holdings will be the 100% owner of Geerlings & Wade.

Liquid Acquisition Corp.
c/o Combined Properties Inc.
1899 L Street N.W.
9th Floor
Washington, D.C. 20036
(202) 293-4500

  Liquid Acquisition was formed specifically for the purpose of consummating the merger. It is the wholly-owned subsidiary of Liquid Holdings and will be merged out of existence at the effective time of the merger.

The Special Meeting

  The special meeting will be held on December 8, 1999 at 3:00 p.m., local time, at the offices of Ropes & Gray, One International Place, 36th floor, Boston, Massachusetts 02110. At the special meeting, you will be asked to consider and vote upon a proposal to approve and adopt the merger agreement.

Record Date; Voting Power

  Holders of record of Geerlings & Wade common stock at the close of business on October 25, 1999 are entitled to notice of and to vote at the special meeting. As of that date, there were 3,848,405 shares of Geerlings & Wade common stock issued and outstanding held by approximately 126 holders of record. If you held Geerlings & Wade common stock on the record date, you are entitled to one vote per share on any matter that may properly come before the special meeting.

Voting Procedures

  Approval by the Geerlings & Wade common stockholders of the merger agreement will require the affirmative vote of the holders of two-thirds of the outstanding shares of Geerlings & Wade common stock, including shares voted by two of Geerlings & Wade's directors who own approximately 34% of Geerlings & Wade's common stock and have agreed to vote all of their shares in favor of the merger agreement.

The Board's Recommendation

  Following its review of the merger proposal and the merger agreement, the board determined that the merger, the merger agreement and merger-related transactions were advisable and fair to you and in your best interest. The board recommends that you vote "For" the approval and adoption of the merger agreement. You also should refer to the reasons that the board considered in determining whether to approve and adopt the merger agreement on pages 11 through 13.

Opinion of Geerlings & Wade's Financial Advisor

  The board has received an opinion of Geerlings & Wade's financial advisor, Lehman Brothers, as to the fairness, from a financial point of view, of the merger consideration to Geerlings & Wade and the holders of Geerlings & Wade common stock. The full text of the written opinion of Lehman Brothers, dated September 27, 1999, is attached to this proxy statement as Appendix B. You may read the opinion for a full discussion of the assumptions made, matters considered and limitations on the review undertaken by Lehman Brothers. The opinion of Lehman Brothers is directed to the board and does not constitute a recommendation to you as to how you should vote with respect to matters relating to the proposed merger.

Terms of The Merger Agreement

  The merger agreement is attached to this proxy statement as Appendix A. You should read the merger agreement in its entirety. It is the legal document that governs the merger.

  General. The merger agreement provides that Liquid Acquisition will be merged with and into Geerlings & Wade with Geerlings & Wade being the surviving corporation. As a result of the merger, you will receive $10.00 in cash for each share of Geerlings & Wade common stock that you own, unless you exercise and perfect your dissenters' appraisal rights. Shares held by Geerlings & Wade and its subsidiary or Liquid Holdings and any of its subsidiaries will be canceled in the merger. In addition, each outstanding option to purchase Geerlings & Wade common stock will be accelerated and canceled immediately prior to the merger and converted into the right to receive cash for the difference, if positive, between $10.00 a share and the exercise price of the option.

  Conditions to the Merger. The completion of the merger depends upon the satisfaction of a number of conditions, including:

  . the adoption of the merger agreement by the affirmative vote of the holders of two-thirds of the outstanding shares of Geerlings & Wade common stock;

  . the continued accuracy of each party's representations and warranties and the fulfillment of each party's promises contained in the merger agreement;

  . no event or condition will have had a material adverse effect on Geerlings & Wade's business or operation;

  . the receipt of approvals from various state and local alcoholic beverage regulatory authorities;

  . with respect to the institutional investor that has committed to provide debt financing to Liquid Holdings, there being no determination by a regulatory authority or the institutional investor that consummation of the financing to Liquid Holdings would prevent the institutional investor from providing contemplated financing to a producer of alcoholic beverages;

  . the absence of any order or regulation of any court or governmental entity preventing or prohibiting the merger; and

  . the receipt of necessary governmental approvals and the termination or expiration of any applicable regulatory waiting periods.

  Each party may, at its option, waive the satisfaction of any condition to such party's obligations under the merger agreement. Geerlings & Wade currently has no intention to waive any condition to its obligations under the merger agreement. In the event of any waiver by Geerlings & Wade of a material condition under the merger agreement, the merger agreement will be amended and stockholder approval of the merger agreement, including the change resulting from the waiver, will be obtained. Even if the stockholders approve the merger, there can be no assurance that the merger will be completed.

  Termination. Either Geerlings & Wade or Liquid Acquisition may terminate the merger agreement under certain circumstances, including if:

  . the boards of both Geerlings & Wade and Liquid Acquisition agree to terminate the merger agreement;

  . there has been a material breach by the other party of any representation, warranty, covenant or agreement contained in the merger agreement unless this breach is cured within the required time periods set forth in the merger agreement;

  . the merger has not been completed by January 31, 2000, unless two-thirds of the state and local alcoholic beverage regulatory authorities have approved the transaction, Liquid Holdings reasonably believes it will obtain the remaining alcoholic beverage regulatory approvals and Liquid Holdings and Liquid Acquisition agree to waive certain conditions, in which case, at the request of Liquid Holdings the outside date will be extended to February 29, 2000; and

  . any court in the United States or other governmental entity has issued a final and non-appealable order or other action that in any way prohibits the merger.

  Geerlings & Wade may terminate the merger agreement under the following circumstances:

  . if the board, in its good faith judgment and as advised by outside counsel, determines that termination is required because of a third party's acquisition proposal;

  . if the financial arrangements with third parties pursuant to which Liquid Acquisition will fund its obligations under the merger agreement are terminated, and Liquid Acquisition has not obtained binding equity commitments in at least the same amount and in a form and from a source reasonably satisfactory to Geerlings & Wade as of December 28, 1999; and

  . if a regulatory authority or the institutional investor that has committed to provide debt financing to Liquid Holdings concludes that the consummation of the institutional investor's financing to Liquid Holdings would prevent the institutional investor from providing contemplated financing to a producer of alcoholic beverages and Liquid Acquisition has not obtained binding equity commitments in at least the same amount and in a form and from a source reasonably satisfactory to Geerlings & Wade as of December 28, 1999.

  In addition, Liquid Acquisition may terminate the merger agreement under the following circumstances:

  . if Geerlings & Wade's board of directors has approved or recommended an alternative acquisition proposal or has withdrawn or modified, in any way materially adverse to Liquid Acquisition, the board's recommendation or approval of the merger agreement; and

  . if a regulatory authority or the institutional investor that has committed to provide debt financing to Liquid Holdings concludes that the consummation of the institutional investor's financing to Liquid Holdings would prevent the institutional investor from providing contemplated financing to a producer of alcoholic beverages.

  Fees and Expenses. Liquid Holdings paid Geerlings & Wade a $1.25 million up-front fee upon signing of the merger agreement, which is not refundable unless the merger agreement is terminated by Geerlings & Wade because in the good faith judgment of the board, as advised by outside counsel, the board determines that termination is required because of a third party's acquisition proposal. In this situation, Geerlings & Wade also will be required to pay Liquid Acquisition a termination fee of $1.25 million.

  Geerlings & Wade also will be required to pay Liquid Acquisition a termination fee of $1.25 million if the merger agreement is terminated by Liquid Acquisition because Geerlings & Wade's board has withdrawn or modified, in any way materially adverse to Liquid Acquisition, the board's recommendation or approval of the merger agreement.

Anticipated Accounting Treatment

  The merger will be accounted for as a purchase for accounting and financial reporting purposes.

Interests of Geerlings & Wade's Management and Directors in the Merger

  All members of Geerlings & Wade's board and the executive officers of Geerlings & Wade own Geerlings & Wade common stock and/or hold Geerlings & Wade stock options, and, to that extent, their interests in the merger are the same as yours. However, some of the executive officers and directors of Geerlings & Wade have interests in the merger that are different from, or in addition to, yours as a Geerlings & Wade stockholder. Jay Essa, in addition to continuing to serve as Geerlings & Wade's president and chief executive officer, is expected to continue to serve as a director of Geerlings & Wade following the consummation of the merger. In addition, members of management and the directors will receive a maximum aggregate cash payment of $1,697,969 for vested options that they hold based on the excess of $10.00 over the exercise price of the options. Also, Geerlings & Wade will continue certain indemnification arrangements and director's and officer's liability insurance for existing directors and officers of Geerlings & Wade after the merger.

Governmental and Regulatory Approvals

  Geerlings & Wade is required to make filings with or obtain approvals from certain regulatory authorities in connection with the merger. These consents and approvals include the termination or expiration of a waiting period with regard to filings with the Federal Trade Commission and the Department of Justice under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 as amended, and applicable state and local alcoholic beverage regulatory approvals with respect to the new ownership and officers and directors. In addition, with respect to the institutional investor that has committed to provide debt financing to Liquid Holdings, the merger agreement provides that there be no determination by a regulatory authority or the institutional investor that consummation of the financing to Liquid Holdings would prevent the institutional investor from providing contemplated financing to a producer of alcoholic beverages.

Appraisal Rights of Dissenting Stockholders

  If you do not vote in favor of the proposal to approve and adopt the merger agreement and you comply strictly with the applicable provisions of Sections 85 through 98 of the Massachusetts Business Corporation Law, you have the right to dissent and be paid cash for the "fair value" of your shares of Geerlings & Wade common stock. This payment may be more than, the same as, or less than the merger consideration of $10.00 a share. To perfect these appraisal rights with respect to the merger, you must follow the required procedures precisely. The applicable provisions of Sections 85 through 98 of the Massachusetts Business Corporation Law are attached to this proxy statement as Appendix C.

Historical Market Information

  Geerlings & Wade common stock is traded on the Nasdaq National Market under the symbol "GEER." The following table sets forth, for the periods indicated, the high and low sales prices per share as reported on Nasdaq.

                                                                    HIGH   LOW
                                                                   ------ -----
      1997
      First Quarter............................................... $ 5.38 $4.13
      Second Quarter.............................................. $ 5.88 $3.25
      Third Quarter............................................... $ 5.88 $4.00
      Fourth Quarter.............................................. $ 5.50 $3.56

                                                                    HIGH   LOW
                                                                   ------ -----
      1998
      First Quarter............................................... $ 5.38 $4.00
      Second Quarter.............................................. $ 6.44 $4.00
      Third Quarter............................................... $ 4.81 $2.88
      Fourth Quarter.............................................. $12.81 $2.69

                                                                    HIGH   LOW
                                                                   ------ -----
      1999
      First Quarter............................................... $ 9.00 $4.00
      Second Quarter.............................................. $ 8.25 $4.63
      Third Quarter............................................... $ 9.00 $5.50
      Fourth Quarter (through October 25, 1999)................... $ 9.25 $6.00

  On September 27, 1999, the last trading day prior to announcement of the execution of the merger agreement, the high sales price per share of Geerlings & Wade common stock as reported on Nasdaq was $7.84 and the low sales price per share as reported on Nasdaq was $7.00. On October 25, 1999, Geerlings & Wade common stock closed at $9.03 per share. Geerlings & Wade urges you to obtain current market quotations before making any decision with respect to the merger.

  Since its initial public offering, Geerlings & Wade has not paid any cash dividends on its common stock. Under the merger agreement, Geerlings & Wade has agreed not to pay any dividends on Geerlings & Wade common stock prior to the closing of the merger.

Selected Historical Consolidated Financial Data

  The table below presents selected consolidated historical financial data that has been derived from Geerlings & Wade's audited consolidated financial statements and unaudited historical financial statement data as of and for the six months ended June 30, 1998 and 1999, which have been prepared on the same basis as the historical information derived from the audited financial statements. You should read the selected financial data in conjunction with Geerlings & Wade's separate historical consolidated financial statements, related notes and other financial information incorporated by reference into this proxy statement.

                                                                    Six Months Ended
                                Years Ended December 31,                June 30,
                         ------------------------------------------ ------------------
                          1994    1995     1996     1997     1998     1998      1999
                         ------- -------  -------  -------  ------- --------  --------
                                   (In thousands, except per share data)
Statements of Income
 Data:
Sales................... $20,292 $29,718  $31,501  $33,701  $34,774 $ 15,585  $ 17,089
Cost of sales...........  10,780  16,138   17,188   18,185   18,160    8,090     8,832
                         ------- -------  -------  -------  ------- --------  --------
Gross profit............   9,512  13,580   14,313   15,516   16,614    7,495     8,258
Selling, general &
 administrative
 expenses...............   7,849  14,690   14,426   14,066   14,860    6,834     8,397
                         ------- -------  -------  -------  ------- --------  --------
Income (loss) from
 operations.............   1,663  (1,110)    (113)   1,450    1,754      661      (140)
Interest income
 (expense), net.........      36     (37)    (257)     (23)      10      (19)       27
                         ------- -------  -------  -------  ------- --------  --------
Income (loss) before
 income taxes...........   1,699  (1,147)    (370)   1,427    1,764      642      (113)
Provision (benefit) for
 income taxes...........     403    (470)    (152)     604      751      257       (47)
                         ------- -------  -------  -------  ------- --------  --------
Net income (loss)....... $ 1,296 $  (677) $  (218) $   823  $ 1,013 $    385  $    (66)
                         ======= =======  =======  =======  ======= ========  ========
Pro Forma Statements of
 Income Data(1):
Income (loss) before
 taxes, as reported..... $ 1,699 $(1,147) $  (370) $ 1,427  $ 1,765 $    642  $   (113)
Provision (benefit) for
 income taxes...........     636    (470)    (152)     604      751      257       (47)
                         ------- -------  -------  -------  ------- --------  --------
Net income (loss)....... $ 1,063 $  (677) $  (218) $   823  $ 1,013 $    385  $    (66)
                         ======= =======  =======  =======  ======= ========  ========
Net income (loss) per
 share
 Basic.................. $  0.34 $ (0.18) $ (0.06) $  0.22  $  0.27 $   0.10  $  (0.02)
                         ======= =======  =======  =======  ======= ========  ========
 Diluted................ $  0.34 $ (0.18) $ (0.06) $  0.22  $  0.27 $   0.10  $  (0.02)
                         ======= =======  =======  =======  ======= ========  ========
Common shares and
 equivalents
 Basic..................   3,123   3,755    3,776    3,780    3,786    3,784     3,837
 Diluted................   3,135   3,755    3,776    3,796    3,801    3,809     3,837

                                                                    Six Months Ended
                                      December 31,                      June 30,
                         ------------------------------------------ ------------------
                          1994    1995     1996     1997     1998     1998      1999
                         ------- -------  -------  -------  ------- --------  --------
                                              (in thousands)
Balance Sheet Data:
Working capital......... $ 9,666 $ 8,694  $ 8,045  $ 9,303  $ 9,977 $  9,677  $ 10,434
Total assets............  13,529  16,717   12,952   16,124   17,205   14,826    16,386
Long-term debt, less
 current portion........     --      --       --       --       --       --        --
Total stockholders'
 equity.................  10,060   9,733    9,526   10,362   11,405   10,761    11,603

  No cash dividends have been declared per common share for each year shown.

(1) Net income and net income per share are reported on a pro forma basis for 1994 to reflect what comparative results would have been had the Company been taxed as a C corporation for the entirety of 1994. Results for 1995, 1996, 1997, 1998 and 1999 are reported on an actual basis.

                        CAUTIONARY STATEMENT CONCERNING
                          FORWARD-LOOKING INFORMATION

  Geerlings & Wade cautions you that this proxy statement, the information incorporated in this proxy statement by reference and other statements Geerlings & Wade may make from time to time contain statements that may constitute "forward-looking statements."

  Those statements include statements regarding Geerlings & Wade's intent, belief or current expectations, as well as the assumptions on which those statements are based. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and actual results may differ materially from those contemplated by forward-looking statements. Important factors currently known to Geerlings & Wade's management that could cause actual results that differ materially from those from forward-looking statements include, but are not limited to, those factors set forth from time to time in reports that Geerlings & Wade filed with the Securities and Exchange Commission. Except as required by law, Geerlings & Wade undertakes no obligation to update or revise forward-looking statements to reflect changes and assumptions, the occurrence of unanticipated events or changes to future operating results over time. You are cautioned not to place too much reliance on such statements.

                                SPECIAL FACTORS

Background of the Merger

  On May 28, 1999, at a special meeting of the Geerlings & Wade board of directors, in response to certain third-party expressions of interest in Geerlings & Wade during the previous months, the board decided to retain a financial advisor and to form a special committee to coordinate the evaluation of certain strategic opportunities. The board named independent director Gordon Cooke as chairman of the special committee and also named Huib Geerlings, chairman of the board, and Jay Essa, chief executive officer and president of Geerlings & Wade, to serve on the special committee. The board determined that certain parties who had expressed an interest in establishing a strategic relationship with Geerlings & Wade be advised of the special committee's creation and its responsibilities.

  On June 25, 1999, Mr. Geerlings met with Ronald S. Haft and Michael Leavitt, Mr. Haft's financial advisor, who indicated to Mr. Geerlings that Mr. Haft had an interest in pursuing a possible transaction between Geerlings & Wade and Mr. Haft or his affiliates, and that he might be willing to pay up to approximately $10.00 per share.

  On the morning of July 2, 1999, Mr. Geerlings met with Mr. Haft, Mr. Leavitt and David Roodberg, Executive Vice President of Combined Properties, Inc. to further discuss Mr. Haft's interest in pursuing a possible transaction with Geerlings & Wade. Later that day, Mr. Haft, Mr. Leavitt and Mr. Roodberg met Mr. Essa at the offices of Geerlings & Wade and discussed non-confidential information about Geerlings & Wade and its operations.

  On June 28, 1999, Mr. Essa met with a representative of Lehman Brothers to discuss engaging Lehman Brothers as the financial advisor for Geerlings & Wade. On June 28, 1999, the price of Geerlings & Wade common stock closed at $7.81 per share on volume of 19,000 shares.

  On July 12, 1999, Mr. Essa, Mr. Geerlings and legal counsel for Geerlings & Wade met with Mr. Haft, Mr. Roodberg, Mr. Leavitt and Mr. Haft's legal counsel. At the conclusion of the meeting, Geerlings & Wade and two entities controlled by Mr. Haft, Liquid Experience LLC and Combined Properties, entered into an agreement for thirty days during which Geerlings & Wade agreed to provide the Haft entities with an opportunity to conduct due diligence on Geerlings & Wade and agreed to negotiate with the Haft entities on an exclusive basis.

  On July 13, 1999, Geerlings & Wade began to share confidential financial and operating information with Haft entities and their advisors. From July 13, 1999 to September 27, 1999, Liquid Experience, Combined Properties and their representatives continued to conduct financial and legal due diligence regarding Geerlings & Wade, which involved multiple meetings between representatives of Geerlings & Wade and representatives of the Haft entities.

  On July 21, 1999, Lehman Brothers was formally engaged by Geerlings & Wade as its financial advisor and Lehman Brothers began to review Geerlings & Wade's confidential financial and operating information in order to evaluate whether it could render an opinion that a proposed transaction between an affiliate of Mr. Haft and Geerlings & Wade was fair, from a financial point of view, to Geerlings & Wade and its stockholders.

  On July 30, 1999, the Geerlings & Wade board held a special meeting during which the board discussed the status of negotiations with Mr. Haft and his representatives.

  From July 15, 1999, to August 10, 1999, legal counsel for Liquid Experience and Geerlings & Wade negotiated the terms of the merger agreement and related agreements and documents. Representatives of Liquid Experience and Geerlings & Wade and their respective financial advisors participated in these negotiations by telephone and in person on occasion during this period.

  On August 11, 1999, Mr. Essa and legal counsel for Geerlings & Wade met with Mr. Haft, his representatives and advisors in Washington, D.C. to discuss the potential transaction, its terms and a potential financing source identified by Mr. Haft and his affiliates in connection with the proposed transaction.

  On August 12, 1999, as part of their due diligence, Mr. Essa and legal counsel for Geerlings & Wade spoke by telephone with representatives of the potential financing source identified by Mr. Haft. Also on August 12, 1999, the letter agreement between Geerlings & Wade, Liquid Experience and Combined Properties was amended to extend the exclusivity period until September 10, 1999. On September 10 and September 24, the letter agreement among Geerlings & Wade, Liquid Experience and Combined Properties was again amended to further extend the exclusivity period until September 24, 1999 and September 28, 1999, respectively. During these periods, negotiations continued between the parties with respect to the merger agreement, and Liquid Experience continued working to obtain financing commitments from third parties.

  On September 23, 1999, the Geerlings & Wade board held a special meeting during which Lehman Brothers presented its fairness opinion analysis, the directors reviewed with management and legal counsel the specific terms of the proposed merger agreement and the board discussed the remaining open issues in connection with the proposed merger agreement.

  On September 27, 1999, the Geerlings & Wade board held a special telephonic meeting during which it reviewed the final terms of the merger agreement and related documents and requested that Lehman Brothers deliver its opinion that the merger and the merger agreement were fair, from a financial point of view, to Geerlings & Wade and its stockholders. The board also reviewed Geerlings & Wade's most recent financial results and discussed the company's prospects for the remainder of the year. After deliberations, the Geerlings & Wade board unanimously approved the merger and the merger agreement.

  Geerlings & Wade then executed the merger agreement with Liquid Holdings and Liquid Acquisition, entities controlled by Mr. Haft, and related documents shortly after midnight on September 28, 1999 and at 1:00 a.m. EST on September 28, 1999, Geerlings & Wade announced that it had executed the merger agreement.

The Board's Recommendation

  The board of directors unanimously approved the merger agreement and recommended that the stockholders of Geerlings & Wade approve the merger agreement. The Board considered the analysis and findings of Geerlings & Wade's financial advisor, Lehman Brothers. See "Special Factors--Opinion of Geerlings & Wade's Financial Advisor." In approving the merger agreement, the board determined that the merger, the merger agreement and merger-related transactions were advisable, fair and in the best interests of Geerlings & Wade and its stockholders.

  THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

Geerlings & Wade's Reasons for the Merger

  The board believes that the terms of the merger agreement and the merger are advisable, fair to and in the best interests of Geerlings & Wade and its stockholders. In deciding to recommend the merger agreement, the board considered a number of factors, including the following:

  . The board considered the value of the consideration to be received by Geerlings & Wade's stockholders in the merger. The board considered historical market prices and trading information for Geerlings & Wade's stock, the price per share offered by Liquid Acquisition, the certainty of value provided by the cash consideration and the fact that the merger consideration represents a significant premium over the market prices at which Geerlings & Wade's common stock has previously traded, including, but not limited to, the fact that the $10.00 per share cash consideration represented a 33% premium over the $7.50 closing price on September 24, 1999, the last trading day before the Geerlings & Wade board approved the merger agreement, and a premium in excess of 45% over the average closing price for the 30 calendar days prior to September 24, 1999.

  . The board considered information concerning Geerlings & Wade's financial performance, financial condition, business operations and prospects. The board also considered that a necessary or desirable investment in Internet capabilities would require substantial expenditures that might have required Geerlings & Wade to obtain additional debt or equity financing. The board considered that this additional debt financing might not be available on acceptable terms and that, even if it were available, it might have a negative impact on earnings per share and, consequently, the market price of Geerlings & Wade common stock. The board considered that additional equity financing would result in a dilution of Geerlings & Wade's current stockholders' positions.

  . The board considered the views of Huib Geerlings and Phillip Wade, who are founders, large stockholders and board members, and who have a thorough understanding of Geerlings & Wade's prospects. Each of Mr. Geerlings and Mr. Wade was in favor of the merger agreement.

  . The board considered the $1.25 million up-front fee that Liquid Holdings agreed to pay at the time that the merger agreement was signed and that this fee could be used by Geerlings & Wade for its corporate purposes and would only be refundable in the event that Geerlings & Wade decided to pursue an alternative transaction.

  . The board considered the opinion of Lehman Brothers dated September 27, 1999, as to the fairness, from a financial point of view, of the merger consideration to Geerlings & Wade stockholders, and further considered the related financial analysis performed by Lehman Brothers, as described below under "Opinion of Geerlings & Wade's Financial Advisor."

  The Geerlings & Wade board also considered potential negative aspects of the merger agreement, including the following:

  . The board considered restrictive provisions of the merger agreement, including the restrictions relating to solicitation of third party proposals and the termination provisions. Although the board determined that the terms of the merger agreement were favorable to Geerlings & Wade's stockholders, the board recognized that the provisions limiting Geerlings & Wade from soliciting alternative proposals and the provisions requiring Geerlings & Wade to pay Liquid Holdings $1.25 million as a termination fee and to refund $1.25 million of the up-front fee would decrease the likelihood that a third party would offer to acquire Geerlings & Wade. Nonetheless, the board believed that such provisions were in the best interests of Geerlings & Wade's stockholders because they induced Liquid Holdings to enter into the merger agreement and enhanced the likelihood that the merger would be accomplished, providing Geerlings & Wade's stockholders with the benefits of the merger consideration. The board also noted that termination fee provisions are customary in merger agreements, particularly when the target company has the right, as does Geerlings & Wade, to terminate the merger agreement if its board of directors, in the exercise of its fiduciary duties, decides termination is required because of another acquisition proposal. The board determined that the amount of the termination fee and the circumstances under which it would be paid were customary in transactions of the size and nature of this merger.

  . The board considered that it was approving an agreement with Liquid Holdings without pursuing an extended auction process with multiple potential merger partners. Based on the board's knowledge of the price points of other recent expressions of interest in the company, the likely increased costs associated with an extended auction process and the board's discussions with Lehman Brothers regarding the fairness of the merger consideration, the board believes that the stockholders' interests would not be served by entering into an extended auction and bidding process.

  . The board considered that Geerlings & Wade would be required to pay substantial costs and fees to its financial, legal and other advisors in consummating the merger. The board concluded that Geerlings & Wade's professional advisors provided substantial benefits in negotiating the financial and legal aspects of the merger agreement and that their fees were reasonable.

  . The board considered the risk that the merger consideration is fixed and will not be adjusted in the event of an increase or decrease in the market price of Geerlings & Wade common stock or the value of Geerlings & Wade's business. The board recognized that fixed merger consideration in a transaction such as this merger is not unusual and that the fixed merger consideration, while creating some risk to

     Geerlings & Wade's stockholders, could also operate to benefit Geerlings & Wade's stockholders, especially in light of the recent historical performance of Geerlings & Wade's common stock.

  The above discussion of factors considered by the board is not exhaustive, but Geerlings & Wade believes it includes the material factors considered by the board. The board did not quantify or otherwise attempt to assign relative weights to the special factors the board considered in reaching its decision to recommend the merger. The board's position and recommendation are based on the total information presented to and considered by it.

Liquid Holdings' and Liquid Acquisition's Reasons for the Merger

  The purpose of Liquid Holdings' engaging in the merger transaction is to acquire 100% ownership of Geerlings & Wade. An entity owned by Ronald S. Haft formed Liquid Holdings solely for this purpose. Mr. Haft regards the acquisition of Geerlings & Wade as an attractive investment opportunity because he believes that the future business prospects of Geerlings & Wade are favorable, although any significant change in Geerlings & Wade's business operations may require significant additional expenditures. By acquiring 100% ownership of Geerlings & Wade and operating Geerlings & Wade as a privately held company, Mr. Haft believes that Liquid Holdings will be able to closely monitor and influence the performance of Geerlings & Wade. Although Mr. Haft believes that there will be significant opportunities associated with Liquid Holdings' ownership of Geerlings & Wade, there are also substantial risks that such opportunities may not be fully realized.

  Liquid Acquisition is the merger subsidiary in this transaction. It was formed solely to merge with Geerlings & Wade and will cease to exist at the time of the merger.

Opinion of Geerlings & Wade's Financial Advisor

  Geerlings & Wade engaged Lehman Brothers to act as its exclusive financial advisor in connection with the merger. On September 27, 1999, Lehman Brothers delivered an oral opinion (confirmed in writing in an opinion dated the same date) to the effect that, the consideration to be offered to the Geerlings & Wade stockholders in the merger was fair, from a financial point of view, to the stockholders.

  A copy of the Lehman Brothers opinion is attached as Appendix B to this proxy statement. Holders of Geerlings & Wade common stock may read it in its entirety for a discussion of the assumptions made, matters considered and limitations on the review undertaken by Lehman Brothers in rendering its opinion. The summary of the Lehman Brothers opinion set forth in this proxy statement is qualified in its entirety by reference to the full text of the Lehman Brothers opinion.

  No limitations were imposed by Geerlings & Wade on the scope of Lehman Brothers' investigation or the procedures to be followed by Lehman Brothers in rendering its opinion, except that Lehman Brothers was hired by Geerlings & Wade after Geerlings & Wade entered into a confidentiality/exclusive bargaining agreement with affiliates of Liquid Holdings, and was not authorized to solicit, and did not solicit, any indications of interest from any third party with respect to a purchase of all or a part of Geerlings & Wade's businesses. The Lehman Brothers opinion was rendered to the Geerlings & Wade board in connection with its consideration of the merger and the fairness of the $10.00 price per share offered by Liquid Holdings as merger consideration. This opinion is not intended to be and does not constitute a recommendation to any stockholder of Geerlings & Wade as to how such stockholder should vote with respect to the merger. Lehman Brothers was not requested to opine as to, and its opinion does not in any manner address, Geerlings & Wade's underlying business decision to proceed with or affect the merger.

  In arriving at its opinion, Lehman Brothers reviewed and analyzed:

  . the draft Agreement and Plan of Merger dated September 27, 1999 and specific terms of the merger,

  . such publicly available information concerning Geerlings & Wade that Lehman Brothers believed to be relevant to its analysis, including the Annual Report on Form 10-K for the fiscal year ended

     December 31, 1998 and Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 1999,

  . financial and operating information with respect to the business, operations and prospects of Geerlings & Wade furnished to Lehman Brothers by Geerlings & Wade,

  . the trading history of Geerlings & Wade common stock from June 17, 1994, to the date of the Lehman Brothers opinion and a comparison of that trading history with an index of other companies that Lehman Brothers deemed relevant,

  . a comparison of the historical financial results and present financial condition of Geerlings & Wade with those of other companies that Lehman Brothers deemed relevant, and

  . a comparison of the financial terms of the merger with the financial terms of certain other transactions that Lehman Brothers deemed relevant.

  In arriving at its opinion, Lehman Brothers assumed and relied upon the accuracy and completeness of the financial and other information used by it without assuming any responsibility for independent verification of such information and further relied upon the assurances of management of Geerlings & Wade that they were not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the financial projections of Geerlings & Wade for fiscal years 1999 through 2003, upon advice of Geerlings & Wade, Lehman Brothers assumed that such projections were reasonably prepared on a basis reflecting the then best currently available estimates and judgments of the management of Geerlings & Wade as to the future financial performance of Geerlings & Wade and Lehman Brothers has relied on such projections. In arriving at its opinion, Lehman Brothers did not conduct a physical inspection of the properties and facilities of Geerlings & Wade and did not make or obtain any evaluations or appraisals of the assets or liabilities of Geerlings & Wade. In addition, Lehman Brothers was hired by Geerlings & Wade after Geerlings & Wade entered into a confidentiality/exclusive bargaining agreement with affiliates of Liquid Holdings, and was not authorized to solicit, and did not solicit, any indications of interest from any third party with respect to a purchase of all or a part of Geerlings & Wade's businesses.

  In connection with preparing its presentations to the Geerlings & Wade board on September 23, 1999, and September 27, 1999, and its written opinion dated September 27, 1999, Lehman Brothers performed a variety of financial and comparative analyses described below. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial and comparative analysis and the application of those methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to summary description. Furthermore, in arriving at its opinion, Lehman Brothers did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each factor. Accordingly, Lehman Brothers believes that its analyses must be considered as a whole and that considering any portions of such analyses and factors, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying its opinion. In its analyses, Lehman Brothers made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Geerlings & Wade. None of Geerlings & Wade, Lehman Brothers or any other person assumes responsibility if future results are materially different from those discussed. Any estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth therein. In addition, analyses relating to the value of businesses do not purport to be appraisals or to reflect the prices at which businesses actually may be sold.

  Transaction Terms. Upon the effectiveness of the merger, holders of Geerlings & Wade common stock will receive $10 in cash per share of common stock.

  Stock Trading History. Lehman Brothers considered historical data concerning the trading prices for Geerlings & Wade common stock for the period June 17, 1994, to September 24, 1999, and the relative stock price performances during this same period of Geerlings & Wade and the Russell 2000. During this period, the closing stock price of Geerlings & Wade ranged from $2.75 to $17.50 per share. During the three-year period prior to the announcement of the merger, the closing stock price of Geerlings & Wade ranged from $2.75 to $9.19 per share. Lehman Brothers noted that over a three-year period, Geerlings & Wade had not kept pace with the Russell 2000.

  Comparable Company Analysis. Lehman Brothers reviewed the public stock market trading multiples for selected companies that Lehman Brothers deemed comparable to Geerlings & Wade in the wine and spirits industry and in the catalog/direct retail industry. The selected companies in the wine and spirits industry (in order by enterprise value, largest to smallest) were Diageo PLC, Canandaigua Brands Incorporated, Remy-Cointreau, Pernod Ricard, Beringer Wine Estates Holdings Incorporated, The Robert Mondavi Corporation and Brown-Forman Corporation (collectively, the "Wine and Spirits Comparable Companies"). The selected companies in the catalog/direct retail industry (in order by enterprise value, largest to smallest) were Lands' End, Incorporated, Spiegel Incorporated, Hanover Direct Incorporated, Coldwater Creek Incorporated, Lillian Vernon Corporation, DM Management, Skymall Incorporated, Joseph A Bank Clothiers, Concepts Direct Incorporated, and Specialty Catalog Corporation (collectively, the "Catalog/Direct Retail Comparable Companies" and together with the Wine and Spirits Comparable Companies, the "Comparable Companies"). Using publicly available information, Lehman Brothers calculated and analyzed the common equity market value multiples of historical and projected net income and enterprise value multiples of certain historical financial criteria (such as revenue, earnings before interest, taxes, depreciation and amortization ("EBITDA"), and earnings before interest and taxes ("EBIT")) for each of the Comparable Companies. The enterprise value of each company was obtained by adding its short and long-term debt to the sum of the market value of its common equity, the value of its preferred stock (at liquidation value) and the book value of any minority interest, and subtracting its cash equivalents. Lehman Brothers calculated a range of implied equity values based on the lowest mean and median multiple and the highest mean and median multiple of the Comparable Companies for each of the respective earnings measures and the mean and median multiple of revenues of the Catalog/Direct Retail Comparable Companies. These analyses suggested a valuation of Geerlings & Wade common stock in the range of $2.37 to $6.33 per share. Lehman Brothers noted that the $10.00 per share offered in the merger was above the upper end of the per share value range indicated above.

  However, because of the inherent differences between the business, operations and prospects of Geerlings & Wade and the business, operations and prospects of the companies included in the Comparable Companies, Lehman Brothers believed that it was inappropriate to, and therefore did not, rely solely on the quantitative results of the comparable company analysis and, accordingly, also made qualitative judgments concerning differences between the financial and operating characteristics and prospects of Geerlings & Wade and the companies included in the Comparable Companies that would affect the public trading values of each.

  Comparable Transaction Analysis and Transaction Premium Analysis. Using publicly available information, Lehman Brothers compared selected financial data for Geerlings & Wade to similar data for selected transactions in the wine and spirits industry and the catalog/direct retail industry. The comparable transactions in the wine and spirits industry included the following: Hicks, Muse, Tate & Furst's purchase of Mumm Perrier-Jouet from Seagram; Canandaigua Brands' purchase of Francisan Estates; Brown-Forman Corporation's purchase of Sonoma-Cutrer Vineyards; Investor Group's purchase of Arco Bodegas Unidas; Canandaigua Brands' purchase of Black Velvet and six other Canadian whiskey brands from Diageo PLC; Heaven Hill Distilleries Incorporated & others' purchase of United Distillers Vintners from Diageo PLC; BC Partners purchase of Cantrell & Cochrane from Allied Domecq; LVMH's purchase of Krug from Remy-Cointreau; Bacardi Corporation's purchase of Dewars and Bombay brands from Diageo PLC; Grand Metropolitan PLC's purchase of Guinness PLC; Greenalls Group PLC's purchase of Boddington Group PLC; and Investor Group's (Texas Pacific Group/Silverado) purchase of Wine World Estates from Nestle SA (collectively, the "Wine and Spirits Comparable Transactions"). The comparable transactions in the catalog/direct retail industry included the following: Saks Holdings, Inc.'s (Investcorp Bank EC) purchase of Bullock & Jones; Federated Department Stores' purchase of Fingerhut Companies; School Specialty's purchase of National School Supply from Beckley-Cardy; Fingerhut Companies' purchase of Arizona Mail Order Co. Inc.; Office Depot, Inc.'s purchase of Viking

Office Products, Inc.; Staples' purchase of Quill; Redoute-Catologue's purchase of Brylane, Inc.; Neiman-Marcus Group's (Harcourt General) purchase of Chef's Catalog; and Mildara Blass Limited's (Fosters) purchase of Cellarmasterwines (collectively, the "Catalog/Direct Retail Comparable Transactions" and together with the Wine and Spirits Comparable Transactions, the "Comparable Transactions"). Lehman Brothers reviewed the prices paid in the Comparable Transactions in terms of the multiple of the Transaction Enterprise Value (defined as the total consideration paid including total debt assumed less cash and cash equivalents transferred to the acquiror) to the (i) latest twelve months revenue (the "LTM Revenue Multiple"), (ii) latest twelve months earnings before interest, tax, (the "LTM EBIT Multiple") and (iii) latest twelve months earnings before interest, tax, depreciation and amortization (the "LTM EBITDA Multiple"). Lehman Brothers calculated a range of implied equity values based on the lowest mean and median multiple and the highest mean and median multiple of the Comparable Transactions for each of the respective earnings measures and the mean and median multiple of revenues of the Catalog/Direct Retail Comparable Transactions. These analyses suggested a valuation of Geerlings & Wade common stock in the range of $2.31 to $10.96. Lehman Brothers noted that the $10.00 per share offered in the merger was near the upper end of the per share value ranges indicated above.

  In addition, Lehman Brothers reviewed the premium paid in all transactions between $20 million and $100 million in the beverage industry and the catalog/direct retail industry announced from January 1, 1997, to September 21, 1999, (the "Selected Transactions") and the premium paid in all transactions announced from January 1, 1999, to September 21, 1999, with transaction values from $30 million to $60 million (the "Other Transactions"). Lehman Brothers calculated the premium per share paid by the acquiror compared to the share price of the target company prevailing (i) one month, (ii) one week, and (iii) one day, prior to the announcement of the transaction. Lehman Brothers calculated a range of implied equity values based on the lowest mean and median premiums paid and the highest mean and median premiums paid. These analyses suggested a valuation of Geerlings & Wade Common Stock in the range of $8.61 to $10.59. Lehman Brothers noted that the $10.00 per share offered in the merger was near the upper end of the per share value ranges indicated above.

  However, because the reasons for and the circumstances surrounding each of the Comparable Transactions, the Selected Transactions and Other Transactions were specific to each such transactions, and because of the inherent differences among the businesses, operations and prospects of Geerlings & Wade and the selected acquired companies analyzed, Lehman Brothers believed that it was inappropriate to, and therefore did not, rely solely on the quantitative results of the comparable transactions analysis and, accordingly, also made qualitative judgments concerning the difference between the terms and characteristics of these transactions and the merger that would affect the acquisition values of Geerlings & Wade and such acquired companies.

  Discounted Cash Flow Analysis. Lehman Brothers prepared a discounted after-tax cash flow model that was based upon the financial projections of Geerlings & Wade provided by Geerlings & Wade as described above. Lehman Brothers used after-tax discount rates of 10% to 12% and a terminal value based on a range of multiples of estimated EBITDA in 2003 of 9.0x to 11.0x. Based on these discount rates and terminal values, Lehman Brothers calculated the implied equity value range per share of Geerlings & Wade common stock at $6.23 to $7.85. Lehman Brothers noted that the $10.00 per share offered in the merger was above the upper end of the per share value ranges indicated above.

  Projected Stock Price Analysis. Using Geerlings & Wade's projections and a series of expected Price/Earnings multiples, Lehman Brothers determined a range of potential future prices of the common stock of Geerlings & Wade. These future prices were then discounted to the present using a range of discount rates. Lehman Brothers used future Price/Earnings multiples ranging from 16.0x to 24.0x and discount rates of 11%, 13% and 15%. Lehman Brothers calculated the implied equity value ranges per share of Geerlings & Wade common stock at $3.32 to $5.94. Lehman Brothers noted that the $10.00 per share offered in the merger was above the upper end of the per share value ranges indicated above.

  Leveraged Acquisition Analysis. Lehman Brothers performed a leveraged acquisition analysis in order to ascertain the price which would be attractive to a potential financial buyer based upon current market conditions. Lehman Brothers assumed the following in this analysis: (i) between approximately $4.5 and $7.5 million of debt; (ii) required return on the equity investment of between approximately 15% and 35%; and (iii) an exit multiple of 10x 2003 projected EBITDA. Lehman Brothers noted that in each case the cash flows generated by Geerlings & Wade were insufficient to make the necessary investments to achieve the projected revenue growth and assumed additional debt financing would be available for this purpose. Based on these assumptions, the range of implied leverage acquisition prices per share of Geerlings & Wade common stock was $4.50 to $6.50. Lehman Brothers noted that the $10.00 per share offered in the merger was above the upper end of the per share value ranges indicated above.

  Lehman Brothers is an internationally recognized investment banking firm and, as part of its investment banking activities, is regularly engaged in the evaluation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive bids, secondary distribution of listed and unlisted securities, private placements and valuations for corporate and other purposes. The Geerlings & Wade board selected Lehman Brothers because of its expertise, reputation, familiarity with the wine and spirits industry and the consumer products industry in general and because its investment banking professionals have substantial experience in transactions similar to the merger.

  Geerlings & Wade has agreed to pay Lehman Brothers a fee of $400,000 for rendering its opinion. Geerlings & Wade also has agreed to reimburse Lehman Brothers for reasonable expenses incurred by Lehman Brothers in connection with Lehman Brothers' engagement and to indemnify Lehman Brothers for certain liabilities that may arise out of its engagement and the rendering of its opinion.

  In the ordinary course of its business, Lehman Brothers may actively trade in the debt and equity securities of Geerlings & Wade for its own account and the account of its customers and, accordingly, may at any time hold a long or short position in such securities.

Interests of Geerlings & Wade's Management and Directors in the Merger

  In considering the recommendations of the board, you should be aware that some members of the board and some of Geerlings & Wade's executive officers have interests in the merger that are in addition to your interests as a Geerlings & Wade stockholder generally.

  Directorship. Jay Essa, in addition to continuing to serve as Geerlings & Wade's president and chief executive officer, is expected to continue to serve as a director of Geerlings & Wade following the consummation of the merger.

  Stock Options. The merger agreement provides that Geerlings & Wade will effectuate the acceleration and cancellation at the effective time of all outstanding options to acquire Geerlings & Wade common stock in exchange for a cash payment equal to $10.00 less the exercise price per share of such option. If all of the options to acquire Geerlings & Wade common stock were exchanged for cash as described above, the directors and executive officers of Geerlings & Wade would be entitled to a maximum aggregate cash payment of $1,697,969 in respect of the options held by them.

  Officers' and Directors' Indemnification Insurance. The merger agreement provides that for a period of six years after the effective time, the surviving corporation will indemnify the present and former officers, directors, employees and agents of Geerlings & Wade and its subsidiaries from liabilities arising out of actions or omissions in their official capacity prior to the effective time of the merger, to the full extent permitted under Massachusetts law or as provided in Geerlings & Wade's or its subsidiary's organizational documents. In addition, the surviving entity will maintain directors' and officers' insurance coverage for six years after the effective time on terms no less favorable to such indemnified parties than existing insurance coverage.

Certain Benefits and Detriments of the Merger

  As a result of the merger, the entire equity interest in Geerlings & Wade will be owned by Liquid Holdings through its ownership of Liquid Acquisition stock. After the merger is complete, you will no longer have any interest in and will not be stockholders of Geerlings & Wade, and, therefore, will not participate in Geerlings & Wade's future earnings and potential growth. Instead, you will have the right to receive $10.00 in cash, without interest, for each share held (other than shares in respect of which appraisal rights have been perfected). An equity investment in Geerlings & Wade following the merger involves substantial risk resulting from the future borrowings that will be required to purchase the Geerlings & Wade common stock from Geerlings & Wade's stockholders and to fund the capital expenditures and acquisitions necessary to execute Geerlings & Wade's business strategy. Nonetheless, if Geerlings & Wade successfully executes its business strategy, the value of an equity investment could be considerably greater than its original cost. See "Cautionary Statement Concerning Forward-Looking Information."

  As a result of the merger, the Geerlings & Wade common stock will no longer be traded on Nasdaq and price quotations for sales of shares in the public market will no longer be available. The registration of the Geerlings & Wade common stock under the Securities Exchange Act of 1934 will terminate, and Geerlings & Wade will no longer file periodic or annual reports.

Financing of the Merger

  The total amount of funds required by Liquid Acquisition to complete the merger, including fees and expenses incurred in connection therewith, is expected to be approximately $46 million. Liquid Acquisition expects to obtain such funds from (i) equity contributions to Liquid Acquisition from Ronald S. Haft and his affiliates and (ii) debt financing provided pursuant to a commitment provided by an institutional investor, although Liquid Holdings may seek additional equity financing to replace this commitment for debt financing.

  As of the date of the merger agreement, Liquid Holdings had received $10 million in cash proceeds from the sale of its shares to Liquid Experience II, LLC, a Delaware limited liability company controlled by Mr. Haft. In addition, Liquid Experience II has entered into an agreement with Liquid Holdings pursuant to which it has agreed to provide up to an additional $5 million dollars of equity financing, which has been guaranteed by Mr. Haft. Liquid Holdings also has received a commitment from an institutional investor for up to $35 million in debt financing with warrants.

  Liquid Holdings has undertaken to contribute the funds necessary from its financing commitments to enable Liquid Acquisition to meet its obligations under the merger agreement at the time of the consummation of the merger. To date, the initial equity investment of $10 million has been used by Liquid Holdings to pay the $1.25 million up-front fee to Geerlings & Wade and the $1 million commitment fee to the institutional investor. In addition, Liquid Holdings has incurred approximately $550,000 in financial and legal advisory fees and related transaction costs to date. The remaining $7.2 million is available for payment as merger consideration to Geerlings & Wade stockholders and to pay transaction costs.

Material Federal Income Tax Consequences

  The following discussion summarizes the material federal income tax considerations relevant to the merger that are generally applicable to the holders of Geerlings & Wade common stock. This discussion is based on currently existing provisions of the Internal Revenue Code of 1986, as amended (the "Code"), existing and proposed Treasury Regulations thereunder and current administrative rulings and court decisions, all of which are subject to change. Any such change, which may or may not be retroactive, could alter the tax consequences to the holders of Geerlings & Wade common stock as described herein. Special tax consequences not described below may be applicable to particular classes of taxpayers, including financial institutions, broker-dealers, persons not holding their Geerlings & Wade common stock as a capital asset, persons who are not citizens or residents of the United States or who are foreign corporations, foreign partnerships or foreign estates or trusts, persons who will own stock of Geerlings & Wade (actually or constructively, under certain constructive ownership rules in the Code) after the merger and holders who acquired their stock through the exercise of employee stock options or otherwise as compensation.

  The receipt of the merger consideration in the merger by holders of Geerlings & Wade common stock will be a taxable transaction for federal income tax purposes. Each holder's gain or loss per share of Geerlings & Wade common stock will be equal to the difference between $10.00 and the holder's basis in that particular share of the Geerlings & Wade common stock. Such gain or loss generally will be a capital gain or loss. In the case of individuals, trusts and estates, such capital gain will be subject to a maximum federal income tax rate of 20% for shares of Geerlings & Wade common stock held for more than 12 months prior to the date of disposition.

  A holder of Geerlings & Wade common stock may be subject to backup withholding at the rate of 31% with respect to merger consideration received pursuant to the merger, unless the holder (i) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact or
(ii) provides a correct taxpayer identification number ("TIN"), certifies concerning no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. To prevent the possibility of backup federal income tax withholding on payments made with respect to shares of Geerlings & Wade common stock pursuant to the merger, each holder must provide the exchange agent with his current TIN by completing a Form W-9 or substitute Form W-9. A holder of Geerlings & Wade common stock who does not provide Geerlings & Wade with his or her correct TIN may be subject to penalties imposed by the Internal Revenue Service (the "IRS"), as well as backup withholding. Any amount withheld under these rules will be creditable against the holder's federal income tax liability. Geerlings & Wade (or its agent) will report to the holders of Geerlings & Wade common stock and the IRS the amount of any "reportable payments," as defined in Section 3406 of the Code, and the amount of taxes, if any, withheld with respect thereto.

  The foregoing tax discussion is included for general information only and is based upon present law. The foregoing discussion does not discuss tax consequences under the laws of states or local governments or any other jurisdiction or of tax consequences to categories of stockholders that may be subject to special rules, such as foreign persons, tax-exempt entities, insurance companies, financial institutions and dealers in stocks and securities. Each holder of Geerlings & Wade common stock should consult such holder's own tax advisor concerning the specific tax consequences of the merger to such holder, including the application and effect of federal, state, local and other tax laws and the possible effect of changes in such tax laws.

                              THE SPECIAL MEETING

Date, Place and Time of the Special Meeting

  The special meeting will be held at 3:00 p.m., local time, on December 8, 1999 at the offices of Ropes & Gray, One International Place, 36th floor, Boston, Massachusetts 02110.

Matters to be Considered at the Special Meeting

  The purpose of the special meeting is to consider and vote upon a proposal to approve and adopt an agreement and plan of merger dated September 27, 1999, among Liquid Holdings, Liquid Acquisition and Geerlings & Wade. Pursuant to the merger agreement, Liquid Acquisition will be merged with and into Geerlings & Wade and each outstanding share of Geerlings & Wade common stock held by Geerlings & Wade stockholders will be converted into the right to receive $10.00 in cash, without interest, other than shares of Geerlings & Wade common stock held by stockholders who are entitled to and have perfected their dissenters' appraisal rights. Shares held by Geerlings & Wade and its subsidiary or Liquid Holdings and any of its subsidiaries will be canceled in the merger. In addition, each outstanding option to purchase Geerlings & Wade common stock will be accelerated and canceled immediately prior to the merger and converted into the right to receive cash for the difference, if positive, between $10.00 a share and the exercise price of the option. Upon consummation of the merger, the current shares of Geerlings & Wade common stock will cease to represent ownership interests in Geerlings & Wade. Stockholders will also consider other matters as may properly come before the special meeting or any adjournment or postponement of the special meeting.

  The Board has determined that the merger is advisable, fair to, and in the best interests of the stockholders of Geerlings & Wade and has approved and adopted the merger agreement. The Board recommends that you vote "FOR" approval and adoption of the merger agreement.

Proxy Solicitation

  Geerlings & Wade is soliciting your proxy and will pay all expenses incurred in connection with the solicitation of the enclosed proxy. Officers, directors and regular employees of Geerlings & Wade may solicit proxies in person or by telephone. They will receive no additional compensation for their services. In addition, Geerlings & Wade has retained Corporate Investor Communications, Inc. to solicit proxies for a fee of $4,500 plus expenses. Corporate Investor Communications, Inc. has requested brokers and nominees who hold stock in their names to furnish this proxy statement to their customers, and Geerlings & Wade will reimburse these brokers and nominees for their related out-of-pocket expenses. This proxy statement and the accompanying proxy card are being mailed to stockholders on or about November 1, 1999.

Record Date and Quorum Requirement

  The Geerlings & Wade common stock is the only outstanding voting security of Geerlings & Wade. The Board has fixed the close of business on October 25, 1999 as the record date for the determination of stockholders entitled to receive notice of and to vote at the special meeting and any adjournment or postponement of the special meeting. If you hold Geerlings & Wade common stock at the close of business on the record date, you will be entitled to one vote for each share you hold on each matter submitted to a vote of the stockholders. At the close of business on the record date, there were 3,848,405 shares of Geerlings & Wade common stock issued and outstanding held by 126 holders of record.

  The holders of a majority of the outstanding shares of common stock entitled to vote at the special meeting must be present in person or represented by proxy to constitute a quorum for the transaction of business. Abstentions are counted as present for purposes of determining the presence or absence of a quorum for the transaction of business.

Voting Procedures

  Approval of the merger agreement, which is attached as Appendix A, will require the affirmative vote of the holders of two-thirds of the outstanding shares of Geerlings & Wade common stock entitled to vote at the special meeting. Two directors of Geerlings & Wade, Huib Geerlings and Phillip Wade, who own 1,314,000 shares of Geerlings & Wade common stock (approximately 34% of the shares of Geerlings & Wade common stock outstanding), have agreed to vote all shares of Geerlings & Wade common stock owned by them in favor of the merger agreement. If you fail to vote, or vote to abstain, it will have the same legal effect as a vote cast against the merger. Your broker and, in many cases, your nominee will not have discretionary power to vote on the proposal to be presented at the special meeting. Accordingly, you should instruct your broker or nominee how to vote. A broker non-vote will have the same effect as a vote against the merger.

  If there are insufficient votes to approve the merger agreement at the special meeting, your proxy may be voted to adjourn the special meeting in order to solicit additional proxies in favor of approval of the merger agreement, if you voted in favor of the merger agreement or gave no voting instructions. If the special meeting is adjourned or postponed for any purpose, at any subsequent reconvening of the special meeting, your proxy will be voted in the same manner as it would have been voted at the original convening of the meeting unless you withdraw or revoke your proxy. Your proxy may be voted this way even though it may have been voted on the same or any other matter at a previous meeting.

  Under Massachusetts law, if you do not vote in favor of the merger agreement and if you comply with notice requirements and other procedures, you will have the right to dissent and to be paid cash for the "fair value" of your shares as finally determined by procedures governed by state law. This payment may be more, the same as, or less than the consideration to be received by other stockholders of Geerlings & Wade under the terms of the merger agreement. If you fail to follow such procedures precisely, you may lose your appraisal rights. See "Appraisal Rights of Dissenting Stockholders."

Voting and Revocation of Proxies

  You may revoke your proxy at any time before it is exercised by (i) filing with the Assistant Clerk of Geerlings & Wade an instrument revoking it, (ii) submitting a properly executed proxy bearing a later date or (iii) voting in person at the special meeting. Subject to this revocation, all of your shares represented by a properly executed proxy received by the Assistant Clerk of Geerlings & Wade will be voted in accordance with your instructions, and if no instructions are indicated, will be voted to approve and adopt the merger agreement and in the manner as the persons named on the enclosed proxy card in their discretion determine upon such other business as may properly come before the special meeting or any adjournment or postponement of the special meeting.

  Your shares will be voted by proxy at the special meeting if your proxy card is properly signed, dated and received by the Assistant Clerk of Geerlings & Wade prior to the special meeting.

Effective Time of the Merger and Payment for Shares

  The effective time of the merger will be the date and time of filing of the articles of merger with the Secretary of the Commonwealth of Massachusetts. This is currently expected to occur as soon as practicable after the special meeting, subject to approval and adoption of the merger agreement at the special meeting and satisfaction or waiver of the other terms and conditions of the merger agreement. Detailed instructions with regard to the surrender of Geerlings & Wade common stock certificates, together with a letter of transmittal, will be forwarded to you by the exchange agent, BankBoston, N.A., promptly after the effective time. You should not submit your certificates to the exchange agent until you have received these materials. The exchange agent will send you payment of the merger consideration as promptly as practicable following receipt by the exchange agent of your certificates and other required documents. No interest will be paid or accrued on the cash payable upon the surrender of certificates. You should not send any certificates at this time.

Other Matters to be Considered

  The board is not aware of any other matter that will be brought before the special meeting. If, however, other matters are present, your proxy will be voted in the discretion of the holder of your proxy.

                                  THE MERGER

General Description

  At the effective time of the merger, Liquid Acquisition will be merged with and into Geerlings & Wade. Geerlings & Wade will be the surviving corporation and will continue under the name "Geerlings & Wade." As a result of the merger, you will receive $10.00 in cash, without interest, for each share of Geerlings & Wade common stock that you own unless you are entitled to and have perfected your dissenters' appraisal rights. Shares held by Geerlings & Wade and its subsidiary or Liquid Holdings and any of its subsidiaries will be canceled in the merger. In addition, each outstanding option to purchase Geerlings & Wade common stock will be accelerated and canceled immediately prior to the merger and converted into the right to receive cash for the difference, if positive, between $10.00 a share and the exercise price of the option.

Certain Terms of the Merger Agreement

  The following describes the material terms of the merger agreement. The full text of the merger agreement is attached to this proxy statement as Appendix A and is incorporated herein by reference. Geerlings & Wade encourages you to read the entire merger agreement.

  Effective Time of the Merger. The merger agreement provides that the closing of the merger will take place as soon as practicable after the satisfaction or waiver of the conditions to the merger, but in no event prior to December 6, 1999. At the closing, Geerlings & Wade will file the necessary documents with public officials to complete the merger. Geerlings & Wade expects that, if all conditions to the merger have been satisfied or waived, the effective time will occur in January 2000, although under certain circumstances, the effective time could occur as late as the end of February 2000.

  General. The merger agreement provides that, subject to satisfaction of several conditions, Liquid Acquisition will be merged with and into Geerlings & Wade, and that following the merger, the separate existence of Liquid Acquisition will cease and Geerlings & Wade will continue as the surviving corporation. At the effective time, and subject to the terms and conditions set forth in the merger agreement:

  . the stockholders of Geerlings & Wade will receive $10.00 in cash, without interest, for each share of Geerlings & Wade common stock that they own, other than shares held by stockholders who are entitled to and have perfected their dissenters' appraisal rights. Shares held by Geerlings & Wade and its subsidiary and Liquid Holdings and any of its subsidiaries will be canceled in the merger;

  . each outstanding option to purchase Geerlings & Wade common stock will be accelerated and canceled immediately prior to the merger and converted into the right to receive cash for the difference, if positive, between $10.00 a share and the exercise price of the option; and

  .  the Geerlings & Wade common stock will no longer be publicly traded.

  Surrender and Exchange of Stock Certificates. At or immediately prior to the effective time of the merger, Liquid Holdings or Liquid Acquisition will deposit with BankBoston, N.A., the exchange agent, an amount of cash equal to the aggregate amount of merger consideration to be paid to holders of Geerlings & Wade common stock. Promptly after the effective time of the merger, the exchange agent will send to each holder of Geerlings & Wade common stock certificates a letter of transmittal containing instructions for use in effecting the exchange of such holder's Geerlings & Wade common stock certificates for the merger consideration payable to such holder. Upon surrender to the exchange agent of an outstanding certificate or certificates which represented Geerlings & Wade common stock and acceptance of such certificate by the exchange agent, the exchange agent will deliver to the holder of such certificate the amount of merger consideration owed to the holder pursuant to the merger agreement. No interest will be paid or accrue on any cash payable to any holder of Geerlings & Wade common stock certificates.

  Any portion of the merger consideration payable to holders of Geerlings & Wade common stock certificates which remains undistributed for 180 days after the effective time shall be delivered to the surviving corporation.

After that period of time, any holder of Geerlings & Wade common stock certificates who has not previously exchanged his certificates may only look to the surviving corporation and only as a general creditor for payment of that portion of the merger consideration owed to him under the merger agreement.

  If you do not have your Geerlings & Wade common stock certificate, you may make an affidavit of that fact. In addition, the surviving corporation may require that you post a bond in a reasonable amount determined by the surviving corporation with respect to the missing stock certificate. Upon receipt of the affidavit and any required bond, the exchange agent will issue the merger consideration payable to you.

  Stock Plan. Geerlings & Wade has agreed to effect the cancellation at the effective time of all outstanding options to acquire Geerlings & Wade common stock in exchange for a cash payment. For each canceled option, the holder will receive a cash payment equal to the merger consideration payable to the holder had he exercised the option less the exercise price per share of the option. Geerlings & Wade's current employee stock purchase plan will be terminated December 31, 1999.

  Contribution Obligation. Liquid Holdings has received $10 million in cash proceeds from the sale of its shares to Liquid Experience II, LLC, a Delaware limited liability company controlled by Ronald S. Haft. In addition, Liquid Experience II has entered into an agreement with Liquid Holdings pursuant to which it has agreed to provide up to an additional $5 million dollars of equity financing, which has been guaranteed by Mr. Haft. Liquid Holdings also has received a commitment from an institutional investor for up to $35 million in debt financing with warrants. Liquid Holdings has undertaken to contribute cash to Liquid Acquisition received from these financing commitments to the extent required by Liquid Acquisition to fulfill its obligations under the merger agreement.

  Representations and Warranties. The merger agreement contains customary representations and warranties of Geerlings & Wade relating to various aspects of its business and financial statements and other matters, including among other things:

  .  its organization, qualification, standing and power,

  .  its articles of organization, bylaws and stock transfer records,

  .  its capital structure,

  .  its subsidiary,

  . its authority to enter into and the validity and effectiveness of the merger agreement,

  . the absence of conflicts, violations or defaults under its articles of organization, bylaws and certain other agreements in connection with the merger,

  . the consents and approvals required of certain governmental entities relating to the merger,

  . the documents and reports filed with the Securities and Exchange Commission and the accuracy and completeness of the information contained therein,

  . the absence of defaults under its articles of organization, bylaws and material contracts,

  .  its compliance with applicable laws,

  .  its alcoholic beverage licenses,

  .  the absence of certain changes since December 31, 1998,

  .  the absence of undisclosed liabilities,

  .  any litigation,

  . pension and benefit plans and other matters relating to the Employee Retirement Income Security Act of 1974,

  .  taxes,

  .  its intellectual property,

  . this proxy statement and the accuracy and completeness of the information contained herein,

  .  material contracts,

  .  environmental matters,

  .  insurance,

  .  the absence of certain business practices,

  .  the inapplicability or waiver of any anti-takeover laws,

  .  the stockholder vote required to consummate the merger,

  .  its receipt of an opinion from Lehman Brothers,

  .  the vote of its board in favor of the merger,

  .  its disclosure, and

  .  the identity of its financial advisors.

  The merger agreement also contains customary representations and warranties of Liquid Holdings and Liquid Acquisition relating to various aspects of their businesses, including among other things:

  .  their organization, qualification, standing and power,

  . their authority to enter into and the validity and effectiveness of the merger agreement,

  . the absence of conflicts, violations or defaults under their organizational documents and certain other agreements in connection with the merger,

  . the absence of required consents and approvals of certain governmental entities relating to the merger,

  .  the vote of Liquid Holdings' board in favor of the merger,

  .  their payment of any brokers, finders or investment banker fees,

  .  their capitalization,

  .  their financing,

  .  their solvency, and

  . any fact or circumstance relating to them or their financing arrangements that would prevent Geerlings & Wade and Liquid Acquisition from obtaining the alcoholic beverage regulatory approvals required under the merger agreement.

  The representations and warranties expire at the effective time of the merger, or upon the termination of the merger agreement in accordance with its terms, unless waived earlier by either party.

  Conduct of Business Prior to the Merger. Geerlings & Wade has agreed that prior to the merger it will operate its business in the ordinary course consistent with past practices and will use its reasonable efforts to preserve intact its business organization, retain the services of its current officers and employees, maintain satisfactory relationships with third parties and maintain its insurance coverage.

  In addition, the merger agreement places specific restrictions on the ability of Geerlings & Wade and its subsidiary to:

  . amend its articles of organization or bylaws (or other charter documents);

  . authorize for issuance, issue, sell, deliver, or pledge any capital stock, debt or other securities convertible into capital stock or equivalents, or amend any of the terms of the foregoing, other than the issuance of Geerlings & Wade common stock upon the exercise of outstanding rights under option or stock purchase plans;

  . except for the issuance of Geerlings & Wade common stock upon the exercise of outstanding rights under option or stock purchase plans or the repurchase of Geerlings & Wade common stock under the terms of existing employee stock repurchase agreements:

    . split, combine or reclassify any shares of Geerlings & Wade capital stock, or authorize or propose the issuance or authorization of any other securities in respect of, in lieu of or in substitution for shares of Geerlings & Wade capital stock, or declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of Geerlings & Wade capital stock, adopt or approve any rights plan, or repurchase, redeem or otherwise acquire any of Geerlings & Wade's securities or its subsidiary's securities, or

    . make any payment of cash or other property to terminate, cancel or otherwise settle any outstanding options or rights under the employee stock purchase plan;

  . incur or assume any indebtedness for borrowed money (except for drawdowns of up to $1,000,000 under its existing line of credit) or grant, extend or increase the amount of a mortgage lien on any of Geerlings & Wade's real property interests;

  .  except in the ordinary course of business consistent with past practice:

    . assume, guarantee, endorse or otherwise become liable for any obligations of any other person (except obligations of Geerlings & Wade and its subsidiary),

    . make any loans, advances, capital contributions to or investments in any other person,

    . pledge or otherwise encumber any shares of Geerlings & Wade stock or its subsidiary's stock, or

    .  mortgage or pledge any of its assets;

  .  except as expressly provided in the merger agreement:

    . enter into, adopt or amend in any manner or terminate any bonus, profit sharing, compensation, severance, termination, stock option, stock appreciation right, restricted stock, performance unit, stock equivalent, stock purchase agreement, pension, retirement, deferred compensation, employment, severance, change-in-control or other employee benefit agreement, trust, plan, fund or other arrangement for the benefit or welfare of any director, officer or employee,

    . increase in any manner the compensation (including bonuses) or fringe benefits of any director, officer or employee or pay any benefit not required by any plan or arrangement currently in effect, or

    . enter into any contract, agreement, commitment or arrangement to do any of the foregoing;

  . sell, lease, license, pledge or otherwise dispose of or encumber any material assets except in the ordinary course of business consistent with past practice (including without limitation any indebtedness owed to Geerlings & Wade or any claims held by Geerlings & Wade);

  . acquire or agree to acquire any business or any corporation, partnership, limited liability company, association or other business organization or division thereof, whether by merger or consolidation or by purchasing capital stock or assets, or by any other manner;

  . change any of the accounting principles or practices used by Geerlings & Wade except for such changes required by a change in generally accepted accounting principles;

  . pay, discharge or satisfy any claims, liabilities or obligations other than:

    .  in the ordinary course of business with past practices,

    . with notice to Liquid Acquisition, in an amount which does not exceed $50,000 in the aggregate,

    . incurred pursuant to the terms of the engagement letter with Lehman Brothers up to but not exceeding $400,000 plus reimbursement of out-of-pocket expenses, and

    . incurred in connection with the transactions contemplated under the merger agreement, including any costs for legal and accounting professionals, but only if such costs are calculated on a time and disbursements basis by standard rates and itemized in reasonable detail;

  . without prior consultation with Liquid Holdings, commence any litigation or arbitration other than in accordance with past practice or settle any litigation or arbitration involving payments by Geerlings & Wade of more than $50,000 or if as part of such settlement, Geerlings & Wade or its subsidiary would agree to any restrictions on their operations;

  . grant any license with respect to any intellectual property rights other than in the ordinary course of business consistent with past practice;

  . elect or appoint any new directors or officers of Geerlings & Wade or its subsidiary;

  . waive, release or amend its rights under any confidentiality, "standstill" or similar agreement that Geerlings & Wade entered into in connection with its consideration of a potential strategic transaction; provided, however, that Geerlings & Wade may waive, release or amend its rights under any such confidentiality, "standstill" or similar agreement if the board of Geerlings & Wade determines, based on the advice of independent legal counsel, that failure to do so would be reasonably likely to constitute a breach of Geerlings & Wade's duties to its stockholders;

  . furnish any non-public information in connection with a potential strategic alliance or e-commerce partnering arrangement and enter into any negotiations regarding such a partnering arrangement; and

  .  agree to take any actions prohibited by the merger agreement.

  No Solicitation. In the merger agreement, Geerlings & Wade has agreed that:

  . it will not, and will not authorize or permit its subsidiary or any of its directors, officers, employees and other representatives (including Lehman Brothers) to, directly or indirectly, solicit, initiate, request or take any other action to facilitate (including by way of providing non-public information) any inquiries or the making of any Acquisition Proposal (as defined below) or participate in any discussions or negotiations regarding any Acquisition Proposal;

  . it will, within 48 hours, communicate to Liquid Acquisition orally and in writing any request for non-public information and any Acquisition Proposal, including the material terms of this Acquisition Proposal and the identity of the third party, and, subject to certain specified confidentiality obligations, will keep Liquid Acquisition reasonably informed of the status of such request or Acquisition Proposal and will provide updated information with respect to the material terms and the third party upon request by Liquid Acquisition;

  . prior to taking the following actions, Geerlings & Wade will communicate to Liquid Acquisition that it plans to furnish information regarding Geerlings & Wade and its subsidiary to a third party who has made an Acquisition Proposal and plans to participate in discussions regarding this Acquisition Proposal; and

  . it will communicate to Liquid Acquisition, orally and in writing, at least 48 hours prior to entering into an agreement related to a Superior Proposal (as defined below), the identity of the third party and the material proposed terms of the Superior Proposal, and, subject to certain specified confidentiality obligations, will provide updated information with respect to such third party and the material proposed terms of such Superior Proposal upon request by Liquid Acquisition.

  However, the merger agreement does not prohibit:

  . the Geerlings & Wade board from taking and disclosing to the Geerlings & Wade stockholders a position contemplated by Rules 14d-9 and 14e-2 promulgated under the Securities Exchange Act of 1934;

  . from negotiating certain potential strategic alliances or e-commerce partnering arrangements, provided that prior to furnishing any non-public information in connection with such alliance or partnering arrangement and prior to any negotiations regarding a partnering arrangement, Geerlings & Wade notifies Liquid Holdings and permits Liquid Holdings to participate in any negotiations;

  . the Geerlings & Wade board from determining, in good faith, after consulting with outside counsel, that in order to act in a manner consistent with its fiduciary duties to the Geerlings & Wade stockholders, Geerlings & Wade may, following receipt from a third party of an Acquisition Proposal that is reasonably likely to lead to a Superior Proposal:

    . furnish information about Geerlings & Wade and its subsidiary pursuant to a confidentiality agreement with such third party which contains certain terms specified in the merger agreement, and

    . engage in discussions or negotiations regarding the Acquisition Proposal with the party making the Acquisition Proposal.

  . the Geerlings & Wade board from determining, in good faith, after consulting with outside counsel, that in order to act in a manner consistent with its fiduciary duties to the Geerlings & Wade stockholders, the board must:

    . withdraw, modify, or propose publicly to withdraw or modify, its approval or recommendation of the merger agreement and the merger,

    . approve or recommend, or propose publicly to approve or recommend, a Superior Proposal, or

    . cause Geerlings & Wade to enter into an agreement related to a Superior Proposal and terminate the merger agreement.

  The term "Acquisition Proposal" means any proposal or offer from any third party other than Liquid Holdings or its affiliates regarding any merger, sale of substantial assets, sale or purchase of (or right to sell or purchase) shares of capital stock or similar transactions involving Geerlings & Wade (or its subsidiary).

  The term "Superior Proposal" means any Acquisition Proposal providing for the merger of Geerlings & Wade or the acquisition of all or substantially all of the capital stock or assets of Geerlings & Wade which:

  . the Geerlings & Wade board of directors determines in good faith is reasonably likely to be consummated, taking into account the person making the proposal and all legal, financial and regulatory aspects of the proposal, including any termination fees, expense reimbursement provisions and conditions to consummation, and

  . the Geerlings & Wade board of directors determines in good faith (after consultation with and based upon the advice of its outside financial advisors) would, if consummated, result in a more favorable transaction to Geerlings & Wade's stockholders than the transaction contemplated by the merger agreement.

  Conditions to the Merger. The respective obligations of each party to complete the merger are subject to the satisfaction prior to the effective time of the following conditions:

  . adoption of the merger agreement and the merger by the affirmative vote of the holders of a two-thirds of the outstanding shares of Geerlings & Wade common stock entitled to vote;

  . termination or expiration of the applicable waiting period (and any extension of the waiting period) under the Hart-Scott-Rodino Act; and

  . no temporary restraining order, preliminary or permanent injunction, judgment or other order, decree or ruling nor any statute, rule, regulation or order preventing the consummation of the merger will be in effect.

  The obligation of Liquid Holdings and Liquid Acquisition to effect the merger is further subject to the following conditions:

  . The representations and warranties of Geerlings & Wade set forth in the merger agreement will be true and correct in all material respects (without giving duplicative effect to any materiality qualification contained in the applicable representation or warranty) both as of the date of the merger agreement and as of the closing date of the merger, except for any representations and warranties that address matters only as of a particular date;

  . Geerlings & Wade will have performed the covenants required to be performed by it under the merger agreement at or prior to the closing date;

  . There shall not have occurred any event or condition that has had or would reasonably be expected to have a material adverse effect on the business, properties, assets, results of operations or financial condition of Geerlings & Wade and its subsidiary, other than changes relating to or arising out of the economy in general or the industries of Geerlings & Wade and its subsidiary in general;

  . Geerlings & Wade and Liquid Acquisition shall have obtained approvals from each of the alcoholic beverage regulatory authorities in the states where Geerlings & Wade is currently licensed;

  . With respect to the institutional investor that has committed to provide debt financing to Liquid Holdings, there shall have been no determination by a regulatory authority or the institutional investor that consummation of the financing to Liquid Holdings would prevent the institutional investor from providing contemplated financing to a producer of alcoholic beverages;

  . Geerlings & Wade will have obtained consent to the merger from certain third parties; and

  . Geerlings & Wade will have resolved outstanding issues with certain alcoholic beverage regulatory authorities.

  The obligation of Geerlings & Wade to effect the merger is further subject to the following conditions:

  . The representations and warranties of Liquid Holdings and Liquid Acquisition set forth in the merger agreement will be true and correct in all material respects (without giving duplicative effect to any materiality qualification contained in the applicable representation or warranty) both as of the date of the merger agreement and as of the closing date of the merger, except for any representations and warranties that address matters only as of a particular date; and

  . Liquid Holdings and Liquid Acquisition will have performed the covenants required to be performed by them under the merger agreement at or prior to the closing date.

  Termination. The merger agreement may be terminated at any time prior to the merger as follows:

  . by mutual written consent of the boards of Geerlings & Wade and Liquid Acquisition;

  . by either Geerlings & Wade or Liquid Acquisition if any court of competent jurisdiction in the United States or other governmental entity issues a final and nonappealable order, decree or ruling, or takes any other action restraining, enjoining or otherwise prohibiting the merger;

  . by either Geerlings & Wade or Liquid Acquisition if there has been a material breach by the other party of any representation, warranty, covenant or agreement contained in the merger agreement, unless the breach is cured before the merger is consummated. With regard to breaches involving Geerlings & Wade's solicitation or approval of an acquisition proposal from a third party, Geerlings & Wade must cure the breach within five days after written notice from Liquid Acquisition;

  . by Liquid Acquisition, if Geerlings & Wade's board of directors has withdrawn or modified, in any manner which is materially adverse to Liquid Acquisition or Liquid Holdings, its recommendation or approval of the merger agreement and the merger, or has approved an alternative acquisition proposal, or has failed to endorse the merger with Liquid Acquisition in the proxy statement or publicly resolved to do any of the foregoing;

  . by Geerlings & Wade, if the board determines in the exercise of its good faith judgment as to its fiduciary duties to Geerlings & Wade's stockholders, and after consultation with its outside counsel, that termination is required by reason of an alternative acquisition proposal, provided that Geerlings & Wade may not effect such termination unless Geerlings & Wade has contemporaneously tendered payment to Liquid Acquisition of the $1.25 million termination fee and refunded the $1.25 million up-front fee given to Geerlings & Wade by Liquid Holdings at the time the merger agreement was signed. Notwithstanding termination under this provision, the company option agreement will remain in effect as will the agreement entered into by certain stockholder directors with Liquid Acquisition;

  . by either Geerlings & Wade or Liquid Acquisition if the effective time has not occurred by January 31, 2000. However, if by that date two-thirds of the state and local alcoholic beverage regulatory authorities have approved the transaction, Liquid Holdings reasonably believes it will obtain the remaining licensing approvals by February 29, 2000, and Liquid Holdings and Liquid Acquisition agree to waive certain conditions (described below), then at the request of Liquid Holdings the outside date will be extended to February 29, 2000. If an extension is requested, Liquid Holdings and Liquid Acquisition agree to waive the following conditions precedent to their obligations under the merger agreement: first, the condition that Geerlings & Wade's representations and warranties remain true and correct in all material respects, and second, the condition that no event or occurrence shall have occurred since the signing of the merger agreement that has had a material adverse effect on Geerlings & Wade. In addition to providing this waiver, Liquid Holdings and Liquid Acquisition must confirm in writing that they know of no fact or circumstance permitting them to terminate the agreement or of any fact or circumstance causing any of the conditions precedent to their obligations not to be fulfilled;

  . by Geerlings & Wade if the financing agreements pursuant to which Liquid Acquisition will fund its obligations under the merger agreement are terminated, unless on or before December 28, 1999, Liquid Holdings and Liquid Acquisition have obtained binding equity commitments in at least the same amount and in a form and from a source reasonably satisfactory to Geerlings & Wade, and Liquid Holdings and Liquid Acquisition have waived any conditions or termination rights contained in the merger agreement related to the institutional investor that has committed to provide debt financing to Liquid Holdings;

  . by Liquid Acquisition if a regulatory authority or the institutional investor that has committed to provide debt financing to Liquid Holdings concludes that the consummation of the institutional investor's financing to Liquid Holdings would prevent the institutional investor from providing contemplated financing to a producer of alcoholic beverages;

  . by Geerlings & Wade if a regulatory authority or the institutional investor that has committed to provide debt financing to Liquid Holdings concludes that the consummation of the institutional investor's financing to Liquid Holdings would prevent the institutional investor from providing contemplated financing to a producer of alcoholic beverages, unless on or before December 28, 1999, Liquid Holdings and Liquid Acquisition have obtained binding equity commitments in at least the same amount and in a form and from a source reasonably satisfactory to Geerlings & Wade, and Liquid Holdings and Liquid Acquisition have waived any conditions or termination rights contained in the merger agreement related to the institutional investor that has committed to provide debt financing to Liquid Holdings.

  Termination Fees and Expenses. Whether or not the merger is consummated, most expenses incurred in connection with the merger agreement and the merger will be paid by the party incurring those expenses. Each party remains liable for actual damages as a result of any breach of the merger agreement. In the event of the termination of the merger agreement, additional expenses outlined below will be paid by the corresponding party.

  Geerlings & Wade will pay Liquid Acquisition a $1.25 million termination fee as reimbursement for Liquid Acquisition's and Liquid Holdings' expenses and as liquidated damages if the merger agreement is terminated:

  . by Liquid Acquisition because the board of Geerlings & Wade has withdrawn or modified, in any way which is materially adverse to Liquid Acquisition, its recommendation or approval of the merger agreement and the merger, or has approved or recommended an alternative acquisition proposal, or has failed to endorse the merger with Liquid Acquisition in the proxy statement; or

  . by Geerlings & Wade, because in the board's exercise of its good faith judgment and consistent with its fiduciary duties to its stockholders, the board determines that such termination is required by reason of the acceptance of a superior alternative acquisition proposal. In this situation, Geerlings & Wade will also refund the $1.25 million up-front fee paid to Geerlings & Wade by Liquid Acquisition at the time the merger agreement was signed.

  If Liquid Acquisition or Geerlings & Wade terminates the merger agreement because a regulatory authority or the institutional investor that has committed to provide debt financing to Liquid Holdings concludes that consummation of the financing to Liquid Holdings would prevent the institutional investor from providing contemplated financing to a producer of alcoholic beverages, Geerlings & Wade will retain the $1.25 million up-front fee as reimbursement for expenses and as liquidated damages.

  Further, if the merger agreement is terminated based on certain breaches by Liquid Acquisition or Liquid Holdings or as a result of certain events identified in the merger agreement, Liquid Acquisition has agreed to retain any of the equity contributions made to it pursuant to the merger agreement that it holds as of the time of the termination, for 30 days after the effective date of the termination. If, before that thirty day period elapses, Geerlings & Wade asserts a written claim of any breach of the merger agreement by Liquid Acquisition or Liquid Holdings, quantifying the damages, Liquid Acquisition will retain an amount equal to 125% of the amount of alleged damages (but in a total amount of no more than the funds it held as of the date of the termination) unless Ronald S. Haft personally guarantees the obligations of Liquid Acquisition and Liquid Holdings pursuant to the merger agreement.

  Indemnification. The merger agreement provides that, for a period of six years after the effective time, the surviving corporation will indemnify the present and former officers, directors, employees and agents of Geerlings & Wade from liabilities arising out of actions or omissions in their capacity as such prior to or at the effective time of the merger, to the full extent provided in Geerlings & Wade's articles of organization and by-laws. Furthermore none of these documents will be amended to limit the indemnity rights of the above persons. In addition, the surviving entity will maintain directors' and officers' insurance coverage for six years after the effective time on terms no less favorable to such indemnified parties than existing insurance coverage, but the surviving corporation will not be required to pay an annual premium in excess of 200% of the last premium paid prior to the date of the merger agreement.

  Amendment. The merger agreement may be amended, modified or supplemented, only by written agreement of Liquid Holdings, Liquid Acquisition and Geerlings & Wade at any time prior to the effective time. However, after the required Geerlings & Wade stockholder approval, no amendment may be made without further approval by the stockholders of Geerlings & Wade to the extent such approval is required by law.

Anticipated Accounting Treatment

  The merger will be accounted for as a purchase for accounting and financial reporting purposes.

Governmental and Regulatory Approvals

  Transactions such as the merger are subject to review by the Department of Justice and the Federal Trade Commission to determine whether they comply with applicable antitrust laws. Under the provisions of the Hart-Scott-Rodino Act, the merger may not be consummated until such time as the specified waiting period requirements of the Hart-Scott-Rodino Act have been satisfied. Geerlings & Wade anticipates filing a notification report, together with a request for early termination of the waiting period, with the Department of Justice and the Federal Trade Commission under the Hart-Scott-Rodino Act in early November 1999.

  In addition, the merger agreement provides that in each of the following states, a new license/permit or approval of change of ownership will need to be obtained from the applicable licensing authority or authorities prior to closing, provided that a conditional approval may be obtained in those states in which a final approval prior to closing is not permitted under applicable law, so long as the only condition for final approval is the consummation of the merger: Arizona, California, Connecticut, Colorado, Florida, Illinois, Massachusetts, Michigan, Minnesota, New Jersey, New York, Ohio, Texas, Virginia and Washington State.

Delisting and Deregistration of Common Stock

  If the merger is completed, the common stock will no longer be listed on Nasdaq and will be deregistered under the Securities Exchange Act of 1934, as amended.

Estimated Fees and Expenses of the Merger

  Estimated fees and expenses of the merger incurred or to be incurred by Geerlings & Wade are approximately as follows:

   Legal and accounting fees and other transaction expenses........ $465,000.00
   Proxy solicitation fees and expenses............................ $  7,200.00
   Securities and Exchange Commission filing fee................... $  8,106.04
   Printing and mailing costs...................................... $ 25,000.00
   Financial advisory fees and expenses............................ $407,150.00

                  APPRAISAL RIGHTS OF DISSENTING STOCKHOLDERS

  You are entitled to appraisal rights under Sections 85 through 98 of the Massachusetts Business Corporation Law (the "MBCL"). Sections 85 through 98 of the MBCL are reprinted in their entirety as Appendix C to this proxy statement. All references in Sections 85 through 98 of the MBCL and in this summary to a "stockholder" are to the record holder or beneficial owner of shares of Geerlings & Wade common stock as to which appraisal rights are asserted. If you have a beneficial interest in shares of Geerlings & Wade common stock that are held of record in the name of another person, such as a broker or nominee, you must act promptly to cause the record holder to properly follow the steps summarized below in a timely manner to perfect whatever appraisal rights you may have.

  The following discussion merely summarizes the law relating to appraisal rights; it is qualified in its entirety by reference to Appendix C. If you wish to exercise statutory appraisal rights or preserve your right to do so, you should review this discussion and Appendix C carefully to comply strictly with the procedures described or you may lose your appraisal rights.

  To claim appraisal rights, first you must file a written objection to the merger prior to the special meeting, stating that you intend to demand payment for your shares of Geerlings & Wade common stock if the merger is consummated, and second you must not vote your shares in favor of approval of the merger (i.e. not vote at all or vote against the merger). If you identify yourself as a dissenting stockholder by doing the aforementioned, you will receive correspondence from Geerlings & Wade by registered or certified mail notifying you of the merger's effectiveness within 10 days of its approval by the stockholders and its consummation. You must then demand, in writing, payment for and an appraisal of the value of shares of common stock from Geerlings & Wade within 20 days after you receive this correspondence from Geerlings & Wade. You are advised that a vote against the merger will not satisfy the requirement that a written objection be filed with Geerlings & Wade prior to the taking of the stockholder vote on the merger.

  Geerlings & Wade is required to make payment of the fair market value of the shares of common stock owned by each dissenting stockholder within 30 days after the expiration of the 20-day period during which a demand of payment for shares may be made. But, if, during this 30-day period, Geerlings & Wade and a dissenting stockholder disagree as to the fair value of such dissenting stockholder's shares, either Geerlings & Wade or you, as a dissenting stockholder, may, within four months after the expiration of this 30-day period, request a court determination of the fair value of these shares by filing a bill in equity in the Superior Court of Norfolk County in the Commonwealth of Massachusetts. The cost of this action, other than counsel fees and fees of experts retained by a party, will be determined by the court and apportioned equitably by the court. All costs of giving notice to eligible dissenting stockholders will be paid by Geerlings & Wade. The "fair value" of the Geerlings & Wade common stock held by you will be determined as of the day preceding the date that the merger was approved by the stockholders, and will not include any element of value arising from the merger. After the court enters a decree determining the fair value, dissenting stockholders will transfer their stock certificates to Geerlings & Wade and will receive payment, as ordered, from Geerlings & Wade.

  If you wish to exercise the statutory appraisal rights summarized above, you should consult with counsel. You may lose your appraisal rights if you fail to follow precisely all of the steps required by Sections 85 through 98 of the MBCL. Under Section 98 of the MBCL, the enforcement by a dissenting stockholder of the right to receive payment for his or her or its shares of common stock is generally an exclusive remedy. As a dissenting stockholder, however, you retain the right to bring a proceeding to obtain relief on the ground that the merger is illegal or fraudulent to you.

                         SECURITY OWNERSHIP OF CERTAIN
                       BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth certain information with respect to the beneficial ownership of Geerlings & Wade common stock as of October 25, 1999 by: (i) each person known to be the beneficial owner of more than 5% of any class of Geerlings & Wade's outstanding common stock, (ii) each director and executive officer of Geerlings & Wade and (iii) all named executive officers and directors of Geerlings & Wade as a group. As of October 25, 1999, Geerlings & Wade had 3,848,405 shares of its common stock outstanding. Unless otherwise indicated, Geerlings & Wade believes that each person or entity named below has sole voting and investment power with respect to all shares shown as beneficially owned by such person or entity, subject to community property laws where applicable and the information set forth in the footnotes to the table below.

                                                 Amount and
                                           Nature of Common Stock  Percentage
Name and Address of Beneficial Owner       Beneficial Ownership(1) of Class(2)
------------------------------------       ----------------------- -----------
Palo Alto Investors/William L.
Edwards(3)................................          470,400           12.2%
 470 University Avenue
 Palo Alto, CA 94301

DIRECTORS & EXECUTIVE OFFICERS

John M. Connors, Jr.......................           42,499(4)         1.1%

Gordon R. Cooke...........................            2,499(4)          *

James C. Curvey...........................           88,298(5)         2.3%

Jay L. Essa...............................           91,443(6)         2.3%

Huib Geerlings............................          866,499(4)        22.5%

David R. Pearce...........................           37,530(7)         1.0%

Phillip D. Wade...........................          452,499(4)        11.8%

Robert L. Webb............................            7,499(5)          *

All Directors and Executive Officers as a
 group (8 persons)........................        1,588,766           39.8%(8)

--------
*  Less than 1%.
(1) A person is considered to beneficially own any shares (a) over which such person exercises sole or shared voting or investment power or (b) of which such person has the right to acquire beneficial ownership at any time within 60 days of October 25, 1999 (i.e. through the exercise of stock options).
(2) Shares which may be acquired through the exercise of options are deemed to be outstanding for the purposes of computing the percentage ownership of the person holding such shares, but are not deemed outstanding for purposes of computing the percentage of any other person shown on the table.
(3) As reported on Schedule 13G Amendment No. 2 filed with the Securities and Exchange Commission in February 1999, Palo Alto Investors, a California corporation, and William L. Edwards, an individual, may be deemed to have shared voting and investment power over 470,400 shares. Neither of such beneficial owners have sole power to vote or dispose or direct the disposition of any of their shares.
(4) Includes options to purchase 2,499 shares of common stock, which are currently exercisable. Does not include options to purchase 5,001 shares of common stock, which will be accelerated and canceled immediately prior to the merger and will be converted into the right to receive cash for the difference between $10.00 a share and the exercise price of the option.
(5) Includes options to purchase 7,499 shares of common stock, which are currently exercisable. Does not include options to purchase 5,001 shares of common stock, which will be accelerated and canceled immediately prior to the merger and will be converted into the right to receive cash for the difference between $10.00 a share and the exercise price of the option and options to purchase 2,500 shares of common stock, which are currently exercisable at a price of $15.25.

(6) Includes options to purchase 86,250 shares of common stock, which are currently exercisable. Does not include options to purchase 138,750 shares of common stock, which will be accelerated and canceled immediately prior to the merger and will be converted into the right to receive cash for the difference between $10.00 a share and the exercise price of the option.
(7) Includes options to purchase 33,000 shares of common stock, which are currently exercisable. Does not include options to purchase 22,000 shares of common stock, which will be accelerated and canceled immediately prior to the merger and will be converted into the right to receive cash for the difference between $10.00 a share and the exercise price of the option.
(8) For purposes of this calculation, shares which may be acquired by the officers and directors through the exercise of vested options are deemed to be outstanding. Vested options with an exercise price of greater than $10.00 as identified above are not deemed to be outstanding.

                            INDEPENDENT ACCOUNTANTS

  Arthur Andersen LLP is Geerlings & Wade's independent accountant. Representatives of Arthur Andersen LLP are expected to be present at the special meeting to respond to appropriate questions of stockholders and make a statement if they so desire.

               STOCKHOLDER PROPOSALS FOR THE 2000 ANNUAL MEETING

  If the merger is not consummated, Geerlings & Wade will hold its 2000 annual meeting of its stockholders in accordance with its by-laws and the Massachusetts Business Corporation Law. Proposals of stockholders to be presented at Geerlings & Wade's 2000 annual meeting may be included in the Geerlings & Wade's proxy statement for that meeting if they are received by Geerlings & Wade no later than December 9, 1999 and if they comply with certain rules and regulations promulgated by the Securities and Exchange Commission. Geerlings & Wade's by-laws set forth additional requirements and procedures regarding the submission by stockholders of matters for consideration at an annual meeting of stockholders.

                                 OTHER MATTERS

  As of the date of this proxy statement, the board is not aware of any business which will be presented at the special meeting. If any other matters are properly presented at the special meeting for action, it is intended that the persons named in the accompanying proxy will vote in accordance with their best judgment on such matters.

                      WHERE YOU CAN FIND MORE INFORMATION

  Geerlings & Wade files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that Geerlings & Wade files at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Geerlings & Wade public filings are also available to the public from commercial document retrieval services and at the Internet World Wide Web site maintained by the SEC at http://www.sec.gov. Reports, proxy statements and other information concerning Geerlings & Wade also may be inspected at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

  The SEC allows Geerlings & Wade to "incorporate by reference" information into this document, which means that Geerlings & Wade can disclose important information to you by referring to another document filed separately with the SEC. The information incorporated by reference is deemed to be a part of this document, except for any information superseded by information contained directly in this document. This document incorporates by reference certain documents that Geerlings & Wade has previously filed with the SEC. These documents contain important business information about Geerlings & Wade and its financial condition.

  Geerlings & Wade may have sent to you some of the documents incorporated by reference, but you can obtain any of them through Geerlings & Wade, the SEC or the SEC's Internet World Wide Web site described above. Documents incorporated by reference are available from Geerlings & Wade without charge, excluding exhibits unless specifically incorporated by reference as an exhibit to this document. Stockholders may obtain documents incorporated by reference in this document by requesting them in writing or by telephone at the following address and telephone number:

                            Geerlings & Wade, Inc.
                              916 Turnpike Street
                          Canton, Massachusetts 02021
                                (781) 821-4152
                         Attention: Investor Relations

  Statements contained in this proxy statement or in any document incorporated herein by reference as to the contents of any contract or other document referred to herein or therein are not necessarily complete and in each instance references made to such contract or other document filed as an exhibit to such other document, and each such statement shall be deemed qualified in its entirety by such reference.

  If you would like to request documents from Geerlings & Wade, please do so at least five business days before the date of the special meeting in order to receive timely delivery of such documents prior to the special meeting.

  You should rely on the information contained or incorporated by reference in this document to vote your shares at the special meeting. Geerlings & Wade has not authorized anyone to provide you with information that is different from what is contained in this document. This document is dated October 26, 1999. You should not assume that the information contained in this document is accurate as of any date other than that date, and the mailing of this document to stockholders does not create an implication to the contrary. This proxy statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make such proxy solicitation in such jurisdiction.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The following documents previously filed by Geerlings & Wade with the SEC (File No.: 0-24048) are incorporated by reference in this proxy statement:

  (i) Geerlings & Wade's Annual Report on Form 10-K for the year ended December 31, 1998; and

  (ii) Geerlings & Wade's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1999 and June 30, 1999.

  All documents filed by Geerlings & Wade pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act after the date of this proxy statement shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this proxy statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this proxy statement.

                               ----------------

  Information contained herein concerning Liquid Holdings and Liquid Acquisition has been supplied by Liquid Holdings and has not been independently verified by Geerlings & Wade. Except as otherwise indicated, all other information contained herein has been supplied by Geerlings & Wade.

                                                                      APPENDIX A


                         AGREEMENT AND PLAN OF MERGER

                                 BY AND AMONG

                             LIQUID HOLDINGS INC.,

                           LIQUID ACQUISITION CORP.,

                                      AND

                            GEERLINGS & WADE, INC.

                           DATED SEPTEMBER 27, 1999

                               TABLE OF CONTENTS
                               ----- -- --------
                                                                  Page

AGREEMENT AND PLAN OF MERGER.....................................   1

RECITALS.........................................................   1

ARTICLE I........................................................   1

  THE MERGER.....................................................   1
    1.1   The Merger.............................................   1
    1.2   Effect of the Merger...................................   2
    1.3   Consummation of the Merger.............................   2
    1.4   Charter; Bylaws; Directors and Officers................   2
    1.5   Conversion of Securities...............................   2
    1.6   Company Stock Options and Related Matters..............   3
    1.7   Dissenting Shares......................................   4
    1.8   Exchange of Certificates...............................   4
    1.9   Supplementary Action...................................   6

ARTICLE II.......................................................   6

  REPRESENTATIONS AND WARRANTIES OF THE COMPANY..................   6
    2.1   Organization and Qualification.........................   6
    2.2   Articles of Organization; Bylaws;
            and Stock Transfer Records...........................   7
    2.3   Capitalization of the Company..........................   7
    2.4   Corporate Power, Authorization and Enforceability......   8
    2.5   No Conflict; Required Filings and Consents.............   8
    2.6   SEC Reports; Financial Statements......................   9
    2.7   No Default.............................................  10
    2.8   Compliance with Law....................................  10
    2.9   Permits................................................  10
    2.10  Absence of Certain Changes.............................  11
    2.11  No Undisclosed Liabilities.............................  11
    2.12  Litigation.............................................  11
    2.13  ERISA..................................................  12
    2.14  Tax Returns and Reports................................  14
    2.15  Trademarks, Patents and Copyrights.....................  15
    2.16  Proxy Statement........................................  16
    2.17  Material Agreements....................................  16
    2.18  Environmental Matters..................................  17
    2.19  Insurance..............................................  17

    2.20  Absence of Certain Business Practices..................  18
    2.21  Takeover Laws..........................................  18
    2.22  Vote Required..........................................  18
    2.23  Opinion of Financial Advisor...........................  18
    2.24  Board Recommendation...................................  19
    2.25  Disclosure.............................................  19
    2.26  Brokers and Finders....................................  19

ARTICLE III......................................................  19

  REPRESENTATIONS AND WARRANTIES OF PARENT
   AND PURCHASER.................................................  19
    3.1   Organization and Qualification.........................  19
    3.2   Corporate Power, Authorization and Enforceability......  20
    3.3   No Conflict; Required Filings and Consents.............  20
    3.4   Board Approval.........................................  21
    3.5   Brokers and Finders....................................  21
    3.6   Capitalization.........................................  21
    3.7   Financing..............................................  21
    3.8   Solvency...............................................  22
    3.9   Alcoholic Beverage Licenses............................  22

ARTICLE IV.......................................................  22

  COVENANTS......................................................  22
    4.1   Conduct of Business by the Company.....................  22
    4.2   Access to Information; Confidentiality.................  25
    4.3   Proxy Statement........................................  27
    4.4   Meeting of Stockholders of the Company.................  27
    4.5   No Solicitation by the Company.........................  28
    4.6   Public Announcements...................................  30
    4.7   Notification of Certain Matters........................  30
    4.8   Officers' and Directors' Indemnification; Insurance....  31
    4.9   Additional Agreements..................................  32
    4.10  Company Indebtedness...................................  32
    4.11  Other Actions by the Company...........................  33
    4.12  Litigation Cooperation.................................  33
    4.13  Future Filings.........................................  33
    4.14  Alcoholic Beverage Licenses............................  33
    4.15  Company Actions Relating to Tax Matters................  34
    4.16  Financing..............................................  34
    4.17  Up Front Payment.......................................  34
    4.18  Institutional Investor Agreement.......................  35

ARTICLE V........................................................  35

  CONDITIONS OF MERGER...........................................  35
    5.1   Conditions to the Obligations of Each Party to
            Effect the Merger....................................  35
    5.2   Conditions Precedent to Parent's and Purchaser's
            Obligations..........................................  35
    5.3   Conditions to Obligations of the Company...............  36

ARTICLE VI.......................................................  37

  TERMINATION, AMENDMENT AND WAIVER..............................  37
    6.1   Termination............................................  37
    6.2   Procedure and Effect of Termination....................  38
    6.3   Fees and Expenses......................................  39
    6.4   Initial Equity Proceeds................................  39
    6.5   Amendment..............................................  39
    6.6   Waiver.................................................  40

ARTICLE VII......................................................  40

  DEFINITIONS....................................................  40

ARTICLE VIII.....................................................  42

  MISCELLANEOUS..................................................  42
    8.1   Severability...........................................  42
    8.2   Notices................................................  42
    8.3   Headings...............................................  43
    8.4   Representations and Warranties, etc....................  43
    8.5   Miscellaneous..........................................  43
    8.6   Nature of Obligation...................................  43

EXHIBITS:

Exhibit A     Form of Stockholder Agreement
Exhibit B     Form of Company Option Agreement
Exhibit C     Form of Articles of Merger
Exhibit D     Alcoholic Beverage License Approvals

                         AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER (the "Agreement") is made and entered
                                             ---------
into as of this 27th day of September, 1999, by and among LIQUID HOLDINGS INC., a Delaware corporation ("Parent"), LIQUID ACQUISITION CORP., a Massachusetts
                         ------
corporation and a direct or indirect wholly-owned subsidiary of Parent ("Purchaser"), and GEERLINGS & WADE, INC., a Massachusetts corporation (the
 ----------
"Company").
 -------

                                   RECITALS

     The Boards of Directors of Parent, Purchaser and the Company each deem it advisable and in the best interests of Parent, Purchaser and the Company and their respective stockholders that Purchaser be merged with and into the Company (the "Merger") upon the terms and subject to the conditions set forth herein and
      ------
in accordance with the Massachusetts Business Corporation Law (the "MBCL").  The
                                                                    ----
Boards of Directors of Parent and Purchaser and the Parent as the sole stockholder of Purchaser have adopted this Agreement. The Board of Directors of the Company has approved this Agreement and has resolved to recommend to the stockholders of the Company to vote in favor of this Agreement.

     Substantially concurrently herewith and as a condition and inducement to Parent's willingness to enter into this Agreement, certain stockholders of the Company, who include certain of the directors of the Company and its Subsidiaries (as defined below) and who hold, in the aggregate, more than 33% of the outstanding shares of Common Stock, par value $.01, of the Company, are entering into a Stockholder Agreement in the form of Exhibit A hereto (the
                                                     ---------
"Stockholder Agreement").
 ---------------------

     Substantially concurrent herewith and as a condition and inducement to Parent's and Purchaser's willingness to enter into this Agreement, the Company has entered into an Option Agreement in the form of Exhibit B hereto (the
                                                    ---------
"Company Option Agreement").
 ------------------------

     Certain defined terms used in this Agreement are defined in Article VII hereof.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Parent, Purchaser and Company hereby agree as follows:


                                   ARTICLE I

                                  THE MERGER

     1.1  The Merger.  At the Effective Time (as defined in Section 1.3 hereof),
          ----------
in accordance with this Agreement and the MBCL, Purchaser shall be merged with and into the Company, the separate existence of the Purchaser (except as may be continued by operation of law) shall cease, and the Company shall continue as the surviving corporation under the corporate name it possesses immediately prior to the Effective Time. The Company after the Merger sometimes is referred to hereinafter as the "Surviving Corporation."
                    ---------------------

     1.2  Effect of the Merger.  At the Effective Time, the effect of the Merger
          --------------------
shall be as provided in the applicable provisions of this Agreement and the MBCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the rights and property of the Company and the Purchaser (the "Constituent Corporations") shall vest in the Surviving Corporation, and
      ------------------------
all debts and liabilities of the Company and the Purchaser shall become the debts and liabilities of the Surviving Corporation.

     1.3  Consummation of the Merger.  In the event of, and as soon as is
          --------------------------
practicable after, the satisfaction or waiver of the conditions set forth in
Article V hereof, but in no event prior to December 6, 1999, the parties hereto will cause the Merger to be consummated by filing with the Secretary of the Commonwealth of Massachusetts Articles of Merger in the form of Exhibit C (the
                                                                ---------
time of confirmation of such filing or such later time as is specified in such Articles of Merger being the "Effective Time"). Contemporaneous with the filing
                              --------------
referred to in this Section 1.3, a closing (the "Closing") will be held at the
                                                 -------
offices of Bingham Dana LLP, 150 Federal Street, Boston, Massachusetts 02110 or at such other location as the parties may establish for the purpose of confirming all the foregoing. The date and the time of such Closing are referred to as the "Closing Date."
                    ------------

     1.4  Charter; Bylaws; Directors and Officers.  Unless otherwise determined
          ---------------------------------------
by Purchaser prior to the Effective Time, the Articles of Organization and Bylaws of the Surviving Corporation shall be the Articles of Organization and Bylaws of Company, as in effect immediately prior to the Effective Time, until thereafter amended as provided therein and under the MBCL. The directors of Purchaser immediately prior to the Effective Time will be the initial directors of the Surviving Corporation, and the officers of the Company immediately prior to the Effective Time will be the initial officers of the Surviving Corporation, in each case until their successors are elected and qualified.

     1.5  Conversion of Securities.  At the Effective Time, by virtue of the
          ------------------------
Merger and without any action on the part of the Purchaser, the Company, the Surviving Corporation or the holder of any of the following securities:

          (a) Each share of Common Stock, $.01 par value per share, of the Company (the "Shares"), issued and outstanding immediately prior to the
              ------
Effective Time (other than Shares to be cancelled pursuant to Section 1.5(b) hereof and any Dissenting Shares (as hereinafter defined)), shall be cancelled and extinguished and be automatically converted into and become a right to receive $10.00 per share in cash (the "Per Share Merger Consideration") upon
                                       ------------------------------
surrender in the manner provided in Section 1.8 of the certificate that evidenced the Shares (the "Certificate").
                           -----------

          (b) Each Share which is issued and held in the treasury of the Company immediately prior to the Effective Time or issued and outstanding and owned by the Parent or any direct or indirect Subsidiary (as defined in Article
VII) of the Parent or the Company, shall be cancelled and retired, and no payment shall be made with respect thereto.

          (c) Each share of Common Stock, par value $.01 per share, of the Purchaser issued and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and nonassessable share of Common Stock, par value $.01 per share, of the Surviving Corporation.

          (d) The holders of Dissenting Shares, if any, shall be entitled to payment for such Shares only to the extent permitted by and in accordance with the provisions of the MBCL; provided, however, that if, in accordance with the
                            --------  -------
applicable provisions of the MBCL, any holder of Dissenting Shares shall forfeit such right to payment of the fair cash value of such Shares, such Shares shall thereupon be deemed to have been converted into and to have become exchangeable for, as of the Effective Time, the right to receive the Per Share Merger Consideration provided in Section 1.5(a).

     1.6  Company Stock Options and Related Matters.
          -----------------------------------------

          (a) Immediately prior to the Effective Time, each outstanding option (an "Option") to purchase Shares heretofore granted under the Company's Stock
     ------
Option Plan, Non-Employee Director Stock Option Plan or any other employee or director stock option or compensation plan or arrangement of the Company, excluding the Company's Employee Stock Purchase Plan (the "ESPP") (collectively,
                                                           ----
the "Plans"), whether or not exercisable, shall be cancelled by the Company and
     -----
each holder of a cancelled Option shall receive from the Surviving Corporation promptly after the Effective Time, in cancellation and settlement of such Option, a cash payment in an amount equal to the excess of the Per Share Merger Consideration over the per Share exercise price of such Option, if any, multiplied by the number of Shares covered by such Option (the "Option
                                                                ------
Settlement Amount"), subject to income tax withholding as required by applicable
-----------------
law. Prior to the Closing, Company will provide Parent with a listing of Options held by each optionee (including the date of grant, the number of shares issuable upon exercise of the Option, and the Option Settlement Amount to which the Optionee is entitled) certified by an executive officer of Company. The Board of Directors of the Company or an appropriate committee thereof will provide for the full and immediate vesting of any and all options as of the Effective Time. Except as provided in the immediately preceding sentence, the Company shall not grant or amend any Option after the date hereof.

          (b) In the event the Closing occurs on or before December 31, 1999, the Board of Directors of Company (the "Board") shall take all actions necessary
                                        -----
pursuant to the terms of the ESPP in order to shorten the Purchase Periods (as defined in the ESPP) then in progress such that the Purchase Date (as defined in the ESPP) shall occur immediately prior to the Effective Time. The Board will not permit any Purchase Period to commence after December 31, 1999 and will not permit any individuals not listed in Section 2.3 of the Company Disclosure Letter to participate in the current Purchase Period and will not permit any of the participating individuals listed in Section 2.3 of the Company Disclosure Letter to increase their level of participation for the Current Purchase Period.

     1.7  Dissenting Shares.
          -----------------

          (a) Notwithstanding any provision of this Agreement to the contrary, holders of Shares which are entitled to dissenter's rights in connection with the Merger under the MBCL (collectively, the "Dissenting Shares") shall not be
                                              -----------------
converted into or represent the right to receive the Per Share Merger Consideration. Such stockholders shall be entitled to receive payment of the fair market value of such Shares held by them in accordance with the provisions of the MBCL, except that all Dissenting Shares held by stockholders who shall have failed to perfect or who effectively shall have withdrawn or lost their rights to the payment of fair market value for such shares under the MBCL shall thereupon be deemed to have been converted into and to have become exchangeable for, as of the Effective Time, the right to receive the Per Share Merger Consideration, without any interest thereon, upon surrender, in the manner provided in Section 1.8, of the certificate or certificates that formerly evidenced such Shares.

          (b) The Company shall give the Purchaser (i) prompt notice of any demand for payment of fair market value received by the Company, the withdrawals of any such demand, and any other instrument served pursuant to the MBCL and received by the Company and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for payment of fair market value under the MBCL. The Company shall not, except with the prior written consent of the Purchaser, make any payment with respect to any demands for payment of fair market value or offer to settle or settle any such demands.

     1.8  Exchange of Certificates.
          ------------------------

          (a) From and after the Effective Time, a bank or trust company to be designated by the Purchaser (the "Exchange Agent") shall act as exchange agent
                                  --------------
in effecting the exchange of the Per Share Merger Consideration for Certificates which, prior to the Effective Time, represented Shares entitled to payment pursuant to Section 1.5 hereof. At or immediately prior to the Effective Time, the Parent or the Purchaser shall deposit with the Exchange Agent the aggregate Per Share Merger Consideration necessary to make the payments contemplated hereby on a timely basis (the "Deposit Amount") in trust for the benefit of the
                               --------------
holders of Certificates. Pending distribution pursuant to this Section 1.8(a) of the Deposit Amount deposited with the Exchange Agent, the Surviving Corporation may direct the Exchange Agent to invest such Deposit Amount, provided that such investments (i) shall be obligations of or guaranteed by the United States of America, in commercial paper obligations receiving the highest rating from either Moody's Investors Services, Inc. or Standard & Poor's Ratings Services, a division of The McGraw Hill Companies, Inc., or in certificates of deposit, bank repurchase agreements or bankers acceptances of commercial banks with capital exceeding $500,000,000 (collectively "Permitted Investments") or in money market
                                      ---------------------
funds which are invested solely in Permitted Investments and (ii) shall have maturities that will not prevent or delay payments to be made pursuant to this
Section 1.8(a). Upon the surrender of each such Certificate and the issuance and delivery by the Exchange Agent of the Per Share Merger Consideration in exchange therefor, such Certificate shall forthwith be cancelled. Until so surrendered and exchanged, each such Certificate (other than Certificates representing Shares held by the Parent or the Company or any direct or indirect Subsidiary of the Parent or the Company and Dissenting Shares) shall represent solely the right to receive the Per Share Merger Consideration, without interest, multiplied by the number of Shares represented by such Certificate. Promptly after the Effective Time, the Exchange Agent shall mail to each record holder of Certificates which immediately prior to the Effective Time represented Shares a form of letter of transmittal and instructions for use in surrendering such Certificates and receiving the Per Share Merger Consideration therefor. Upon the surrender to the Exchange Agent of such an outstanding Certificate together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be required pursuant to such instructions, the holder shall receive the Per Share Merger Consideration, without any interest thereon and such Certificate shall be cancelled. If any Per Share Merger Consideration is to be paid to a name other than the name in which the Certificate representing Shares surrendered in exchange therefor is registered, it shall be a condition to such payment or exchange that the Person requesting such payment or exchange shall pay to the Exchange Agent any transfer or other taxes required by reason of the payment of such Per Share Merger Consideration to a name other than that of the registered holder of the Certificate surrendered, or such Person shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable. Notwithstanding the foregoing, neither the Exchange Agent nor any party hereto shall be liable to a holder of Shares for any Per Share Merger Consideration delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

          (b) The Surviving Corporation shall not be entitled to the return of any of the Deposit Amount in the possession of the Exchange Agent relating to the transactions described in this Agreement until the date which is 180 days after the Effective Time. Thereafter, each holder of a Certificate representing a Share may surrender such Certificate to the Surviving Corporation and (subject to applicable abandoned property, escheat and similar laws) receive in exchange therefor the Per Share Merger Consideration, without any interest thereon, but shall have no greater rights against the Surviving Corporation than may be accorded to general creditors of the Surviving Corporation.

          (c) At and after the Effective Time, the holders of Certificates to be exchanged for the Per Share Merger Consideration pursuant to this Agreement shall cease to have any rights as stockholders of the Company except for the right to surrender such holder's Certificates in exchange for payment of the Per Share Merger Consideration, and after the Effective Time there shall be no transfers on the stock transfer books of the Surviving Corporation of the Shares which were outstanding immediately prior to the

Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Exchange Agent, they shall be cancelled and exchanged for the Per Share Merger Consideration, as provided in this Article I, subject to applicable law in the case of Dissenting Shares.

          (d) The provisions of this Section 1.8 shall also apply to Dissenting Shares that lose their status as such, except that the obligations of the Exchange Agent under this Section 1.8 shall commence on the date of loss of such status.

     1.9  Supplementary Action.  If at any time after the Effective Time, any
          --------------------
further assignments or assurances in law or any other things are necessary or desirable to vest or to perfect or confirm of record in the Surviving Corporation the title to any property or rights of either the Company or Purchaser, or otherwise to carry out the provisions of this Agreement, the officers and directors of the Surviving Corporation are hereby authorized and empowered, in the name of and on behalf of the Company and Purchaser, to execute and deliver any and all things necessary or proper to vest or to perfect or confirm title to such property or rights in the Surviving Corporation, and otherwise to carry out the purposes and provisions of this Agreement.


                                  ARTICLE II

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to the Parent and the Purchaser that, except as described in the applicable section of the Company Disclosure Letter furnished by the Company to the Parent prior to the execution of this Agreement (the "Company Disclosure Letter") corresponding to the Sections set forth below:
      -------------------------

     2.1  Organization and Qualification.  The Company is a corporation duly
          ------------------------------
organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts. Each Subsidiary of the Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, except where failure to be in good standing individually and in the aggregate would not be reasonably expected to have a Material Adverse Effect (as defined in Article VII). The Company and its Subsidiaries have all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as it is now being conducted. Each of the Company and its Subsidiaries is duly qualified as a foreign corporation, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, other than in jurisdictions where the failure to be so qualified, individually and in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect. Other than the Company's ownership interest in its Subsidiaries, the Company has no direct or indirect equity interest in any partnership, corporation, limited liability company, joint venture, business association or other entity, except for any such equity interests that individually and in the aggregate are not material to the Company and its Subsidiaries taken as a whole and would not reasonably be expected to have a Material Adverse Effect.

     2.2  Articles of Organization; Bylaws; and Stock Transfer Records.  The
          ------------------------------------------------------------
Company has made available to the Parent prior to the date of this Agreement complete and correct copies of (i) the Articles of Organization (or other charter document) and By-laws of the Company and each of its Subsidiaries, (ii) shareholder list of each of the Company's Subsidiaries and (iii) all stock certificates representing any of the issued and outstanding capital stock of each of the Company's Subsidiaries, and in each case such copies are accurate and complete as of the date of this Agreement.

     2.3  Capitalization of the Company.
          -----------------------------

          (a) On the date of this Agreement, the authorized capital stock of the Company consists of (i) 1,000,000 shares of Preferred Stock, par value $.01 per share, of which none are issued and outstanding, and (ii) 10,000,000 shares of Common Stock, par value $.01 per share, of which 3,848,405 Shares are issued and outstanding. Except for (i) rights created pursuant to the Company's Stock Option Plan, Non-Employee Director Stock Option Plan and ESPP (the "Identified
                                                                    ----------
Equity Plans"), (ii) the rights created pursuant to this Agreement and the
------------
Company Option Agreement, (iii) the Company's right to repurchase any unvested shares under the Identified Equity Plans, and (iv) as set forth in Section 2.3 of the Company Disclosure Letter, there are no other options, warrants, calls, rights, commitments or agreements of any character to which the Company is a party or by which it is bound obligating the Company to issue, sell, deliver, repurchase or redeem or cause to be issued, sold, delivered, repurchased or redeemed any shares of capital stock of, or equity interests in, the Company.
Section 2.3 of the Company Disclosure Letter identifies the participants in the ESPP for the current Purchase Period and their level of participation. All outstanding Shares are, and all Shares subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be, duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights or rights of first refusal. None of the Company or any of its Subsidiaries is required to redeem, repurchase or otherwise acquire shares of capital stock of the Company or any of its Subsidiaries, respectively, as a result of the transactions contemplated by this Agreement. The Company has no stockholder rights plan or agreement in force providing for the issuance to holders of Shares of rights to purchase or receive stock, cash or other assets upon the acquisition or proposed acquisition of Shares by a Person (a "Rights Plan"), nor has the Company's Board of Directors
                       -----------
or stockholders ever adopted a Rights Plan.

          (b) All of the Company's Subsidiaries are listed in Exhibit 21 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 (the "1998 10-K"). Except as set forth in the 1998 10-K, the Company owns all
      ---------
of the outstanding capital stock of its Subsidiaries free and clear of any liens, security interests, pledges, agreements, claims, charges or encumbrances of any nature whatsoever ("Encumbrances"), except for any Encumbrances securing
                           ------------
the Company's obligations to BankBoston, N.A. under its line of credit (or any successor line of credit) and any other

Encumbrances that are not material to the Company and the Subsidiaries taken as a whole. Except as set forth in Section 2.3 of the Company Disclosure Letter there are no voting trusts or other agreements or understandings to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries may be bound with respect to the voting of the capital stock of the Company or any of the Company's Subsidiaries. Except as set forth in Section
2.3 of the Company Disclosure Letter, there are no options, warrants, calls, rights, commitments, or agreements of any character to which any of the Company's Subsidiaries is a party or by which any of the Company's Subsidiaries is bound obligating such Subsidiary to issue, sell, deliver, repurchase or redeem, or caused to be issued, sold, delivered, repurchased or redeemed, any shares of capital stock of, or equity interests in, such Subsidiary. All of the outstanding capital stock of each of the Company's Subsidiaries is duly authorized, validly issued, fully paid and nonassessable and issued free of preemptive rights or rights of first refusal.

     2.4  Corporate Power, Authorization and Enforceability.  The Company has
          -------------------------------------------------
all requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder and to consummate all the transactions contemplated hereby. The execution and delivery of this Agreement by the Company, the performance by the Company of its obligations hereunder and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by the Company's Board of Directors and no other corporate action on the part of the Company is necessary to authorize this Agreement or to consummate the transactions contemplated hereby (other than, with respect to the Merger, the approval and adoption of this Agreement by stockholders holding two-thirds of the outstanding Shares entitled to vote thereon). This Agreement has been duly executed and delivered by the Company and is a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

     2.5  No Conflict; Required Filings and Consents.
          ------------------------------------------

          (a) Assuming satisfaction of any applicable requirements referred to in Section 2.5(b) below, the execution and delivery by the Company of this Agreement, the compliance by the Company with the provisions hereof and the consummation by the Company of the transactions contemplated hereby:

               (A) will not conflict with or violate any statute, law, ordinance, rule, regulation, order, writ, judgment, award, injunction, decree or ruling applicable to the Company or any of its Subsidiaries or any of their properties, or conflict with, violate or result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, cancellation or acceleration of, or the loss of a benefit under, or result in the creation of a lien, security interest, charge or encumbrance on any of the properties or assets of the Company or any of its Subsidiaries pursuant to (i) the Articles of Organization (or other charter document) or Bylaws of the Company or any of its Subsidiaries, or (ii) any contract, lease, agreement, note, bond, mortgage, indenture, deed of trust, or other instrument or obligation, or any license, authorization, permit, certificate or other franchise, other than such conflicts, violations, breaches, defaults, losses, rights of termination, amendment, cancellation or acceleration, liens, security interests, charges or encumbrances as to which requisite waivers have been obtained or which individually and in the aggregate have not had and would not reasonably be expected to have a Material Adverse Effect; and

               (B) do not and will not result in any grant of rights to any other party under the Articles of Organization (or other charter document) or Bylaws of the Company or any of its Subsidiaries or restrict or impair the ability of the Parent or any of its Subsidiaries to vote, or otherwise exercise the rights of a stockholder with respect to shares of the Company or any of its Subsidiaries that may be directly or indirectly acquired or controlled by them.

          (b) Other than in connection with or in compliance with the provisions of the MBCL, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the "blue sky" laws of various states, approvals,
 ------------
registrations, permits, licenses, authorizations, waivers or consents required to be obtained under applicable state or local alcoholic beverage control laws ("Regulatory Consents") and the Hart-Scott-Rodino Antitrust Improvements Act of
  -------------------
1976, as amended (the "HSR Act"), (i) the Company is not required to submit any
                       -------
notice, report, registration, declaration or other filing with any federal, state or local government, court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (collectively, "Governmental Entities"), in connection with the execution or delivery of this
 ---------------------
Agreement by the Company or the performance by the Company of its obligations hereunder or the consummation by the Company of the transactions contemplated by this Agreement and (ii) no waiver, consent, approval, order or authorization of any Governmental Entity is required to be obtained in connection with the execution or delivery of this Agreement by the Company or the performance by the Company of its obligations hereunder or the consummation by the Company of the transactions contemplated by this Agreement, other than such notices, reports, registrations, declarations, filings, waivers, consents, approvals, orders, or authorizations, the absence of which would not, individually and in the aggregate, subject the Company or its Subsidiaries to any criminal penalties or otherwise reasonably be expected to have a Material Adverse Effect.

     2.6  SEC Reports; Financial Statements.  The Company has filed all required
          ---------------------------------
reports, schedules, forms, statements and other documents with the Securities and Exchange Commission (the "SEC") from June 24, 1994 through the date hereof
                              ---
(collectively, the "SEC Reports").  The financial statements contained in the
                    -----------
SEC Reports (or incorporated therein by reference) and the consolidated financial statements of the Company and its Subsidiaries for the fiscal year ended December 31, 1998 included in the 1998 10-K and for the quarter ended March 31, 1999 included in the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999 ("March 1999 10-Q") and for the quarter ended June
                               ---------------
30, 1999 included in the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1999 (the "June 1999 10-Q") (collectively, the "Financial
                          --------------                       ---------
Statements"), were prepared in
----------
accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved ("GAAP") (except as may be indicated in
                                        ----
the notes or schedules thereto and except, in the case of the unaudited interim statements, as may be permitted under Form 10-Q of the Exchange Act) and present fairly in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows as of the dates and for the fiscal periods indicated therein (subject, in the case of unaudited interim financial statements, to normal year-end adjustments). On the date of filing thereof each SEC Report filed with the SEC complied in all material respects with the then applicable requirements of the Exchange Act and the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations of the
                          --------------
SEC promulgated thereunder and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the Company's Subsidiaries is required to file any statements or reports with the SEC.

     2.7  No Default.  Neither the Company nor any of its Subsidiaries is in
          ----------
default or violation (and no event has occurred which with or without notice, the lapse of time or the happening or occurrence of any other event would constitute a default or violation) of any term, condition or provision of (i) its Articles of Organization (or other charter document) or Bylaws, or (ii) any contract, lease, agreement, license, note, bond, mortgage, indenture, deed of trust or other instrument or obligation to which the Company or any of its Subsidiaries is a party or by which the Company or its Subsidiaries or any of their properties or assets may be bound (nor to the knowledge of the Company is any other party thereto in breach thereof or default thereunder), except in the case of this clause (ii) for any defaults or violations that individually and in the aggregate would not have a Material Adverse Effect.

     2.8  Compliance with Law.  Except as set forth in Section 2.8 of the
          -------------------
Company Disclosure Letter, each of the Company and its Subsidiaries is in compliance, and has conducted its respective businesses so as to comply with, all statutes, laws, ordinances, rules, regulations, permits and approvals applicable to its operations, except for violations which, individually and in the aggregate, do not and insofar as reasonably can be foreseen in the future would not have a Material Adverse Effect. Except as disclosed in the SEC Reports, as of the date hereof no investigation or review by any Governmental Entity with respect to the Company, any of its Subsidiaries or any property owned or leased by the Company or any of its Subsidiaries is pending or, to the knowledge of the Company, threatened, except for any investigation or review that would not individually and in the aggregate have a Material Adverse Effect.

     2.9  Permits.  The Company and its Subsidiaries have all permits,
          -------
authorizations, licenses and franchises from Governmental Entities required to conduct their business as now being conducted, and all such authorizations, licenses and franchises are valid and in effect, except for such permits, authorizations, licenses and franchises the absence of which would not, individually and in the aggregate, have a

Material Adverse Effect. Section 2.9 of the Company Disclosure Letter lists as of the date of this Agreement all of the Company's licenses and permits relating to the purchase, transportation, storage or sale of alcoholic beverages (the "Alcoholic Beverage Licenses"). To the knowledge of the Company the Alcoholic
 ---------------------------
Beverage Licenses are the only permits and licenses relating to the purchase, transportation, storage, or sale of alcoholic beverages required by the Company to operate such business as currently conducted, except for such permits and licenses the absence of which would not, individually and in the aggregate, have a Material Adverse Effect. The Company is not in default with respect to any of the Alcoholic Beverage Licenses, except for any defaults that individually and in the aggregate have not had and would not reasonably be expected to have a Material Adverse Effect and would not reasonably be expected to prevent or delay in any material respect obtaining the Regulatory Consents referred to in Section 4.14.

     2.10  Absence of Certain Changes.  As of the date of this Agreement, except
           --------------------------
as disclosed in the 1998 10-K, March 1999 10-Q or June 1999 10-Q, since December 31, 1998, the Company and its Subsidiaries have conducted their business in the ordinary course consistent with past practice and have not taken any of the actions set forth in paragraphs (a)(i) through (iv) or (vi) through (ix) of
Section 4.1, and there has not been any occurrence, including the commencement or threat of any action, suit, investigation or proceeding against the Company or its Subsidiaries, that has had or would reasonably be expected to have a Material Adverse Effect, other than changes relating to or arising out of the economy in general or the industries of the Company and its Subsidiaries in general and not specifically relating to the Company or any of its Subsidiaries.

     2.11  No Undisclosed Liabilities.  Except for liabilities and obligations
           --------------------------
incurred since December 31, 1998 in the ordinary course of business, liabilities and obligations incurred under this Agreement or any of the agreements to be entered into pursuant to this Agreement and liabilities and obligations identified in Section 2.11 of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries has any liabilities or obligations of any nature whatsoever (whether absolute, accrued, fixed, contingent, liquidated, unliquidated or otherwise), required by generally accepted accounting principles to be recognized or disclosed on a consolidated balance sheet of the Company and its Subsidiaries or in the notes thereto, other than (i) recognized or disclosed in the Financial Statements or disclosed in the 1998 10-K or March 1999 10-Q or June 1999 10-Q, and (ii) liabilities which would not individually and in the aggregate have a Material Adverse Effect.

     2.12  Litigation.  Section 2.12 of the Company Disclosure Letter includes a
           ----------
list of all litigation pending against the Company as of September 23, 1999 and to the knowledge of the Company all material threatened litigation as of September 23, 1999. The Company has made available to Parent correct and complete copies of all audit inquiry response letters prepared by its counsel for the Company's auditors in connection with the last completed audit of the Company's financial statements and any such correspondence since the date of the last such audit. As of the date of this Agreement, there are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against the Company arising out of or in any way related to this Agreement, the Merger or any of the transactions contemplated hereby or thereby.

     2.13  ERISA.
           -----

           (a) Section 2.13 of the Company Disclosure Letter lists each "employee benefit plan," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and all other written or oral
                                          -----
plans or agreements involving direct or indirect compensation (including any employment agreements entered into between the Company or any of its Subsidiaries and any employee or former employee of the Company or any of its Subsidiaries, but excluding worker's compensation, unemployment compensation and other government-mandated programs) currently or previously maintained, contributed to or entered into by the Company or any of its Subsidiaries or any ERISA Affiliate thereof for the benefit of any employee or former employee of or current or former service provider to the Company or any of its Subsidiaries under which the Company or any of its Subsidiaries or any ERISA Affiliate thereof has or may have any present or future obligation or liability (collectively, the "Company Employee Plans"). For purposes of this Section 2.13,
                    ----------------------
"ERISA Affiliate" shall mean any entity which is a member of (i) a "controlled
 ---------------
group of corporations," as defined in Section 414(b) of the Internal Revenue Code of 1986, as amended (the "Code"), (ii) a group of entities under "common
                               ----
control," as defined in Section 414(c) of the Code or (iii) an "affiliated service group," as defined in Section 414(m) of the Code or treasury regulations promulgated under Section 414(o) of the Code, any of which includes the Company or any of its Subsidiaries. Section 2.13 of the Company Disclosure Letter identifies the only Company Employee Plans which individually or collectively would constitute an "employee pension benefit plan," as defined in Section 3(2) of ERISA (collectively, the "Company Pension Plans").
                             ---------------------

          (b) No Company Pension Plan is subject to Title IV of ERISA, Part 3 of Title I of ERISA or Section 412 of the Code. No Company Pension Plan constitutes or has since the enactment of ERISA constituted a "multiemployer plan," as defined in Section 3(37) of ERISA. Nothing done or omitted to be done and no transaction or holding of any asset under or in connection with any Company Employee Plan has or is likely to make the Company or any of its Subsidiaries or any officer or director thereof subject to any material liability as a result of a violation of Title I of ERISA or liable for any material tax pursuant to Section 4975 of the Code.

          (c)  Each Company Pension Plan which is intended to be qualified under
Section 401(a) of the Code is so qualified and has been so qualified during the period from its adoption to date, except to the extent that the requirements for qualification may be satisfied by adopting retroactive amendments under Section 401(b) of the Code and the regulations thereunder or under Section 1140 of the Tax Reform Act of 1986. Each trust forming a part of a Company Pension Plan is exempt from tax pursuant to Section 501(a) of the Code. Each Company Employee Plan has been maintained in compliance with its terms and with the applicable requirements of ERISA and the Code except where failure to be in compliance individually and in the aggregate has not had and would not reasonably be expected to have a Material Adverse Effect.

          (d) Each employment, severance or other similar contract, arrangement or policy and each plan or arrangement (written or oral) providing for insurance coverage (including any self-insured arrangements), vacation benefits, severance or severance-type benefits, disability benefits, death benefits, hospitalization benefits, retirement benefits, deferred compensation, profit-sharing, bonuses, stock options, stock purchase, phantom stock, stock appreciation or other forms of incentive compensation or post-retirement insurance, compensation or benefits which (i) is not a Company Employee Plan, (ii) is entered into, maintained or contributed to, as the case may be, by the Company or any of its Subsidiaries, and (iii) covers any employee or former employee of or other current or former service provider to the Company or any of its Subsidiaries, is herein referred to as a "Company Benefit Arrangement" and collectively as the "Company Benefit
         ---------------------------                           ---------------
Arrangements."  All material Company Benefit Arrangements are listed in Section
------------
2.13 of the Company Disclosure Letter. Each Company Benefit Arrangement has been maintained in compliance with its terms and with the requirements prescribed by any and all statutes (including but not limited to the Code), orders, rules and regulations which are applicable to such Company Benefit Arrangements except where failure to be in compliance individually and in the aggregate has not had and would not reasonably be expected to have a Material Adverse Effect.

          (e) There has been no amendment to, written interpretation or announcement (whether or not written) by the Company or any of its Subsidiaries relating to, or change in employee participation or coverage under, any Company Employee Plan or Company Benefit Arrangement which would increase materially the expense of maintaining such Company Employee Plan or Company Benefit Arrangement above the level of the expense incurred in respect thereof for the fiscal year ended December 31, 1998.

          (f) The Company has complied with the requirements of Section 4980B of the Code with respect to any "qualifying event" (as defined in Section 4980B(f)(3) of the Code) occurring prior to and including the Closing Date, except where failure to be in compliance individually and in the aggregate has not had and would not reasonably be expected to have a Material Adverse Effect and, to the Company's knowledge, no tax payable on account of Section 4980B of the Code has been incurred with respect to any current or former employees of the Company or any of its Subsidiaries.

          (g) Except as may be contained in any of the agreements listed as exhibits to the 1998 10-K, there is no term of any Company Employee Plan or Company Benefit Arrangement covering a "disqualified individual" (as defined in Section 280G(c) of the Code), or of any contract, instrument, agreement or arrangement with any such disqualified individual, that individually or collectively could result in a disallowance of the deduction for any "excess parachute payment" (as defined in Section 280G(b)(i) of the Code) or the imposition of the excise tax provided in Section 4999 of the Code. The consummation of the transactions contemplated by this Agreement will not result in any "excess parachute payment" or the imposition of any such excise tax.

          (h) The Company has heretofore delivered or made available to Parent copies of all of the Company Employee Plans, Company Pension Plans and Company Benefit Arrangements listed in Section 2.13 of the Company Disclosure Letter.

          (i) There is no pending or, to the Company's knowledge, threatened legal action, proceeding or investigation, other than routine claims for benefits, concerning any Company Employee Plan, Company Pension Plan or Company Benefit Arrangement or, to the knowledge of the Company, any fiduciary or service provider thereof and, to the knowledge of the Company, there is no basis for any such legal action or proceeding.

          (j) No Company Employee Plan or Company Benefit Arrangement provides health, life or other similar welfare coverages after termination of employment except to the extent required by applicable state insurance laws and Title I,
Part 6 of ERISA.

          (k) With respect to each Company Employee Plan, Company Pension Plan or Company Benefit Arrangement for which a separate fund of assets is or is required to be maintained, full payment has been made of all amounts required of the Company and its Subsidiaries and ERISA Affiliates under the terms of each such Company Employee Plan, Company Pension Plan or Company Benefit Arrangement or applicable law, through the Closing Date.

          (l) Except as described in the 1998 10-K or the Company's Proxy Statement for its 1999 Annual Meeting of Stockholders, neither the Company nor any of its Subsidiaries has any plan or policy obligating the Company or any Subsidiary to pay severance to any employee.

     2.14  Tax Returns and Reports.
           -----------------------

          (a) The Company and its Subsidiaries have timely filed with the appropriate taxing authorities all federal, state, county, local and foreign returns, estimates, information statements, reports and other documents in respect of Taxes (as defined in Article VII) required to be filed by the Company and its Subsidiaries, except where the failure to file such Tax return would not individually and in the aggregate have a Material Adverse Effect. All amounts shown due on such returns have been timely paid as required by law, except where the failure to timely pay individually and in the aggregate has not had and would not reasonably be expected to have a Material Adverse Effect.

          (b) To the Company's knowledge, as of the date of this Agreement, none of the federal, state, local or foreign Tax returns of the Company or its Subsidiaries is presently being examined, audited or contested by the relevant taxing authorities. The

Company has not received any notice at any time prior to the date of this Agreement from any taxing authority indicating that any of the federal, state, local or foreign Tax returns of the Company or its Subsidiaries will be audited, except for any audits that have been completed and for which the Company has paid any outstanding Taxes. Neither the Company nor any of its Subsidiaries has executed, or been asked in writing to execute, an agreement or waiver extending the statutory period of limitation applicable to any Tax return for any period with respect to which the applicable statute of limitations has not expired, except for any of the foregoing that individually or in the aggregate has not had and would not reasonably be expected to have a Material Adverse Effect.

          (c) As of the date of this Agreement, the Company has no ruling requests currently pending with the Internal Revenue Service.

          (d) Neither the Company nor any of its past or present Subsidiaries has ever been a member of an "affiliated group", as defined in Section 1504 of the Code (or any analogous combined, consolidated or unitary group defined under state, foreign or local Tax law), other than any affiliated group of which the Company is the parent corporation.

          (e) The Company and its Subsidiaries have withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, consultant, independent contractor, creditor, stockholder or other party, except where the failure to so withhold and pay individually and in the aggregate has not had and would not reasonably be expected to have a Material Adverse Effect.

     2.15  Trademarks, Patents and Copyrights.
           ----------------------------------

          (a) The Company or its Subsidiaries own or possess adequate licenses or other valid rights to use all patents, patent rights, trademarks, trademark rights, service marks, trade names, trade name rights, copyrights, know-how and other proprietary information used or held for use in connection with the business of the Company or any of its Subsidiaries as currently being, or proposed to be, conducted (except where the failure to own or possess such licenses or rights would not individually and in the aggregate have a Material Adverse Effect) and is unaware of any material assertions or claims challenging the validity of any of the foregoing; and to the knowledge of the Company, the conduct of the business of the Company and its Subsidiaries as now conducted or proposed to be conducted does not and will not conflict with any patents, patent rights, licenses, service marks, trademarks, trademark rights, trade names, trade name rights or copyrights of others in any material way. No material infringement of any proprietary right owned by or licensed by or to the Company or any of its Subsidiaries is known to the Company.

          (b) The Company owns or has the right to use pursuant to valid license agreements and software maintenance agreements all computer software used in its business as presently conducted (the "Software Licenses"), except
                                                  -----------------
where the failure to own or have adequate rights to use any such software individually and in the aggregate has not had and would not reasonably be expected to have a Material Adverse Effect. The Company is in compliance with all of its Software Licenses, except for any non-compliance that individually and in the aggregate has not had and would not reasonably be expected to have a Material Adverse Effect. The consummation of the transactions contemplated by this Agreement will not cause any of the Software Licenses to terminate or become cancellable or trigger a third party consent requirement or fee or penalty, except for any of the foregoing that individually and in the aggregate has not had and would not reasonably be expected to have a Material Adverse Effect.

     2.16  Proxy Statement.  The proxy statement to be sent to the stockholders
           ---------------
of the Company in connection with the Special Meeting (as defined in Section 4.4) (such proxy statement, as amended or supplemented, being referred to herein as the "Proxy Statement"), shall not, at the date the Proxy Statement (or any
        ---------------
amendment or supplement thereto) is first mailed to stockholders of the Company, at the time of the Special Meeting or at the Effective Time, be false or misleading with respect to any material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they are made, not misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Special Meeting which shall have become false or misleading, except that no representation or warranty is made by the Company with respect to information furnished by the Parent or Purchaser specifically for inclusion in the Proxy Statement. The Proxy Statement shall comply in all material respects as to form with the requirements of the Exchange Act and the rules and regulations thereunder.

     2.17  Material Agreements.  Except as set forth in the 1998 10-K, the March
           -------------------
1999 10-Q and the June 1999 10-Q and except for this Agreement and the agreements specifically referred to herein, neither the Company nor any of its Subsidiaries is a party to or bound by any of the following agreements (with the following agreements, and the agreements included as exhibits to the SEC Reports, collectively referred to as the "Material Agreements"):
                                          -------------------

          (a) any contract or agreement or amendment thereto that would be required to be filed as an exhibit to a registration statement on Form S-1 filed by the Company as of the date hereof;

          (b) any confidentiality agreement, non-competition agreement or other contract or agreement that contains covenants limiting in any material respect the Company's or any of its Subsidiaries' freedom to compete in any line of business or in any location or with any Person; and

          (c) any loan agreement, indenture, note, bond, debenture or any other document or agreement evidencing a capitalized lease obligation or other Indebtedness (as defined in Article VII) to any Person, other than any Indebtedness in a principal amount less than $25,000 individually or $100,000 in the aggregate.

     The Company has made available to the Parent true, correct and complete copies of all Material Agreements together with all modifications and supplements thereto.

     2.18  Environmental Matters.
           ---------------------

           (a) Neither the Company nor any of its Subsidiaries nor to the knowledge of the Company as of the date of this Agreement any operator or owner of their respective past or present properties is in violation, or alleged violation, of any judgment, decree, order, law, license, rule or regulation pertaining to environmental matters, including without limitation, those arising under the Resource Conservation and Recovery Act ("RCRA"), the Comprehensive
                                                   ----
Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986 ("SARA"),
--------                                                               ----
the Federal Water Pollution Control Act, the Solid Waste Disposal Act, as amended, the Federal Clean Water Act, the Federal Clean Air Act, the Toxic Substances Control Act, the Occupational Safety and Health Act of 1970, as amended, or any state or local statute, regulation, ordinance, order or decree relating to health, safety or the environment (hereinafter "Environmental
                                                            -------------
Laws"), except where any such violations individually and in the aggregate have
----
not had and would not reasonably be expected to have a Material Adverse Effect.

           (b) To the knowledge of the Company or any of its Subsidiaries there have been no releases (i.e., any past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, disposing or dumping) or threatened releases of any hazardous waste as defined by 42 U.S.C. (S)6903(5), any hazardous substances as defined by 42 U.S.C.
(S)9601(33) or any toxic substance, oil or hazardous materials or other chemicals or substances regulated by any Environmental Laws ("Hazardous
                                                              ---------
Substances") on, upon, into or from any properties of the Company or its
----------
Subsidiaries, which releases would individually or in the aggregate have a Material Adverse Effect.

           (c) To the Company's knowledge, as of the date of this Agreement, no Hazardous Substance has been discharged, generated, treated, manufactured, handled, stored, transported, emitted, released or is present at any property now or previously owned, leased or operated by the Company except in compliance with all applicable Environmental Laws, except for any non-compliances that individually and in the aggregate have not had and would not reasonably be expected to have a Material Adverse Effect.

     2.19  Insurance.  (a) The Company has previously provided to the Parent
           ---------
true and correct copies of all insurance policies, in effect as of the date of this Agreement, for the Company or any of its Subsidiaries. The Company has previously furnished or made available to the Parent all material correspondence, including any notices of cancellation, relating to these insurance policies which was received by the Company prior to the date of this Agreement. As of the date of this Agreement, all such insurance is in full force and effect and no notice of cancellation or termination, or reduction of coverage or intention to cancel, terminate or reduce coverage, has been received by the Company with respect to any policy for such insurance.

          (b) With respect to the medical and dental insurance provided pursuant to the Company's Group Health Plan, the Company has previously provided to the Parent a true and correct summary of incurred and paid claims for the 1998-1999 policy year and for the 1999-2000 policy year through August 25, 1999. These policies have been in full force and effect at all times since January 1, 1998.

     2.20  Absence of Certain Business Practices.  No employee, consultant,
           -------------------------------------
agent or other representative of the Company or any of its Subsidiaries has directly or indirectly within the past five years given or agreed to give any gift or similar benefit to any customer, supplier, governmental employee or other Person who is or may be in a position to help or hinder the business of the Company or any of its Subsidiaries in connection with any actual or proposed transaction which (a) would reasonably be expected to subject the Company or any of its Subsidiaries to any material damage or penalty in any civil, criminal or governmental litigation or proceeding, (b) if not given in the past, would reasonably be expected to have had a Material Adverse Effect, or (c) if not continued in the future, would reasonably be expected to have a Material Adverse Effect. Without limiting the generality of the foregoing, the Company has not committed, been charged with or to the knowledge of the Company been under investigation with respect to, nor does there exist, any violation by the Company of the Foreign Corrupt Practices Act, as amended.

     2.21  Takeover Laws.  The provisions of Chapters 110C-110F of the MBCL
           -------------
either do not apply to the execution, delivery and performance of this Agreement, the Stockholder Agreement or the Company Option Agreement and the consummation of the Merger or have been rendered inapplicable because of a vote of the Board of Directors of the Company approving the consummation of the Merger and the transactions contemplated by this Agreement, the Stockholder Agreement and the Option Agreement. To the Company's knowledge, no "fair price," "moratorium," "control share acquisition" or other similar anti-takeover statute or regulation enacted in any jurisdiction other than Massachusetts is applicable to the execution, delivery and performance of this Agreement, the Stockholder Agreement or the Company Option Agreement or the consummation of the Merger.

     2.22  Vote Required.  The provisions of Section 6.13 of the Company's
           -------------
Restated Articles of Organization have been rendered inapplicable to the consummation of the Merger and the transactions contemplated by this Agreement, the Stockholder Agreement and the Company Option Agreement as a result of a vote of the Board of Directors of the Company meeting the requirements of Section 6.13(D) of the Company's Restated Articles of Organization.

     2.23  Opinion of Financial Advisor.  The Board of Directors of the Company
           ----------------------------
has received the opinion of the Company's Financial Advisor, as of the date of this

Agreement, to the effect that the Per Share Merger Consideration is fair, from a financial point of view, to the Company and the Company's stockholders.

     2.24  Board Recommendation.  The Board of Directors of the Company, at a
           --------------------
meeting duly called and held, has by a unanimous vote of those directors present
(i) approved the Merger and declared it advisable, (ii) determined that this Agreement and the transactions contemplated hereby, including the Merger, are in the best interests of the stockholders of the Company, and (iii) resolved subject to its fiduciary duties under applicable law to recommend that the stockholders of the Company adopt this Agreement.

     2.25  Disclosure.  To the Company's knowledge, as of the date of this
           ----------
Agreement, no representation or warranty by the Company in this Agreement contains any untrue statement of a material fact.


     2.26  Brokers and Finders.  The Company has furnished to Parent or its
           -------------------
counsel a true and complete copy of that certain letter agreement (the "Lehman
                                                                        ------
Engagement Letter") between the Company and Lehman Brothers Inc. (the "Company's
-----------------                                                      ---------
Financial Advisor"), such letter agreement being the only agreement pursuant to
-----------------
which such firm would be entitled to any payment relating to the transactions contemplated hereunder. No broker, finder or investment banker other than the Company's Financial Advisor is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company or any of its Subsidiaries.

                                  ARTICLE III

            REPRESENTATIONS AND WARRANTIES OF PARENT AND PURCHASER

     Parent and Purchaser, jointly and severally, represent and warrant to the Company that:

     3.1  Organization and Qualification.  Each of Parent and Purchaser is a
          ------------------------------
corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as it is now being conducted. Purchaser and Parent are new corporations that were formed for the purpose of consummating the transactions contemplated by this Agreement. As of the date of this Agreement the Purchaser is a wholly-owned Subsidiary of the Parent and will remain a direct or indirect wholly-owned Subsidiary of the Parent. Neither the Parent nor the Purchaser has conducted any business or engaged in any activities unrelated to the transactions contemplated by this Agreement. Neither the Parent nor the Purchaser has any material liabilities other than in connection with the transactions contemplated by this Agreement and the Financing Agreements (as defined in Section 3.7).

     3.2  Corporate Power, Authorization and Enforceability.  Each of Parent and
          -------------------------------------------------
Purchaser has full corporate power and authority to enter into this Agreement and to perform its obligations hereunder and to consummate all the transactions contemplated hereby. The execution and delivery of this Agreement by Parent and Purchaser, the performance by each of Parent and Purchaser of their respective obligations hereunder and the consummation by Parent and Purchaser of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Purchaser and the Parent, and the Parent as the sole stockholder of the Purchaser, and no other corporate action on the part of Parent or Purchaser is necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by each of Parent and Purchaser and is a legal, valid and binding obligation of each of Parent and Purchaser, enforceable against Parent and Purchaser in accordance with its terms.

     3.3  No Conflict; Required Filings and Consents.
          ------------------------------------------

          (a) Assuming satisfaction of all applicable requirements referred to in Section 3.3(b) below, the execution and delivery of this Agreement by the Parent and the Purchaser, the compliance by the Parent and the Purchaser with the provisions hereof and the consummation by the Parent and the Purchaser of the transactions contemplated hereby will not conflict with or violate any statute, law, ordinance, rule, regulation, order, writ, judgment, award, injunction, decree or ruling applicable to the Parent or any of its Subsidiaries or any of their properties, or conflict with, violate or result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, cancellation or acceleration of, or the loss of a benefit under, or result in the creation of a lien, security interest, charge or encumbrance on any of the properties or assets of the Parent or any of its Subsidiaries pursuant to (i) the organizational documents of the Parent or any of its Subsidiaries or (ii) any contract, lease, agreement, note, bond, mortgage, indenture, deed of trust, or other instrument or obligation, or any license, authorization, permit, certificate or other franchise, other than such conflicts, violations, breaches, defaults, losses, rights of termination, amendment, cancellation or acceleration, liens, security interests, charges or encumbrances as to which requisite waivers have been obtained or which individually and in the aggregate would not have a material adverse effect on the ability of the Parent and Purchaser to perform their obligations under this Agreement.

          (b) Other than in connection with or in compliance with the provisions of the MBCL, the Exchange Act, the "blue sky" laws of various states and the HSR Act and the approvals and consents contemplated by Section 4.14, (i) neither Parent nor Purchaser is required to submit any notice, report, registration, declaration or other filing with any Governmental Entity in connection with the execution or delivery of this Agreement by Parent and Purchaser or the performance by Parent and Purchaser of their obligations hereunder or the consummation by Parent and Purchaser of the transactions contemplated by this Agreement and (ii) no waiver, consent, approval, order or authorization of any Governmental Entity is required to be obtained by the Parent or the

Purchaser in connection with the execution or delivery of this Agreement by Parent and Purchaser or the performance by the Parent and the Purchaser of their obligations hereunder or the consummation by the Parent and the Purchaser of the transactions contemplated by this Agreement. None of the information supplied by Parent or Purchaser for inclusion in the Proxy Statement shall, at the date the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to stockholders, at the time of the Special Meeting or at the Effective Time, contain any untrue statement of a material fact required to be stated therein or necessary in order to make the statements made therein in light of the circumstances under which they were made, not misleading.

     3.4  Board Approval.  The Board of Directors of the Parent, at a meeting
          --------------
duly called and held, has by at least a majority vote of those directors present
(i) approved the Merger and (ii) authorized the proper officers to execute and deliver this Agreement.

     3.5  Brokers and Finders.  No broker, finder or investment banker, other
          -------------------
than any whose fees and expenses will be paid by the Parent, is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Parent or any of its Subsidiaries.

     3.6  Capitalization.  The Parent has received $10,000,000 in cash proceeds
          --------------
(the "Initial Equity Proceeds") from the sale of shares of the Parent's capital
      -----------------------
stock to Liquid Experience II, LLC, a Delaware limited liability company ("Liquid Experience"). The Purchaser and the Parent have previously provided to
  -----------------
the Company true and complete copies of their certificate of incorporation and by-laws.

     3.7  Financing.  (a)  The Parent and Purchaser have provided to the Company
          ---------
true and correct copies of: (i) a Subscription Agreement with Liquid Experience and Ronald S. Haft ("RSH") (the "LE Agreement"), pursuant to which Liquid
                     ---         ------------
Experience has provided the Initial Equity Proceeds and has agreed to provide up to an additional $5,000,000 of financing on the terms and conditions set forth in the LE Agreement, and RSH has guaranteed Liquid Experience's obligation to provide this additional $5,000,000; and (ii) a commitment letter (the "Institutional Investor Agreement") with an institutional investor (the
---------------------------------
"Institutional Investor"), pursuant to which the Institutional Investor has
-----------------------
agreed to provide up to $35,000,000 of financing on the terms and conditions of the Institutional Investor Agreement. There are no other agreements with Liquid Experience or the Institutional Investor or any other Persons regarding the financing contemplated by the LE Agreement and the Institutional Investor Agreement (the "Financing Agreements").
                --------------------

     (b) The Initial Equity Proceeds together with the additional amounts to be provided pursuant to the Financing Agreements constitute all of the financing that Parent and Purchaser would require to consummate the transactions contemplated hereby (including payment of amounts payable under Article I and transaction costs to be borne by the Surviving Corporation hereunder) and to fund working capital requirements. The commitment fee referred to in the Institutional Investor Agreement has been paid. As of the date of this Agreement, the Financing Agreements are in full force and effect and have not been terminated and there are no facts or circumstances which would permit the termination thereof by Liquid Experience or the Institutional Investor or otherwise excuse the obligor(s) thereunder from funding their commitments thereunder other than any fact or circumstance that would under Article V hereof excuse the Parent and Purchaser from consummating the Merger.

     (c) The Parent has duly and validly authorized, executed and delivered the Financing Agreements.

     3.8  Solvency.  Immediately after the Effective Time, and after giving
          --------
effect to any change in the Surviving Corporation's assets and liabilities as a result of the Merger and the financing effected by Purchaser and assuming the continued accuracy of the Company's representations and warranties in Section 2.11, the Surviving Corporation will not (i) be insolvent (either because its financial condition is such that the sum of its debts is greater than the fair value of its assets or because the fair saleable value of its assets is less than the amount required to pay its probable liability on its existing debts as they mature), (ii) have unreasonably small capital with which to engage in its business or (iii) have incurred debts beyond its ability to pay as they become due.

     3.9  Alcoholic Beverage Licenses.  As of the date of this Agreement the
          ---------------------------
Parent and Purchaser have no knowledge of any fact or circumstance relating to them or the Financing Agreements which would reasonably be expected to prevent the parties from obtaining any of the Pre-Closing Licensing Approvals referred to in Section 4.14, except (i) for any facts or circumstances that could lead to a Special Regulatory Event (as defined in Article VII) and (ii) except for those matters set forth in Section 2.8 of the Company Disclosure Letter.


                                  ARTICLE IV

                                  COVENANTS


     4.1  Conduct of Business by the Company.  (a) Except as required or
          ----------------------------------
permitted by this Agreement or as disclosed in Section 4.1 of the Company Disclosure Letter, during the period from the date of this Agreement until the Effective Time, the Company agrees as to itself and its Subsidiaries that (except to the extent that Purchaser shall otherwise consent in writing) the Company and its Subsidiaries shall conduct their respective operations in the ordinary course of business consistent with past practice, and each of the Company and its Subsidiaries will use its reasonable efforts to preserve intact its present business organization, to keep available the services of its present officers and employees and to maintain satisfactory relationships with licensors, licensees, suppliers, contractors, distributors, customers and others having business relationships with it and to maintain insurance on the same terms as are in effect on the date of this Agreement. Without limiting the generality of the foregoing, during the period from the date of this Agreement to the Effective Time, neither the Company nor any of its Subsidiaries shall, without the prior written consent of Purchaser (which consent will be given or denied within a reasonable time after any request for such consent and will not be unreasonably withheld with respect to the matters described in paragraph (v),
(vi), (x) or (xii) below):

          (i) amend its Articles of Organization or other charter document or Bylaws;

          (ii) authorize for issuance, issue, sell, deliver, pledge or agree or commit to issue, sell, deliver or pledge (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any capital stock of any class or any debt or other securities convertible into capital stock or equivalents (including, without limitation, stock appreciation rights), or amend any of the terms of any of the foregoing, other than the issuance of shares of capital stock upon the exercise of outstanding options or rights under the Identified Equity Plans;

          (iii) (A) split, combine or reclassify any shares of its capital stock, or authorize or propose the issuance or authorization of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, adopt or approve any Rights Plan, or repurchase, redeem or otherwise acquire any of its securities or any securities of its Subsidiaries, or (B) make any payment of cash or other property to terminate, cancel or otherwise settle any outstanding Options or any rights under the ESPP, other than in the case of clauses (A) or (B) above for the issuance of Shares in connection with the exercise of options or rights under the Identified Equity Plans or the repurchase of Shares to the extent contractually required pursuant to the terms of existing employee stock repurchase agreements;

          (iv) (A) incur or assume any short-term or long-term Indebtedness, other than up to $1,000,000 under the Company's existing credit line with BankBoston, N.A. (or any successor line of credit) or grant, extend or increase the amount of a mortgage lien on any leasehold or fee simple interest of the Company or its Subsidiaries; or, except in the ordinary course of business consistent with past practice in the case of clauses (B) through (E) below, (B) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person, except for obligations of the Company or any Subsidiary of the Company; (C) make any loans, advances or capital contributions to, or investments in, any other Person; (D) pledge or otherwise encumber shares of capital stock of the Company or any of its Subsidiaries; or (E) mortgage or pledge any of its assets, tangible or intangible, or create or suffer to exist any lien thereon except as existing on the date of this Agreement or as may be required under agreements outstanding on the date of this Agreement to which the Company or any of its Subsidiaries are parties;

          (v) except as expressly provided in this Agreement, enter into, adopt or amend in any manner or terminate any bonus, profit sharing, compensation, severance, termination, stock option, stock appreciation right, restricted stock, performance unit, stock equivalent, stock purchase agreement, pension, retirement, deferred compensation, employment, severance, change-in-control or other employee benefit agreement, trust, plan, fund or other arrangement for the benefit or welfare of any director, officer or employee, or increase in any manner the compensation (including bonuses) or fringe benefits of any director, officer or employee or pay any benefit not required by any plan or arrangement as in effect as of the date of this Agreement or enter into any contract, agreement, commitment or arrangement to do any of the foregoing;

          (vi) sell, lease, license, pledge or otherwise dispose of or encumber any material assets except in the ordinary course of business consistent with past practice (including without limitation any indebtedness owed to it or any claims held by it);

          (vii) except as otherwise permitted pursuant to Section 4.5, acquire or agree to acquire any business or any corporation, partnership, limited liability company, association or other business organization or division thereof, whether by merger or consolidation or by purchasing capital stock or assets, or by any other manner;

          (viii) change any of the accounting principles or practices used by it affecting its assets, liabilities or business, except for such changes required by a change in generally accepted accounting principles;

          (ix) pay, discharge or satisfy any claims, liabilities or obligations (whether absolute, accrued, fixed, contingent, liquidated, unliquidated or otherwise), other than the payment, discharge or satisfaction of liabilities (A) in the ordinary course of business consistent with past practices, (B) with notice to Purchaser, in an amount which does not exceed $50,000 in the aggregate, (C) incurred pursuant to the terms of the Lehman Engagement Letter up to but not exceeding $400,000 (including any payments made prior to the date of this Agreement) plus reimbursement of out-of-pocket expenses, and (D) incurred in connection with the transactions contemplated hereby, including any costs for legal and accounting professionals, but only if they are calculated on a time and disbursements basis at standard rates and itemized in reasonable detail;

          (x) without prior consultation with the Parent (in addition to the consent requirement described above) commence any litigation or arbitration other than in accordance with past practice or settle any litigation or arbitration for money damages or other relief in excess of $50,000 or if as part of such settlement the Company or any Subsidiary would agree to any restrictions on its operations;

          (xi) grant any license with respect to or otherwise convey any intellectual property rights, other than in the ordinary course of business consistent with past practice;

          (xii) elect or appoint any new directors or officers of the Company or any Subsidiary;

          (xiii) waive, release or amend its rights under any confidentiality, "standstill" or similar agreement that the Company entered into in connection with its consideration of a potential strategic transaction; provided, however, that the
                                                    -----------------
Company may waive, release or amend its rights under any such confidentiality, "standstill" or similar agreement if the Company's Board determines, based on the advice of independent legal counsel, that failure to do so would be reasonably likely to constitute a breach of its fiduciary duties to the Company's stockholders under applicable law; or

          (xiv) take, or agree in writing or otherwise to take, any of the actions described in Sections 4.1(i) through 4.1(xiii).

          (b) In the event that the Company wishes to negotiate potential strategic alliances or e-commerce partnering arrangements ("Strategic
                                                            ---------
Relationships"), the Company will notify the Parent prior to furnishing any non-
-------------
public information to any Person in connection with any potential Strategic Relationship and prior to any negotiations regarding a Strategic Relationship, and will permit the Parent and its representatives to participate in any such negotiations. Subject to compliance with the preceding sentence the Company will be permitted to discuss in these negotiations the possibility of partner(s) in Strategic Relationships making investments in the Company in an amount not to exceed $2,000,000. Before the Company enters into, or makes any binding agreement to enter into, any Strategic Relationship it will obtain the prior written consent of the Parent if such Strategic Relationship would include the issuance of shares of capital stock or options, warrants or other rights to acquire capital stock, would impose any non-competition, exclusive dealing or other restrictions on the operation of the Company's business or would otherwise be outside the ordinary course of business consistent with past practice.

     4.2  Access to Information; Confidentiality.
          --------------------------------------

          (a) From the date of this Agreement to the Effective Time, the Company shall, and shall cause its Subsidiaries, officers, directors, employees and agents to, afford the officers, employees and agents of Parent, Purchaser and their Affiliates and the attorneys, accountants, banks, other financial institutions and investment banks working with Parent or Purchaser, and their respective officers, employees and agents, reasonable access, at all reasonable times upon reasonable notice and in such manner as will not unreasonably interfere with the conduct of the Company's business, to its officers, employees, agents, properties, books, records and contracts, and shall furnish Parent, Purchaser and their Affiliates and the attorneys, banks, other financial institutions and investment banks working with Parent or Purchaser, all financial, operating and other data and information as they reasonably request.

          (b) Any information heretofore or hereafter furnished by the Company which is non-public, confidential or proprietary in nature is referred to in this Agreement as "Confidential Information". The Parent and the Purchaser
                   ------------------------
agree that the Confidential Information will be used solely for the purpose of consummating the transactions contemplated by this Agreement, and until the Effective Time, such information will be kept confidential by the Parent and the Purchaser and their Representatives (as defined below), except that the Confidential Information or portions thereof may be disclosed to those Representatives of the Parent and the Purchaser who need to know such information solely for the purpose of evaluating the transactions contemplated by this Agreement. Before disclosing any Confidential Information to any Representatives, the Parent and the Purchaser will inform them of the confidential nature of the Confidential Information. As used herein "Representatives" means directors, officers, employees, advisors and prospective investors and representatives of such advisors and investors. The Parent and the Purchaser agree that any disclosure of Confidential Information to prospective investors shall be subject to the following procedures: (i) if any Confidential Information is to be included in an offering memorandum to be sent to prospective investors, the Company must consent to the type and form of Confidential Information to be included, such consent not to be unreasonably withheld or delayed, and the Parent must enter into a confidentiality agreement with such prospective investor, in a form reasonably satisfactory to the Company, providing that the Company is a third party beneficiary of such confidentiality agreement and (ii) any other disclosure of Confidential Information to any prospective investor shall be subject to the prior consent of the Company, both as to the Confidential Information to be disclosed and the identity of the intended recipient, such consent not to be unreasonably withheld or delayed. The Parent and the Purchaser will be responsible for any breach of this Section 4.2 by their Representatives.

          (c) In the event that the Parent or the Purchaser or any of their Representatives become legally compelled (by deposition, interrogatory, request for documents, subpoena, civil investigative demand or similar process) to disclose any of the Confidential Information, the Parent or the Purchaser shall provide the Company with prompt prior written notice of such requirement so that the Company may seek a protective order or other appropriate remedy and/or waive compliance with the terms of this Section 4.2. In the event that such protective order or other remedy is not obtained, or that the Company waives compliance with the provisions hereof, the Parent or the Purchaser agree to furnish only that portion of the Confidential Information which the Parent or the Purchaser are advised by counsel is legally required and to exercise commercially reasonable efforts to obtain assurance that confidential treatment will be accorded such Confidential Information.

          (d) The term "Confidential Information" does not include any information that the Parent or the Purchaser can demonstrate that (i) at the time of disclosure or thereafter is generally available to the public (other than as a result of its disclosure directly or indirectly by the Parent or the Purchaser or their Representatives), or (ii) was available to the Parent or the Purchaser on a non-confidential basis from a source other than the Company or its advisors, provided that such source confirms to the Parent or the Purchaser in writing that such source is not and was not bound by a confidentiality agreement regarding the Company.

          (e) If this Agreement is terminated pursuant to Article VI, the Parent and the Purchaser will promptly return to the Company any and all copies of the Confidential Information in their possession or in the possession of their Representatives, and the Parent or the Purchaser and their Representatives will promptly destroy all copies of any analyses, compilations, studies or other documents prepared by or for the Parent or the Purchaser which reflect or contain any Confidential Information, except for any of the foregoing which Parent or its counsel deems advisable to retain in connection with pending or future litigation, provided that such
                                                        -------------
Confidential Information is retained by the Parent's counsel and only for so long as considered advisable in light of any pending or future litigation.

          (f) The provisions of paragraphs (a)-(e) above supersede the provisions of paragraphs 1, 3, 4 and 5 of the July Agreement (as defined in Section 6.2).

          (g) No investigation pursuant to this Section 4.2 shall affect any representations or warranties of the parties herein or the conditions to the obligations of the parties hereto.

     4.3  Proxy Statement.
          ---------------

          (a) Promptly after execution and delivery of this Agreement, the Company shall prepare and shall file with the SEC as soon as is reasonably practicable a preliminary Proxy Statement, together with a form of proxy, with respect to the meeting of the Company's stockholders at which the stockholders of the Company will be asked to vote upon and approve this Agreement and the Merger and shall use all reasonable efforts to have the Proxy Statement and form of proxy cleared by the SEC as promptly as practicable, and promptly thereafter shall mail the definitive Proxy Statement and form of proxy to stockholders of the Company. Subject to its fiduciary duties under applicable law, the Proxy Statement shall contain the recommendation of the Board of Directors that the stockholders of the Company vote to adopt and approve the Merger and this Agreement. The term "Proxy Statement" shall mean such proxy or information statement at the time it initially is mailed to the Company's stockholders and all amendments or supplements thereto, if any, similarly filed and mailed.

          (b) The Parent and Purchaser will provide the Company with all information concerning Parent and Purchaser (or their Affiliates) required to be included in, or otherwise reasonably requested by the Company in connection with the preparation of, the Proxy Statement. The information provided and to be provided by Parent, Purchaser and the Company, respectively, for use in the Proxy Statement shall, on the date the Proxy Statement is first mailed to the Company's stockholders and on the date of the Special Meeting (as hereinafter defined), not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make such information, in light of the circumstances under which it was provided, not misleading, and the Company, Parent and Purchaser each agree to correct any information provided by it for use in the Proxy Statement which shall have become false or misleading in any material respect. The Proxy Statement shall comply as to form in all material respects with all applicable requirements of federal securities laws.

     4.4  Meeting of Stockholders of the Company.  Promptly after execution and
          --------------------------------------
delivery of this Agreement, the Company shall take all action necessary, in accordance with the MBCL and its Articles of Organization and Bylaws, to convene a meeting of its stockholders (the "Special Meeting") as promptly as practicable to
                          ---------------
consider and vote upon this Agreement and the Merger. The Company shall use reasonable efforts to solicit from stockholders of the Company proxies in favor of such adoption and approval and to take all other action necessary to secure the vote or consent of stockholders required by the MBCL to effect the Merger. At the Special Meeting, Parent and its direct and indirect Subsidiaries shall vote, or cause to be voted, all of the Shares then owned by Parent and its direct and indirect Subsidiaries in favor of the Merger.

     4.5.  No Solicitation by the Company.
           ------------------------------

          (a) Except as provided in Section 4.5(b), the Company agrees that, from the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement pursuant to Section 6.1, the Company shall not, nor shall it permit any of its Subsidiaries to, nor shall it authorize or permit any of its directors, officers or employees or any representative retained by it (including the Company's Financial Advisor) or any of its Subsidiaries to, directly or indirectly through another Person, (i) solicit, initiate, request or take any other action to facilitate (including by way of furnishing non-public information) any inquiries or the making of any proposal or offer from any third party other than the Parent or its Affiliates regarding any merger, sale of substantial assets, sale or purchase of (or right to sell or purchase) shares of capital stock (other than pursuant to the exercise of stock options outstanding on the date of this Agreement) or similar transactions involving the Company or any of its Subsidiaries (an "Acquisition Proposal") or (ii) participate in any
                             --------------------
discussions or negotiations regarding any Acquisition Proposal; provided,
                                                                --------
however, that if, at any time, the Board of Directors of the Company determines
-------
in good faith, after consultation with and receipt of advice from outside counsel, that it is necessary to do so in order to act in a manner consistent with its fiduciary duties to the Company's stockholders under applicable law, the Company may, in response to what the Board of Directors determines, in good faith after consultation with and receipt of advice from outside counsel, is reasonably likely to lead to a Superior Proposal (as defined below) and subject to delivering a Company Notice (as defined in paragraph (c) below) and compliance with the other provisions of paragraph (c) below, following delivery of the Company Notice (x) furnish information with respect to the Company and its Subsidiaries to any Person making such Acquisition Proposal pursuant to a confidentiality agreement entered into between such Person and the Company with terms no less favorable to the Company than those contained in Section 4.2 of this Agreement and (y) participate in discussions or negotiations regarding such Acquisition Proposal. Immediately following the execution and delivery of this Agreement by the parties hereto, the Company will cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted with respect to the foregoing. Promptly following the execution of this Agreement by the parties hereto, the Company will request each Person that has, prior to the date of this Agreement, executed a confidentiality agreement in connection with its consideration of an Acquisition Proposal to return or destroy all confidential information heretofore furnished to such Person by or on behalf of the Company or any of its Subsidiaries.

          (b) Except as expressly permitted by this Section 4.5, neither the Board of Directors of the Company nor any committee thereof shall (i) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to the Parent, the approval or recommendation by such Board of Directors or such committee of the Merger or this Agreement, (ii) approve or recommend, or propose publicly to approve or recommend, any Acquisition Proposal, or (iii) cause the Company to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement (each, a "Company Acquisition Agreement")
                                               -----------------------------
related to any Acquisition Proposal. Notwithstanding the foregoing, if at any time the Board of Directors of the Company determines in good faith, after consultation with and receipt of advice from outside counsel, that it is necessary to do so in order to act in a manner consistent with its fiduciary duties to the Company's stockholders under applicable law, subject to compliance with paragraph (c) below, the Board of Directors of the Company (x) may withdraw or modify, or propose publicly to withdraw or modify, any approval or recommendation by such Board of Directors or such committee of the Merger or this Agreement and (y) may approve or recommend, or propose publicly to approve or recommend, a Superior Proposal and (z) may cause the Company to enter into a Company Acquisition Agreement related to a Superior Proposal and may terminate this Agreement pursuant to Section 6.1(d) and accept such Superior Proposal.
For purposes of this Agreement, a "Superior Proposal" means any Acquisition
                                   -----------------
Proposal providing for the merger of the Company or the acquisition of all or substantially all of the capital stock or assets of the Company which (i) the Board of Directors of the Company determines in good faith is reasonably likely to be consummated, taking into account the Person making the proposal and all legal, financial and regulatory aspects of the proposal, including any break-up fees, expense reimbursement provisions and conditions to consummation, and (ii) the Board of Directors determines in good faith (after consultation with and based upon the advice of its outside financial advisors) would, if consummated, result in a more favorable transaction to the Company's stockholders than the transaction contemplated by this Agreement. Notwithstanding the existence of one or more Superior Proposals or anything in this Section 4.5 to the contrary, the Stockholder Agreement and Company Option Agreement shall remain in full force and effect in accordance with their terms.

          (c) In addition to the obligations of the Company as set forth in paragraphs (a) and (b) of this Section 4.5, the Company shall advise the Purchaser orally and in writing of any request for non-public information, any Acquisition Proposal, including all of the material proposed terms of such Acquisition Proposal, the identity of the third party, or any decision by the Company to take any of the actions permitted in clauses (x) or (y) of paragraph
(a) above (with any such notice referred to as a "Company Notice").  Any such
                                                  --------------
Company Notice will be delivered promptly after (and in no event later than 48 hours after) receipt of any request for non-public information or of any Acquisition Proposal and prior to the Company taking any of the actions permitted in clauses (x) or (y) of paragraph (a) above. In addition, in the event the Company intends to enter into a Company Acquisition Agreement relating to a Superior Proposal, the Company will deliver a Company Notice at least 48 hours prior to entering into such Company Acquisition Agreement, which Company Notice will identify the third party and the material proposed terms of such Superior Proposal. Subject to confidentiality agreement requirements imposed by any such third party and which the Board of Directors determines in good faith, after consultation with and receipt of advice from outside counsel, are necessary to enter into in order to act in a manner consistent with its fiduciary duties to the Company's stockholders under applicable law, the Company will keep the Purchaser reasonably informed of the status of any such request or Acquisition Proposal and will update the information required to be provided in the Company Notice upon the request of the Purchaser.

          (d) Nothing in this Section 4.5 is intended or shall be construed to prevent (i) the Board of Directors of the Company from taking, and disclosing to the Company's stockholders, a position contemplated by Rules 14d-9 and 14e-2 promulgated under the Exchange Act with respect to any tender offer and (ii) from pursuing or negotiating any Strategic Relationship, subject to compliance with Section 4.1(b).

     4.6  Public Announcements.  Parent and Purchaser on the one hand and the
          --------------------
Company on the other hand will consult with each other before, and obtain the other party's consent with respect to, issuing any press release, any filing with the SEC on Form 8-K or otherwise making any public statements with respect to this Agreement or the Merger or the other transactions contemplated hereby, and shall not issue any such press release, SEC Form 8-K filing or make any such public statement prior to such consultation and consent, except to the extent that compliance with legal requirements requires a party to issue a press release or public announcement or make an 8-K filing without such consultation and consent. Any consent required pursuant to the preceding sentence shall not be unreasonably withheld or delayed. This Section 4.6 shall supersede any conflicting provisions in the July Agreement.

     4.7  Notification of Certain Matters.
          -------------------------------

          (a) The Company shall give prompt notice (which notice shall state that it is delivered pursuant to Section 4.7 of this Agreement) in writing to Purchaser, and Parent and Purchaser shall give prompt notice in writing to the Company, of (i) the occurrence, or failure to occur, of any event which occurrence or failure would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect as of the time such representation or warranty is made and (ii) any material failure of the Company, Parent or Purchaser, as the case may be, or of any officer, director, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, no such notification shall affect the representations or warranties of the parties or the conditions to the obligations of the parties hereunder.

          (b) The Company shall give prompt notice in writing (which notice shall state that it is delivered pursuant to Section 4.7 of this Agreement) to Purchaser of any occurrence that has had or may reasonably be expected to have a Material Adverse Effect, other than changes relating to or arising out of the economy in general or the industries of the Company and its Subsidiaries in general and not specifically relating to the Company or any of its Subsidiaries.

          (c) No failure of the Company to provide notice as required under this Section 4.7 shall be deemed a breach of covenant for purposes of Section 5.2(c) unless such failure results in a material prejudice to Parent and Purchaser. No failure of the Parent and the Purchaser to provide notice as required under this Section 4.7 shall be deemed a breach of covenant for purposes of Section 5.3(b) unless such failure results in a material prejudice to the Company.

     4.8  Officers' and Directors' Indemnification; Insurance.
          ---------------------------------------------------

          (a) The Purchaser agrees that for a period ending on the sixth anniversary of the Effective Time, the Surviving Corporation will maintain all rights to indemnification (including with respect to the advancement of expenses incurred in the defense of any action or suit) existing on the date of this Agreement in favor of the present and former directors, officers, employees and agents of the Company as provided in the Company's Articles of Organization and Bylaws, in each case as in effect on the date of this Agreement, and that during such period, neither the Articles of Organization nor the Bylaws of the Surviving Corporation shall be amended to reduce or limit the rights of indemnity afforded to the present and former directors, officers, employees and agents of the Company, or the ability of the Surviving Corporation to indemnify them, nor to hinder, delay or make more difficult the exercise of such rights or indemnity or the ability to indemnify.

          (b) The Purchaser agrees to indemnify and to cause the Surviving Corporation to indemnify to the fullest extent permitted under its Articles of Organization, its Bylaws and applicable law the present and former directors, officers, employees and agents of the Company against all losses, damages, liabilities or claims made against them arising from their service in such capacities prior to and including the Effective Time, to at least the same extent as such persons are currently permitted to be indemnified pursuant to the Company's Articles of Organization and Bylaws, for a period ending on the sixth anniversary of the Effective Time.

          (c) Should any claim or claims be made against any present or former director, officer, employee or agent of the Company, on or prior to the sixth anniversary of the Effective Time, arising from such person's service as such at any time prior to the Effective Time, the provisions of this Section 4.8 respecting the Articles of Organization and Bylaws and the obligation of indemnity of the Surviving Corporation shall continue in effect until the final disposition of all such claims.

          (d) The Purchaser agrees that in the event that the Surviving Corporation or any of its successors or assigns consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, then and in each such case, proper provisions shall be made so that the successors and assigns of the Surviving Corporation shall assume the obligations of the Surviving Corporation, set forth in this Section 4.8.

          (e) The provisions of this Section 4.8 are intended to be for the benefit of, and shall be enforceable by, each indemnified party and such party's heirs and representatives.

          (f) The Purchaser will cause to be maintained for a period of six years from the Effective Time the Company's current directors' and officers' insurance and indemnification policy to the extent that it provides coverage for events occurring prior to the Effective Time (the "D&O Insurance") for all
                                                   -------------
persons who are directors and officers of the Company on the date of this Agreement, so long as such insurance is available on commercially reasonable terms and the annual premium therefor would not be in excess of 200% of the last annual premium paid prior to the date of this Agreement (the "Maximum Premium").
                                                              ---------------
If the existing D&O Insurance expires, is terminated or cancelled during such six-year period, the Purchaser will use all reasonable efforts to cause to be obtained as much D&O Insurance as can be obtained for the remainder of such period for an annualized premium not in excess of the Maximum Premium, on terms and conditions no less advantageous than the existing D&O Insurance.

     4.9  Additional Agreements.
          ---------------------

          (a) Subject to the terms and conditions hereof, each of the parties to this Agreement agrees to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement (including consummation of the Merger) and to cooperate with each other in connection with the foregoing.

          (b) Subject to the terms and conditions hereof, each of the parties to this Agreement agrees to use commercially reasonable efforts to: (i) obtain all necessary waivers, consents and approvals from other parties to loan agreements, leases, licenses and other contracts, (ii) obtain all necessary consents, approvals and authorizations as required to be obtained under any federal, state or foreign law or regulations, including, but not limited to, those required under the HSR Act and those referred to in Section 4.14, (iii) defend all lawsuits or other legal proceedings challenging this Agreement or the consummation of the transactions contemplated hereby, (iv) lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby, (v) effect all necessary registrations and filings, including, but not limited to, filings under the HSR Act and submissions of information requested by Governmental Entities, and (vi) fulfill all conditions to this Agreement.

     4.10  Company Indebtedness.  Prior to the Effective Time, the Company shall
           --------------------
cooperate with Purchaser in taking such actions requested by the Purchaser as are reasonably appropriate or necessary in connection with the redemption, prepayment, modification, satisfaction or elimination at or promptly after the Effective Time of any outstanding Indebtedness of the Company or any of its Subsidiaries, including contacting lenders for pay-off letters and lien discharges.

     4.11  Other Actions by the Company.  If any "fair price," "moratorium,"
           ----------------------------
"control share acquisition," "shareholder protection" or other form of anti-takeover statute, regulation or charter provision or contract is or shall become applicable to the Merger or the transactions contemplated hereby, the Company and the Board of Directors of the Company shall, promptly upon the request of the Purchaser, grant such approvals and take such actions as are necessary under such laws and provisions so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of such statute, regulation, provision or contract on the transactions contemplated hereby.

     4.12  Litigation Cooperation.  Promptly upon execution of this Agreement
           ----------------------
and until the Effective Time, each of the Company, Parent and Purchaser shall cooperate with each other in connection with any litigation by a third party arising out of or in connection with this Agreement or any of the transactions contemplated by this Agreement.

     4.13  Future Filings.  The Company will deliver to the Purchaser as soon as
           --------------
they become available true and complete copies of any report or statement mailed by it to its stockholders generally or filed by it with the SEC subsequent to the date of this Agreement and prior to the Effective Time. As of their respective dates, such reports and statements (excluding any information therein provided by the Parent or the Purchaser, as to which the Company makes no representation) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading and will comply as to form in all material respects with all applicable requirements of law. The consolidated financial statements of the Company to be included in such reports and statements (excluding any information therein provided by the Parent or the Purchaser, as to which the Company makes no representation) will be prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except (i) as otherwise indicated in such financial statements and the notes thereto or (ii) in the case of unaudited interim statements, to the extent permitted under Form 10-Q under the Exchange Act) and will present fairly the consolidated financial position, results of operations and cash flows of the Company as of the dates thereof and for the periods indicated therein (subject, in the case of any unaudited interim financial statements, to normal year-end audit adjustments). The Parent shall deliver to the Company as soon as they become available, true and complete copies of any report or statement mailed by it to the Company's stockholders generally or filed by it with the SEC subsequent to the date of this Agreement and prior to the Effective Time.

     4.14  Alcoholic Beverage Licenses.  (a) Each party agrees to cooperate and
           ---------------------------
use commercially reasonable efforts to obtain the Regulatory Consents required from Governmental Entities in order for the Alcoholic Beverage Licenses to remain in full force and effect upon consummation of the Merger.

     (b) Without limiting the generality of paragraph (a) above, the Parent and the Purchaser will as promptly as practicable prepare the filings and requests for approvals set forth in Exhibit D hereto, at the direction of the Parent and
                           ---------
Purchaser the Company will sign such filings and requests (subject to the Company's approval, not to be unreasonably withheld or delayed), the Parent and Purchaser will file such filings and requests and the Parent, Purchaser and the Company will proceed diligently to obtain the Regulatory Consents that are required to be obtained prior to consummation of the Merger as indicated on Exhibit D (the "Pre-Closing License Approvals"). The Parent, Purchaser and the
---------       -----------------------------
Company acknowledge that Exhibit D does not purport to list all of the Producer
                         ---------
Approvals (as defined in Article VII).

     (c) The Parent will give the Company written notice promptly after becoming aware of the occurrence of any Special Regulatory Event. No failure of the Parent to provide notice as required under this Section 4.14(c) shall be deemed a breach of covenant for purposes of Section 5.3(b) unless such notice was delivered more than ten (10) business days after the Parent became aware of such Special Regulatory Event.

     4.15  Company Actions Relating to Tax Matters.  Without the prior consent
           ---------------------------------------
of Purchaser (which shall not be unreasonably withheld or delayed and which shall be deemed given if there is no response within five business days of a request for consent), neither the Company nor any Subsidiary shall make or change any election, request permission of any Tax authority to change any accounting method, file any amended Tax return, enter into any closing agreement, settle any Tax claim or assessment relating to the Company or its Subsidiaries, surrender any right to claim a refund of Taxes, or consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment relating to the Company or its Subsidiaries, if any such election, adoption, change, amendment, agreement, settlement, surrender or consent would have the effect of materially increasing the Tax liability of the Company, any Subsidiary, or the Surviving Corporation (or Parent).

     4.16  Financing.  The Parent will not waive or amend the Financing
           ---------
Agreements in any material respect without the prior written consent of the Company. The Parent will perform in all material respects its obligations under the Financing Agreements. The Parent will enforce its rights under the Financing Agreements and will contribute to Purchaser the proceeds thereof to the extent required by Purchaser to fulfill its obligations under this Agreement.

     4.17  Up Front Payment.  Simultaneously with the execution and delivery of
           ----------------
this Agreement, the Parent has paid the Company $1,250,000 (the "Payment").  The
                                                                 -------
Parent and the Purchaser acknowledge that the Company will use the Payment for its general corporate expenses, subject to compliance with the other provisions of this Article IV. The Parent and Purchaser further acknowledge that the Payment is not refundable except as provided in Section 6.3(c). The Company acknowledges and agrees that it will refund the Payment under the circumstances and at the time set forth in Section 6.3(c).

     4.18  Institutional Investor Agreement.  The Company hereby agrees to
           --------------------------------
comply with the provisions of Section 12.02 of the Institutional Investor Agreement.

                                   ARTICLE V

                             CONDITIONS OF MERGER

     5.1  Conditions to the Obligations of Each Party to Effect the Merger.  The
          ----------------------------------------------------------------
respective obligations of each party to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of each of the following conditions:

          (a) This Agreement and the Merger shall have been approved and adopted by the requisite vote of the stockholders of the Company.

          (b) Any waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

          (c) No temporary restraining order, preliminary or permanent injunction, judgment or other order, decree or ruling nor any statute, rule, regulation or order shall be in effect which would make the acquisition or holding by Parent or its Affiliates of Shares or shares of Common Stock of the Surviving Corporation illegal or otherwise prevent the consummation of the Merger.

     5.2  Conditions Precedent to Parent's and Purchaser's Obligations.  Parent
          ------------------------------------------------------------
and Purchaser shall be obligated to perform the acts contemplated for performance by them under Article I only if each of the following conditions is satisfied at or prior to the Closing Date, unless any such condition is waived in writing by Parent and Purchaser:

          (a)  The representations and warranties of the Company set forth in
Article 2 (other than Section 2.3(a)) shall be true and correct in all material respects (without giving duplicative effect to any materiality qualification contained in the applicable representation or warranty) as of the Closing Date with the same force and effect as though made again at and as of the Closing Date, except for any representations and warranties that address matters only as of a particular date (which shall remain true and correct in all material respects (without giving duplicative effect to any materiality qualification contained in the applicable representation or warranty) as of such date).

          (b)  The representations and warranties of the Company set forth in
Section 2.3(a) shall be true and correct in all respects as of the Closing Date with the same force and effect as though made again at and as of the Closing Date, except for any representations and warranties that address matters only as of a particular date (which shall remain true and correct in all respects as of such date).

          (c) The Company shall have performed and complied (i) in all respects with its covenants under Sections 4.1(a)(ii) and 4.1(a)(iii) and (ii) in all material respects (without giving duplicative effect to any materiality qualification contained in the applicable obligation) with all other covenants and agreements contained in this Agreement required to be performed or complied with by it on or before the Closing Date.

          (d) Since the date of this Agreement, there shall not have been the occurrence of any event or condition that has had or would reasonably be expected to have a Material Adverse Effect other than changes relating to or arising out of the economy in general or the industries of the Company and its Subsidiaries in general and not specifically relating to the Company or any of its Subsidiaries.

          (e) The Company shall have executed and delivered to Purchaser and Parent at and as of the Closing a certificate, duly executed by the Company's President and Chief Financial Officer, in form and substance reasonably satisfactory to Parent and Parent's counsel, certifying that to such officers' knowledge, the conditions specified in (a), (b), (c) and (d) have been satisfied.

          (f) The Company and the Purchaser shall have obtained the Pre-Closing License Approvals referred to in Section 4.14.

          (g)  There shall not have occurred a Special Regulatory Event.

          (h) The Company shall have obtained the third party consents listed in Section 5.2(h) of the Company Disclosure Letter.

          (i) The Company shall have resolved certain outstanding regulatory issues as provided in Section 5.2(i) of the Company Disclosure Letter.

     5.3  Conditions to Obligations of the Company.  The Company shall be
          ----------------------------------------
obligated to perform the acts contemplated for performance by it under Article I only if each of the following conditions is satisfied at or prior to the Closing Date, unless any such condition is waived in writing by the Company:

          (a) The representations and warranties of the Parent and Purchaser set forth in Article 3 shall be true and correct in all material respects (without giving duplicative effect to any materiality qualification contained in the applicable representation or warranty) as of the Closing Date with the same force and effect as though made again at and as of the Closing Date, except for any representations and warranties that address matters only as of a particular date (which shall remain true and correct in all material respects (without giving duplicative effect to any materiality qualification contained in the applicable representation or warranty) as of such date).

          (b) The Parent and Purchaser shall have performed and complied in all material respects (without giving duplicative effect to any materiality qualification contained in the applicable obligation) with all covenants and agreements contained in this Agreement required to be performed or complied with by them on or before the Closing Date.

          (c) The Parent and Purchaser shall have executed and delivered to the Company at and as of the Closing a certificate, duly executed by the Parent's and Purchaser's Presidents and Chief Financial Officers, in form and substance reasonably satisfactory to the Company and the Company's counsel, certifying that to such officers' knowledge, the conditions specified in (a) and (b) have been satisfied.

                                  ARTICLE VI

                       TERMINATION, AMENDMENT AND WAIVER

     6.1  Termination.  This Agreement may be terminated, at any time prior to
          -----------
the Effective Time, whether before or after approval by the stockholders of the
Company:

          (a) by mutual written agreement of the Boards of Directors of Purchaser and the Company; or

          (b)  by either Purchaser or Company:

               (i) if any court of competent jurisdiction in the United States or other United States governmental body shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable; or

               (ii) if there has been a material breach by the other party of any representation, warranty, covenant or agreement set forth in this Agreement unless such breach is capable of being cured and is cured prior to the Closing Date, except with respect to any breach of Section 4.5, which must be cured within five (5) days after written notice from the Purchaser specifying such breach;

          (c) by Purchaser, if the Board of Directors of the Company or any committee thereof shall have approved or recommended an Acquisition Proposal by a third party, or withdrawn or modified in a manner adverse to Parent or Purchaser its approval or recommendation of this Agreement or the transactions contemplated hereby, or failed to include in the Proxy Statement to its stockholders such recommendation (including the recommendation that the stockholders of the Company vote in favor of the Merger); or publicly resolved to do any of the foregoing;

          (d) by the Company, pursuant to Section 4.5, in the event the Company has complied with all the provisions of Section 4.5 and has determined to accept a Superior Proposal; provided that (A) at the time of terminating this Agreement
                     -------------
pursuant to this Section 6.1(d), the Company pay the Break-Up Fee referred to in
Section 6.3(b) and refund the Payment as provided in Section 6.3(c), (B) the Company shall have provided Purchaser with forty-eight (48) hours' prior written notice of the Company's decision to so terminate (the "Company Termination
                                                       -------------------
Notice"); and (C) the Stockholder Agreement and the Company Option Agreement
------
shall remain in full force and effect in accordance with their terms. The Company Termination Notice shall indicate in reasonable detail the terms and conditions of such Superior Proposal, including, without limitation, the amount and form of the proposed consideration and whether such Superior Proposal is subject to any material conditions;

          (e) by either the Company or the Purchaser in the event the Effective Time has not occurred by January 31, 2000; provided that in the event by
                                           -------------
January 31, 2000 at least 66 2/3 % of the Pre-Closing License Approvals have been obtained by the Parent and the Parent, after consultation with its regulatory counsel, reasonably believes that the remaining Pre-Closing License Approvals will be obtained by February 29, 2000, then at the request of the Parent this January 31, 2000 outside date will be extended to February 29, 2000; provided that as a condition to such extension the Parent and the Purchaser
-------- ----
waive the conditions set forth in Section 5.2(a), Section 5.2(d) and Section 5.2(e) (as it relates to Sections 5.2(a) and (d)), and confirm in writing that, except as otherwise noted, as of the date of such extension they are not aware of (x) any fact or circumstances that would then permit them to terminate this Agreement pursuant to any provision of this Section 6.1 or (y) any fact or circumstance, other than the receipt of such pending Pre-Closing License Approvals, that would cause the conditions set forth in Section 5.2 to not be fulfilled.

          (f) by the Company if the Financing Agreements have been terminated unless, on or before December 28, 1999, the Parent and Purchaser have obtained binding equity commitments in at least the same amount and in a form and from financing sources reasonably satisfactory to the Company (the "New Commitments")
                                                               ---------------
and the Parent and the Purchaser have waived the condition set forth in Section 5.2(g) and their termination right pursuant to Section 6.1(g);

          (g) by the Purchaser, in the event a Special Regulatory Event occurs; and

          (h) by the Company, in the event a Special Regulatory Event occurs unless on or before December 28, 1999 the Parent and Purchaser have provided New Commitments and have waived the condition set forth in Section 5.2(g) and their termination right pursuant to Section 6.1(g).

     6.2  Procedure and Effect of Termination.  In the event of the termination
          -----------------------------------
of this Agreement by the Company or Purchaser or both of them pursuant to
Section 6.1, the terminating party shall provide written notice of such termination to the other party and this Agreement shall forthwith become void and there shall be no liability on the part of Parent, Purchaser or the Company, except as set forth in this Section 6.2 and in Sections 4.2(b)-(f) and 6.3 of this Agreement. The foregoing shall not relieve any party for liability for damages actually incurred as a result of any breach of this Agreement. Sections 4.2(b)-(f), 6.2, 6.3, 6.4 and Article VIII of this Agreement shall survive the termination of this Agreement. In addition, the provisions of paragraph 9 of the letter agreement, dated July 12, 1999, among Liquid Experience LLC, Combined Properties,

Inc. and the Company (as amended to date, the "July Agreement") shall survive
                                               --------------
the termination of this Agreement and the Parent and Purchaser agree to be bound by such provisions.

     6.3  Fees and Expenses.  (a) Except as otherwise provided in this Agreement
          -----------------
and whether or not the transactions contemplated by this Agreement are consummated, all costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such expenses. The Parent and the Purchaser understand and agree that, subject to compliance by the Company with the provisions of Section 4.1, the Company will pay at or before the Closing its financial advisory, legal and accounting expenses, including without limitation all amounts owed to the Company's Financial Advisor pursuant to the Lehman Engagement Letter (subject to the limits set out in Section 4.1).

          (b) In the event that the Purchaser terminates this Agreement pursuant to Section 6.1(c) or the Company terminates this Agreement pursuant to
Section 6.1(d), then the Company shall pay to the Purchaser the amount of $1,250,000 as reimbursement of the Purchaser's and Parent's expenses and as liquidated damages (the "Break-Up Fee"). Any such payment shall be made within
                         ------------
three (3) business days after a termination pursuant to Section 6.1(c) or at the time of any termination pursuant to Section 6.1(d).

          (c) In the event that the Purchaser terminates this Agreement pursuant to Section 6.1(g) or the Company terminates this Agreement pursuant to
Section 6.1(h), the Company's retention of the Payment will be considered liquidated damages and the Company will have no further recourse with respect to such termination. In the event that the Company terminates this Agreement pursuant to Section 6.1(d), then in addition to the Break-Up Fee the Company will refund the entire Payment to the Purchaser at the time of any termination pursuant to Section 6.1(d).

     6.4  Initial Equity Proceeds.  The Purchaser agrees that in the event of
          -----------------------
any termination of this Agreement pursuant to Section 6.1(b), (e) or (f), the Purchaser will retain the Initial Equity Proceeds for a period of thirty days after the effective date of the termination of this Agreement (the "Release
                                                                    -------
Date") and if prior to the Release Date the Company has asserted in writing any
----
claim of any breach of this Agreement by the Parent or the Purchaser, specifying the amount of damages caused by such breach, the Parent will retain or cause the Purchaser to retain the Initial Equity Proceeds in an amount equal to 125% of the amount of such alleged damages, but in no event more than the remaining Initial Equity Proceeds (the "Required Amount"), unless RSH, in exchange for the
                              ---------------
transfer of the remaining Initial Equity Proceeds to him or an Affiliate, (i) agrees to guarantee the obligations of the Parent and Purchaser under this Agreement, up to the amount of the Initial Equity Proceeds distributed to such Person, and (ii) at the time of such guarantee, RSH delivers to the Company personal financial statements evidencing a net worth of at least three (3) times the Required Amount.

     6.5  Amendment.  This Agreement may be amended by each of the parties by
          ---------
action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; provided, however, that (i) such amendment shall be in
                    -----------------
writing signed by all of the parties, and (ii) after adoption of this Agreement and the Merger by the stockholders of the Company, no amendment may be made without the further approval of the stockholders of the Company to the extent such approval is required by applicable law.

     6.6  Waiver.  Subject to the requirements of applicable law, at any time
          ------
prior to the Effective Time, whether before or after the Special Meeting, any party hereto, by action taken by its Board of Directors, may (i) extend the time for the performance of any of the obligations or other acts of any other party hereto or (ii) waive compliance with any of the agreements of any other party or with any conditions to its own obligations. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party by a duly authorized officer of such party. Notwithstanding the above, any waiver given shall not apply to any subsequent failure of compliance with agreements of the other party or conditions to its own obligations.


                                  ARTICLE VII

                                  DEFINITIONS

     As used herein the following terms not otherwise defined have the following respective meanings:

     "Affiliate" means, with respect to any specified Person, any other Person
      ---------
that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person. As used in this definition the term "control" (including the terms "controlled by" and
                             -------                        -------------
"under common control with") means, with respect to the relationship between or
--------------------------
among two or more Persons, the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise, including, without limitation, the ownership, directly or indirectly, of securities having the power to elect a majority of the board of directors or similar body governing the affairs of such Person.

     "Indebtedness" means (i) all indebtedness of the Company or any of its
      ------------
Subsidiaries for borrowed money, whether current or funded, or secured or unsecured, (ii) all indebtedness of the Company or any of its Subsidiaries for the deferred purchase price of property or services represented by a note or other security, (iii) all indebtedness of the Company created or arising under any conditional sale or other title retention agreement with respect to property acquired by the Company or any of its Subsidiaries (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (iv) all indebtedness of the Company or any of its Subsidiaries secured by a purchase money mortgage or other lien to secure all or part of the purchase price of property subject to such mortgage or lien, (v) all obligations under leases which shall have been or must be, in accordance with generally accepted accounting principles, recorded as capital leases in respect of which the Company or any of its Subsidiaries is liable as lessee,
(vi) any liability of the Company or any of its Subsidiaries in respect of banker's acceptances or letters of credit, and (vii) all indebtedness referred to in clause (i), (ii), (iii), (iv), (v) or (vi) above which is directly or indirectly guaranteed by the Company or any of its Subsidiaries or which the Company or any of its Subsidiaries has agreed (contingently or otherwise) to purchase or otherwise acquire or in respect of which it has otherwise assured a creditor against loss.

     "Material Adverse Effect" means any material adverse effect on the
      -----------------------
business, properties, assets, results of operations or financial condition of the Company and its Subsidiaries taken as a whole.

     "Person" means any corporation, association, partnership, limited liability
      ------
company, organization, business, individual, government or political subdivision thereof or governmental agency.

     "Producer Approvals" means the regulatory approvals, registrations,
      ------------------
permits, licenses, authorizations, waivers or consents required under state and local alcoholic beverage control laws for the Institutional Investor to be permitted to consummate both its financing for the Purchaser as contemplated by the Institutional Investor Agreement and its financing for the Producer (as defined below in "Special Regulatory Event") as contemplated by the
                  ------------------------
Institutional Investor Agreement.

     "Special Regulatory Event" means (i) the failure to obtain one or more of
      ------------------------
the Pre-Closing License Approvals because of the proposed investment by the Institutional Investor in a manufacturer of alcoholic beverages (the "Producer")
                                                                      --------
on the terms set forth on Exhibit A to the Institutional Investor Agreement or
                          ---------
(ii) the determination by the Institutional Investor that, even if it has made or would make commercially reasonable efforts to do so, it will not be able to obtain all of the Producer Approvals.

     "Subsidiary" means, with respect to any Person, any corporation a majority
      ----------
(by number of votes) of the outstanding shares of any class or classes of which shall at the time be owned by such Person or by a Subsidiary of such Person, if the holders of the shares of such class or classes (a) are ordinarily, in the absence of contingencies, entitled to vote for the election of a majority of the directors (or persons performing similar functions) of the issuer thereof, even though the right so to vote has been suspended by the happening of such a contingency, or (b) are at the time entitled, as such holders, to vote for the election of a majority of the directors (or persons performing similar functions) of the issuer thereof, whether or not the right so to vote exists by reason of the happening of a contingency.

     "Tax" or "Taxes" means any federal, state, local, or foreign income, gross
      ---  --  -----
receipts, franchise, estimated, alternative minimum, add-on minimum, sales, use, transfer, registration, value added, excise, natural resources, severance, stamp, occupation, premium, windfall profit, environmental, customs, duties, real property, personal property, capital stock, intangibles, social security, unemployment, disability, payroll, license, employee, or other tax or levy, of any kind whatsoever, including any interest, penalties, or additions to tax in respect of the foregoing.


                                 ARTICLE VIII

                                 MISCELLANEOUS

     8.1  Severability.  If any term or other provision of this Agreement is
          ------------
invalid, illegal or incapable of being enforced by rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

     8.2  Notices.  All notices and other communications given or made pursuant
          -------
hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered if sent via telecopier or delivered personally (including, without limitation, delivery by commercial carrier warranting next-day delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by similar notice, except that notices of changes of address shall be effective upon receipt):

          (a)  If to Company:

               960 Turnpike Street
               Canton, MA  02021
               Attention:  President
               Telecopier No.:  781-575-0102

               With copies to:

               Ropes & Gray
               One International Place
               Boston, MA  02110
               Attention:   Patrick Diaz and
                            Mark Nuccio
               Telecopier No.: (617) 951-7050

          (b)  If to Parent or Purchaser:

               c/o Combined Properties, Inc.
               1899 L Street, N.W.
               Ninth Floor
               Washington, D.C.  20036

               Attention:  David J. Roodberg
               Telecopier No.:  (202) 833-3013

               With copies to:

               Bingham Dana LLP
               150 Federal Street
               Boston, Massachusetts 02110
               Attention:  John R. Utzschneider
               Telecopier No.: (617) 951-8736

     8.3  Headings.  The headings contained in this Agreement are for reference
          --------
purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     8.4  Representations and Warranties, etc.  The respective representations
          -----------------------------------
and warranties of the Company, Parent and Purchaser contained herein shall survive until, and shall expire with, and be terminated and extinguished upon the earlier to occur of (a) the termination of this Agreement pursuant to
Section 6.1 and (b) the Closing Date. This Section 8.4 shall have no effect upon any other obligation of the parties hereto, whether to be performed before or after the consummation of the Merger.

     8.5  Miscellaneous.  This Agreement, the documents delivered pursuant
          -------------
hereto or in connection herewith and the July Agreement (i) constitute the entire agreement and supersede all other prior agreements and undertakings, both written and oral (including, without limitation, any agreement or proposed agreement relating to the timing of execution of this Agreement and the payment of any amount in connection therewith), among the parties, or any of them, with respect to the subject matter hereof, (ii) are not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder, other than Section 4.8 (which is intended for the benefit of the present and former directors, officers, employees and agents of the Company and may be enforced by any such indemnified persons), (iii) the Purchaser and the Parent may assign this Agreement to their lenders as collateral security; provided, however, that
                                                        -----------------
no such assignment shall relieve the assignor of its obligations hereunder, and
(iv) shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts (without reference to choice of law rules). This Agreement may be executed in one or more counterparts which together shall constitute a single agreement.

     8.6  Nature of Obligation.  All obligations of the Parent and Purchaser in
          --------------------
this Agreement are joint and several, whether or not so expressed.

     IN WITNESS WHEREOF, Parent, Purchaser and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                      LIQUID HOLDINGS INC.

                                      By: /s/ Ronald S. Haft
                                         -------------------------------------
                                          Name:  Ronald S. Haft
                                          Title: President


                                      LIQUID ACQUISITION CORP.

                                      By: /s/ Ronald S. Haft
                                         -------------------------------------
                                          Name:  Ronald S. Haft
                                          Title: President

                                      By: /s/ David J. Roodberg
                                         -------------------------------------
                                          Name:  David J. Roodberg
                                          Title: Executive Vice President
                                                   and Treasurer


                                      GEERLINGS & WADE, INC.


                                      By: /s/ Jay L. Essa
                                         -------------------------------------
                                          Name:  Jay L. Essa
                                          Title: President

                                      By: /s/ David R. Pearce
                                         -------------------------------------
                                          Name:  David R. Pearce
                                          Title: Vice President and Treasurer

                                                                       EXHIBIT A


                             STOCKHOLDER AGREEMENT
                             ---------------------

     THIS STOCKHOLDER AGREEMENT (this "Agreement") is made and entered into as
                                       ---------
of September 27, 1999, by and among Liquid Holdings Inc., a Delaware corporation ("Parent"), Huib Geerlings ("Mr. Geerlings") and Phillip D. Wade ("Mr. Wade,"
  ------                     --- ---------                         --- ----
and together with Mr. Geerlings, the "Stockholders," and each singly, a
                                      ------------
"Stockholder").
 -----------

     WHEREAS, the Stockholders desire that Parent, Liquid Acquisition Corp., a Massachusetts corporation and wholly owned subsidiary of Parent ("Sub"), and
                                                                  ---
Geerlings & Wade, Inc., a Massachusetts corporation (the "Company"), enter into
                                                          -------
an Agreement and Plan of Merger, dated as of the date hereof (as the same may be amended or supplemented, the "Merger Agreement") with respect to the merger of
                              ----------------
Sub with and into the Company (the "Merger"); and
                                    ------

     WHEREAS, the Stockholders are executing this Agreement as an inducement to Parent to enter into and execute, and to cause Sub to enter into and execute, the Merger Agreement;

     NOW, THEREFORE, in consideration of the execution and delivery by Parent and Sub of the Merger Agreement and the mutual covenants, conditions and agreements contained herein and therein, the parties agree as follows:

     1. Representations and Warranties. Each Stockholder represents and warrants to Parent as follows:

          (a) The Stockholder is the record and beneficial owner of the number of shares (the "Stockholder's Shares") of capital stock, $0.01 par value,
                     --------------------
     of the Company ("Company Capital Stock") set forth below such Stockholder's
                      ---------------------
     name on the signature page hereof. The Stockholder's Shares of Mr. Wade are subject to a Pledge Agreement dated July 27, 1997 (the "Pledge
                                                                 ------
     Agreement") between the Stockholder and BankBoston, N.A.  This Agreement
     ---------
     has been duly authorized, executed and delivered by, and constitutes a valid and binding agreement of, the Stockholder, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws of general application respecting creditors' rights and by general equitable principles. In the case of Mr. Wade, Mr. Wade has delivered to the Parent a true and correct copy of the Pledge Agreement as in effect on the date hereof.

                                     A-A-1

          (b) Except for the obligations of Mr. Wade pursuant to the Pledge Agreement, neither the execution and delivery of this Agreement nor the consummation by the Stockholder of the transactions contemplated hereby will result in a violation of, or a default under, or conflict with, any contract, trust, commitment, agreement, understanding, arrangement or restriction of any kind to which the Stockholder is a party or bound or to which the Stockholder's Shares are subject. If the Stockholder is married and the Stockholder's Shares constitute community property, this Agreement has been duly authorized, executed and delivered by, and constitutes a valid and binding agreement of, the Stockholder's spouse, enforceable against such person in accordance with its terms. Consummation by the Stockholder of the transactions contemplated hereby will not violate, or require any consent, approval, or notice under, any provision of any judgment, order, decree, statute, law, rule or regulation applicable to the Stockholder or the Stockholder's Shares.

          (c) Except for the security interest in the Stockholder's Shares of Mr. Wade under the Pledge Agreement, the Stockholder's Shares and the certificates representing the Stockholder's Shares are now, and at all times during the term hereof will be, held by the Stockholder, or by a nominee or custodian for the benefit of such Stockholder, free and clear of all liens, security interests, proxies, voting trusts or voting agreements or any other encumbrances whatsoever, except for any such encumbrances or proxies arising hereunder.

          (d) No broker, investment banker, financial adviser or other person is entitled to any broker's, finder's, financial adviser's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the Stockholder.

          (e) The Stockholder understands and acknowledges that Parent is entering into, and causing Sub to enter into, the Merger Agreement in reliance upon the Stockholder's execution and delivery of this Agreement. The Stockholder acknowledges that the irrevocable proxy set forth in
     Section 4 and, in the case of Mr. Geerlings only, the option in Section 5, are granted in consideration for the execution and delivery of the Merger Agreement by Parent and Sub.

     2. Voting Agreements. Each Stockholder agrees with, and covenants to, Parent as follows:

          (a) At any meeting of stockholders of the Company called to vote upon the Merger and the Merger Agreement or at any adjournment thereof or in any other circumstances upon which a vote, consent or other approval with respect to the Merger and the Merger Agreement is sought (the "Stockholders' Meeting"), the Stockholder shall vote (or cause to be voted)
     ----------------------
     the Stockholder's Shares in favor of the Merger, the execution and delivery by Company of the Merger Agreement, and the approval of the terms thereof and each of the other

                                     A-A-2
     transactions contemplated by the Merger Agreement.

          (b) At any meeting of stockholders of the Company or at any adjournment thereof or in any other circumstances upon which their vote, consent or other approval is sought, the Stockholder shall vote (or cause to be voted) the Stockholder's Shares against (i) any merger agreement or merger (other than the Merger Agreement and the Merger), consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by the Company or (ii) any amendment of the Company's Articles of Organization or Bylaws or other proposal or transaction involving the Company or any of its subsidiaries which amendment or other proposal or transaction would in any manner impede, frustrate, prevent or nullify the Merger, the Merger Agreement or any of the other transactions contemplated by the Merger Agreement (each of the foregoing in clause (i) or (ii) above, a "Competing Transaction").
                                                   ---------------------
     3.   Covenants.

          (a) Mr. Geerlings agrees with and covenants to Parent, and Parent agrees with and covenants to Mr. Geerlings, that, in the event of the exercise of the Option pursuant to the terms hereof, Mr. Geerlings shall cooperate with the Company and Parent, and Parent shall cooperate with Mr. Geerlings and the Company, at the request of the Company, in the preparation of any necessary filings with regulatory authorities concerning the Alcoholic Beverage Licenses (as defined in the Merger Agreement), including amendments to existing filings, and any related requests for approvals.

          (b) Except, in the case of Mr. Wade, in accordance with the Pledge Agreement, each Stockholder agrees with, and covenants to, Parent that such Stockholder shall not, except as expressly permitted by Section 4.5 of the Merger Agreement, (i) transfer (which term shall include, without limitation, for the purposes of this Agreement, any sale, gift, pledge or other disposition), or consent to any transfer of, any or all of the Stockholder's Shares or any interest therein, except pursuant to the Merger; (ii) enter into any contract, option or other agreement or understanding with respect to any transfer of any or all of the Stockholder's Shares or any interest therein;
(iii) grant any proxy, power of attorney or other authorization in or with respect to such shares, except for this Agreement; (iv) deposit such shares into a voting trust or enter into a voting agreement or arrangement with respect to such shares; (v) initiate, solicit or request, or take any action to facilitate the making of, any offer or proposal which constitutes or is reasonably likely to lead to an Acquisition Proposal (as such term is defined in the Merger Agreement); or (vi) in the event of any unsolicited proposed Acquisition Proposal, engage in negotiations with or discussions with, or provide any information or data to, any person or entity (other than Parent, any of its affiliates or representatives) relating to any Acquisition Proposal; provided,
                                                                     ---------
that the Stockholder may transfer (as defined above) any of the Stockholder's
----
Shares to any other person or entity who is on the date hereof, or to any family member of a person or to any charitable institution which prior to the Stockholders Meeting and prior to such transfer becomes, a

                                     A-A-3
party to this Agreement bound by all the obligations of the "Stockholder" hereunder.

     4.   Grant of Irrevocable Proxy; Appointment of Proxy.

          (a) Each Stockholder hereby irrevocably grants to, and appoints, Parent and Ronald S. Haft, Chief Executive Officer of Parent, and David J. Roodberg, Chief Financial Officer of Parent, in their respective capacities as officers of Parent, and any individual who shall hereafter succeed to any such office of Parent, and each of them individually, the Stockholder's proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of the Stockholder, to vote the Stockholder's Shares, or grant a consent or approval in respect of the Stockholder's Shares (i) in favor of the Merger, the execution and delivery of the Merger Agreement and approval of the terms thereof and each of the other transactions contemplated by the Merger Agreement, and (ii) against any Competing Transaction.

          (b) Each Stockholder represents that any proxies heretofore given in respect of the Stockholder's Shares are not irrevocable, and that any such proxies are hereby revoked.

          (c) Each Stockholder hereby affirms that the irrevocable proxy set forth in this Section 4 is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of the Stockholder under this Agreement. Each Stockholder hereby further affirms that the irrevocable proxy is coupled with an interest sufficient in law to support an irrevocable power and may under no circumstances be revoked. Each Stockholder hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof. Such irrevocable proxy is executed and intended to be irrevocable in accordance with the provisions of Section 41 of the Massachusetts Business Corporation Law.

     5. Option to Acquire Shares. In the event that the Merger Agreement is terminated by the Sub in accordance with Section 6.1(c) of the Merger Agreement or by the Company in accordance with Section 6.1(d) of the Merger Agreement, at the option of the Parent, Mr. Geerlings shall sell to the Parent or an Affiliate (as defined in the Merger Agreement) of the Parent that number of Stockholder's Shares of Mr. Geerlings set forth on the signature page hereof (the "Option
                                                                     ------
Shares"), at a purchase price equal to the Per Share Merger Consideration (as
------
defined in the Merger Agreement). This right of the Parent to acquire shares of Company Capital Stock is sometimes referred to in this Agreement as the "Option"
                                                                         ------
and the entity purchasing such shares is sometimes referred to as the "Option
                                                                       ------
Share Purchaser".  In the event that the Parent is entitled to and wishes to
---------------
purchase all or some of the Option Shares, the Parent shall give Mr. Geerlings written notice (the date of which being herein referred to as the "Notice Date")
                                                                   ------ ----
within fifteen (15) days of the termination of the Merger Agreement specifying
(i) the total number of Option Shares it will purchase, and (ii) a place and date not earlier than three (3) business days nor later than sixty (60) business days from the Notice Date for the closing of such purchase (the "Closing");
                                                                 -------
provided that if prior notification to or approval of any
--------

                                     A-A-4
regulatory agency is required in connection with such purchase, the Parent and Mr. Geerlings shall promptly file the required notice or application for approval and shall expeditiously process the same and the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which any required notification periods have expired or been terminated or such approvals have been obtained and any requisite waiting period or periods shall have passed; and provided further, that the Parent may, in the written notice
             --------------------
referred to above, make the sale and purchase of the Option Shares and other securities referred to above contingent on the occurrence of the consummation of the transaction that is the subject of the Acquisition Proposal (as defined in the Merger Agreement) or Superior Proposal (as defined in the Merger Agreement) relating to any termination pursuant to Section 6.1(c) or Section 6.1(d) of the Merger Agreement, in which case (i) the Parent may defer the sale and purchase referred to above up to the time immediately prior to the consummation of such other transaction and (ii) such Option shall expire on the one year anniversary of the termination of the Merger Agreement. The term "business day" for purposes
                                                      ------------
of this Agreement means any day, excluding Saturdays, Sundays and any other day that is a legal holiday in the Commonwealth of Massachusetts or a day on which banking institutions in the Commonwealth of Massachusetts are authorized by law or executive order to close. At the Closing, the Option Share Purchaser shall pay to Mr. Geerlings the aggregate purchase price for the Option Shares purchased from Mr. Geerlings pursuant to this Section 5 in immediately available funds by a wire transfer to a bank account designated by Mr. Geerlings. At such Closing, simultaneously with the delivery of immediately available funds as provided in this Section 5, Mr. Geerlings shall deliver to the Option Share Purchaser the certificate or certificates representing the number of Option Shares being sold at such Closing and any other documents reasonably requested by the Parent to effect the transfer of the Option Shares from Mr. Geerlings to the Parent.

     6. Voting. The Parent agrees that if it or any of its Affiliates acquire any Option Shares pursuant to Section 5 of this Agreement, and if any vote or consent is requested in connection with any Acquisition Proposal or Superior Proposal relating to the termination of the Merger Agreement that caused the Option to become exercisable, then the Option Share Purchaser will vote the Option Shares as directed by Mr. Geerlings.

     7.   Grant of Irrevocable Proxy; Appointment of Proxy.

          (a) The Parent hereby irrevocably grants to, and appoints, the Company and Jay L. Essa, Chief Executive Officer of the Company, and David R. Pearce, Chief Financial Officer of the Company, in their respective capacities as officers of the Company, and any individual who shall hereafter succeed to any such office of the Company, and each of them individually, the proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of the Option Share Purchaser, to vote the Option Shares, or grant a consent or approval in respect of the Option Shares, as provided in Section 6.

                                     A-A-5

          (b) The Parent represents that any proxies heretofore given in respect of the Option Shares are not irrevocable, and that any such proxies are hereby revoked.

          (c) The Parent hereby affirms that the irrevocable proxy set forth in this Section 7 is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of the Parent and any other Option Share Holder under this Agreement. The Parent hereby further affirms that the irrevocable proxy is coupled with an interest sufficient in law to support an irrevocable power and may under no circumstances be revoked. The Parent hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof. Such irrevocable proxy is executed and intended to be irrevocable in accordance with the provisions of Section 41 of the Massachusetts Business Corporation Law.

     8. Certain Events. Each Stockholder agrees that this Agreement and the obligations hereunder shall attach to the Stockholder's Shares and shall be binding upon any person or entity to which legal or beneficial ownership of any or all of the Stockholder's Shares shall pass, whether by operation of law or otherwise, including without limitation the Stockholder's successors or assigns. In the event of any stock split, stock dividend, merger, reorganization, recapitalization or other change in the capital structure of the Company affecting the Company Capital Stock, or the acquisition of additional shares of Company Capital Stock or other voting securities of the Company by any Stockholder, the number of the Stockholder's Shares subject to the terms of this Agreement shall be adjusted appropriately and this Agreement and the obligations hereunder shall attach to any additional shares of Company Capital Stock or other voting securities of Company issued to or acquired by the Stockholder. In addition, each Stockholder agrees that in the event that Mr. Wade enters into an agreement with Parent, at any time after the date hereof and prior to the closing under the Merger Agreement, pursuant to which Mr. Wade grants an option (the "Wade Option") to Parent to purchase Stockholder's Shares of Mr. Wade on
      ---- ------
terms identical to those for the Option granted by Mr. Geerlings hereunder, and either free of the restrictions imposed by the Pledge Agreement or requiring the pledgee under the Pledge Agreement to observe the terms of the Wade Option in a form satisfactory to the Parent, then the number of Stockholder's Shares of Mr. Geerlings subject to the Option hereunder shall be reduced by the number of Stockholder's Shares subject to the Wade Option.

     9. Legends. Each Stockholder agrees that at the request of the Purchaser such Stockholder will place a legend, referring to this Agreement and in a form reasonably satisfactory to the Parent, on the certificates representing such Stockholder's Shares.

     10. Further Assurances. Each Stockholder shall, upon request of Parent, execute and deliver any additional documents and take such further actions as may reasonably be deemed by Parent to be necessary or desirable to carry out the provisions hereof and to vest the power to vote the Stockholder's Shares as contemplated by Section 4 in Parent and the other irrevocable proxies described therein at the expense of Parent.

                                     A-A-6

     11. Termination. This Agreement, and all rights and obligations of the parties hereunder shall terminate, and the Option shall expire, upon the termination of the Merger Agreement pursuant to and in accordance with Section 6.1(a), (b), (e), (f), (g) or (h) thereof or upon consummation of the Merger (as defined in the Merger Agreement). In the event of a termination of the Merger Agreement pursuant to Section 6.1(c) or Section 6.1(d) thereof, (i) this Agreement and the rights and obligations of the parties hereunder shall terminate if the Option is not timely exercised pursuant to Section 5, (ii) this Agreement and the rights and obligations of the parties hereunder, other than the Stockholders' obligations under Sections 2, 3(b) and 4, shall survive and remain in full force and effect if the Option is timely exercised pursuant to
Section 5 and (iii) the obligations of the Stockholders under Sections 2, 3(b) and 4 shall terminate effective upon such termination of the Merger Agreement.

     12. Enforcement Costs. If any party institutes an action for the enforcement of this Agreement, the prevailing party shall be entitled to reimbursement on demand of all costs and expenses of such action including reasonable legal fees.

     13.  Miscellaneous.

          (a) Capitalized terms used and not otherwise defined in this Agreement shall have the respective meanings assigned to them in the Merger Agreement.

          (b) All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice): (i) if to Parent, to the address provided in the Merger Agreement; and (ii) if to a Stockholder, to its address shown below its signature on the last page hereof.

          (c) The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

          (d) This Agreement may be executed in two or more counterparts, each of which shall be considered an original hereof and one and the same agreement.

          (e) This Agreement (including the documents and instruments referred to herein) constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

          (f) This Agreement shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

                                     A-A-7

          (g) Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise, by any of the parties without the prior written consent of the other parties, except as expressly contemplated by the proviso to
Section 3(b). Any assignment in violation of the foregoing shall be void.

          (h) Each Stockholder agrees that irreparable damage would occur and that Parent would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that Parent shall be entitled to an injunction or injunctions to prevent breaches by any Stockholder of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (i) consents to submit such party to the personal jurisdiction of any Federal court located in the Commonwealth of Massachusetts or any Commonwealth of Massachusetts state court in the event any dispute arises out of this Agreement or any of the transactions contemplated hereby, (ii) agrees that such party will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (iii) agrees that such party will not bring any action relating to this Agreement or any of the transactions contemplated hereby in any court other than a Federal court sitting in the Commonwealth of Massachusetts or a Massachusetts state court. The foregoing remedies are in addition to, and not in lieu of, any payment required to be made by the Company pursuant to the terms of the Merger Agreement.

          (i) If any term, provision, covenant or restriction herein, or the application thereof to any circumstance, shall, to any extent, be held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions herein and the application thereof to any other circumstances, shall remain in full force and effect, shall not in any way be affected, impaired or invalidated, and shall be enforced to the fullest extent permitted by law.

          (j) No amendment, modification or waiver in respect of this Agreement shall be effective against any party unless it shall be in writing and signed by such party.

     14. Special Covenant. Each of the Stockholders agrees that, effective upon consummation of the Merger, (i) the Company shall be released from any obligation it may have to provide medical and dental coverage to the Stockholders and their families and (ii) such Stockholder will indemnify the Parent, the Sub and the Company from any and all claims by such Stockholder or any member of his family with respect to the medical and dental coverage referred to above.

                                     A-A-8

     IN WITNESS WHEREOF, the undersigned parties have executed and delivered this Agreement as of the day and year first above written.

                                   LIQUID HOLDINGS INC.


                                   By:
                                      ----------------------------------------
                                      Name:   David J. Roodberg
                                      Title:  Executive Vice President
                                                and Chief Financial Officer


                                   STOCKHOLDERS:


                                   ----------------------------------------
                                   Name:  Huib Geerlings
                                   Address:  129 Charles Street
                                             Boston, MA  02114

                                   Number of Shares:
                                   Beneficially Owned:  864,000

                                   Number of Shares
                                   Subject to Option:  543,333, subject to
                                                       adjustment as provided
                                                       in Section 8 of this
                                                       Agreement


                                   ----------------------------------------
                                   Name:  Phillip D. Wade
                                   Address:  16 Kress Farm Road
                                             Hingham, MA  02043

                                   Number of Shares
                                   Beneficially Owned:  450,000

                                   Number of Shares
                                   Subject to Option:   none (0)

                                     A-A-9

                                                                       EXHIBIT B


                           COMPANY OPTION AGREEMENT
                           ------------------------


     THIS COMPANY OPTION AGREEMENT (this "Agreement") is made and entered into
                                          ---------
as of September 27, 1999, by and among Liquid Holdings Inc., a Delaware corporation ("Parent"), and Geerlings & Wade, Inc., a Massachusetts corporation
              ------
(the "Company").
      -------

     WHEREAS, the Stockholders desire that Parent, Liquid Acquisition Corp., a Massachusetts corporation and wholly owned subsidiary of Parent ("Sub"), and the
                                                                  ---
Company enter into an Agreement and Plan of Merger, dated as of the date hereof (as the same may be amended or supplemented, the "Merger Agreement") with
                                                  ----------------
respect to the merger of Sub with and into the Company (the "Merger"); and
                                                             ------

     WHEREAS, the Company is executing this Agreement as an inducement to Parent to enter into and execute, and to cause Sub to enter into and execute, the Merger Agreement;

     NOW, THEREFORE, in consideration of the execution and delivery by Parent and Sub of the Merger Agreement and the mutual covenants, conditions and agreements contained herein and therein, the parties agree as follows:

     1. Representations and Warranties. The Company represents and warrants to Parent as follows:

          (a) This Agreement has been duly authorized, executed and delivered by, and constitutes a valid and binding agreement of, the Company, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws of general application respecting creditors' rights and by general equitable principles.

          (b) Neither the execution and delivery of this Agreement nor the consummation by the Company of the transactions contemplated hereby will result in a violation of, or a default under, or conflict with, any contract, trust, commitment, agreement, understanding, arrangement or restriction of any kind to which the Company is a party or bound or to which the Option Shares (as defined in Section 2) are subject. Consummation by the Company of the transactions contemplated hereby will not violate, or require any consent, approval, or notice under, any provision of any judgment, order, decree, statute, law, rule or regulation applicable to the Company or the Option Shares, except as may be noted in
     Section 2.5 of the Company Disclosure Letter (as defined in the Merger Agreement).

          (c)  The Company has taken all necessary corporate action to authorize

                                     A-B-1
     and reserve and to permit it to issue, and at all times from the date hereof through the termination of this Agreement in accordance with its terms will have reserved for issuance upon the exercise of the Option (as defined in Section 2), that number of shares of the Company's Common Stock, par value $.01 per share ("Common Stock"), equal to the maximum number of
                                ------------
     shares of Common Stock at any time and from time to time issuable hereunder, and all such shares, upon issuance pursuant hereto, will be duly authorized, validly issued, fully paid, nonassessable, and will be delivered free and clear of all claims, liens, encumbrance and security interests and not subject to any preemptive rights.

     2. Option to Acquire Shares. (a) In the event that the Merger Agreement is terminated by the Sub in accordance with Section 6.1(c) of the Merger Agreement or by the Company in accordance with Section 6.1(d) of the Merger Agreement, at the option of the Parent, the Company shall issue to the Parent or any Affiliate (as defined in the Merger Agreement) of the Parent 271,667 shares of Common Stock (the "Option Shares") at a purchase price equal to the Per Share
                      -------------
Merger Consideration (as defined in the Merger Agreement). This right of the Parent to acquire shares of Common Stock is sometimes referred to in this Agreement as the "Option" and the entity purchasing such Option Shares is
                  ------
sometimes referred to as the "Option Share Purchaser".  In the event that the
                              ----------------------
Parent is entitled to and wishes to purchase all or some of the Option Shares, the Parent shall give the Company written notice (the date of which being herein referred to as the "Notice Date") within fifteen (15) days of the termination of
                    ------ ----
the Merger Agreement specifying (i) the total number of Option Shares it will purchase, and (ii) a place and date not earlier than three (3) business days nor later than sixty (60) business days from the Notice Date for the closing of such purchase (the "Closing"); provided that if prior notification to or approval of
               -------    --------
any regulatory agency is required in connection with such purchase, the Parent and the Company shall promptly file the required notice or application for approval and shall expeditiously process the same and the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which any required notification periods have expired or been terminated or such approvals have been obtained and any requisite waiting period or periods shall have passed; and provided further, that the Parent may, in the written notice
             --- ----------------
referred to above, make the sale and purchase of the Option Shares contingent on the occurrence of the consummation of the transaction that is the subject of the Acquisition Proposal (as defined in the Merger Agreement) or Superior Proposal (as defined in the Merger Agreement) relating to any termination pursuant to
Section 6.1(c) or Section 6.1(d) of the Merger Agreement, in which case (i) the Parent may defer the sale and purchase referred to above up to the time immediately prior to the consummation of such other transaction and (ii) such Option shall expire on the one year anniversary of the termination of the Merger Agreement. The term "business day" for purposes of this Agreement means any
                      ------------
day, excluding Saturdays, Sundays and any other day that is a legal holiday in the Commonwealth of Massachusetts or a day on which banking institutions in the Commonwealth of Massachusetts are authorized by law or executive order to close. At the Closing, the Option Share Purchaser shall pay to the Company the aggregate purchase price for the Shares purchased from the Company pursuant to this Section 2 in immediately available funds by a wire transfer to a bank account designated by the

                                     A-B-2

Option Share Purchaser. At such Closing, simultaneously with the delivery of immediately available funds as provided in this Section 2, the Company shall deliver to the Option Share Purchaser the certificate or certificates representing the number of Option Shares to be purchased and any other documents reasonably requested by the Option Share Purchaser to effect the issuance of the Option Shares to the Option Share Purchaser. Upon the giving by the Parent to the Company of the written notice of exercise of the Option and the tender of the applicable purchase price in immediately available funds, the Option Share Purchaser shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to the Option Share Purchaser. The Company shall pay all expenses, and any and all United States federal, state and local taxes and other charges that may be payable in connection with the preparation, issue and delivery of stock certificates under this Section 2 in the name of the Option Share Purchaser or its assignee, transferee or designee.

     (b) Certificates for Option Shares delivered at the Closing hereunder may be endorsed with a restrictive legend that shall read substantially as follows:

     "The voting of the shares represented by this certificate is subject to certain provisions of an agreement between the original holder hereof and the Company and to resale restrictions arising under the Securities Act of 1933, as amended. A copy of such agreement is on file at the principal office of the Company and will be provided to the holder hereof without charge upon receipt by the Company of a written request therefor."

It is understood and agreed that: (i) the reference to the resale restrictions of the Securities Act of 1933, as amended (the "1933 Act"), in the above legend
                                                ---- ---
shall be removed by delivery of substitute certificate(s) without such reference if the Option Share Purchaser (or its transferee) shall have delivered to the Company a copy of a letter from the staff of the Securities and Exchange Commission ("SEC"), or an opinion of counsel, in form and substance reasonably
             ---
satisfactory to the Company, to the effect that such legend is not required for purposes of the 1933 Act; (ii) the reference to the provisions to this Agreement in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the Option Shares have been sold or transferred in compliance with the provisions of this Agreement and under circumstances that do not require the retention of such reference; and (iii) the legend shall be removed in its entirety if the conditions in the preceding clauses (i) and (ii) are both satisfied. In addition, such certificates shall bear any other legend as may be required by law.

     (c) The Company agrees: (i) that it shall at all times maintain, free from preemptive rights, sufficient authorized but unissued or treasury shares of Common Stock so that the Option may be exercised without additional authorization of Common Stock after giving effect to all other options, warrants, convertible securities and other rights to purchase Common Stock;
(ii) that it will not, by charter amendment or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other

                                     A-B-3
voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by the Company; and (iii) promptly to take all action as may from time to time be required (including complying with all premerger notification, reporting and waiting period requirements specified in 15 U.S.C. Sec. 18a and regulations promulgated thereunder or to any other federal or state regulatory authority that is necessary before the Option may be exercised, cooperating fully with the Parent in preparing such applications or notices and providing such information to such federal or state regulatory authority as they may require) of the Company as issuer in order to permit the Option Share Purchaser to exercise the Option and in order to permit the Company to duly and effectively issue shares of Common Stock pursuant hereto.

     (d) The number of shares of Common Stock purchasable upon the exercise of the Option and the purchase price for the Option Shares shall be subject to adjustment from time to time as provided in this paragraph (d). In the event of any change in, or distributions in respect of, the Common Stock by reason of stock dividends, split-ups, mergers, recapitalizations, combinations, subdivisions, conversions, exchanges of shares, distributions on or in respect of the Common Stock that would be prohibited under the terms of the Merger Agreement (whether or not then in effect), or the like, the type and number of shares of Common Stock purchasable upon exercise hereof and the purchase price for the Option Shares shall be appropriately adjusted in such manner as shall fully preserve the economic benefits provided hereunder and proper provision shall be made in any agreement governing any such transaction to provide for such proper adjustment and the full satisfaction of the Company's obligations hereunder.

     (e) Parent agrees with and covenants to the Company that, in the event of the exercise of the Option pursuant to the terms hereof, Parent shall cooperate with the Company in the preparation of any necessary filings with regulatory authorities concerning the Alcoholic Beverage Licenses (as defined in the Merger Agreement), including amendments to existing filings, and any related requests for approvals.

     3.   Registration.
          ------------

     (a)  As used in this Agreement, "Registrable Securities" means each of the
                                     ----------------------
Option Shares issued to the Option Share Purchaser hereunder or shares of Common Stock acquired upon exercise of the option granted pursuant to the Stockholder Agreement (as defined in the Merger Agreement) and any other securities issued in exchange for, or issued as dividends or otherwise on or in respect of, any of such Option Shares or such other shares of Common Stock.

     (b) At any time or from time to time within three years of the first Closing, the Option Share Purchaser may make a written request to the Company for registration under and in accordance with the provisions of the 1933 Act with respect to all or any part of the Registrable Securities (a "Demand
                                                                  ------
Registration").  As soon as reasonably practicable after the Option Share
------------
Purchaser's request for a Demand Registration, the Company shall file one or more registration statements on any appropriate form with

                                     A-B-4
respect to all of the Registrable Securities requested to be so registered; provided that the Company will not be required to file any such registration statement during any period of time (not to exceed 60 days after such request in the case of clause (i) below or 90 days in the case of clauses (ii) or (iii) below) when (i) the Company is in possession of material non-public information which it reasonably believes would be detrimental to be disclosed at such time and, in the written opinion of outside counsel to the Company, such information would have to be disclosed if a registration statement were filed at that time,
(ii) the Company is required under the 1933 Act to include audited financial statements for any period in such registration statement that are not yet available for inclusion therein, or (iii) the Company determines, in its reasonable judgment, that such registration would interfere with any financing, acquisition or other material transaction involving the Company or any of its affiliates. The Company shall use its best efforts to have the Demand Registration declared effective as soon as reasonably practicable after such filing and to keep the Demand Registration continuously effective for a period of at least ninety days following the date on which the Demand Registration is declared effective; provided that, if for any reason the effectiveness of any Demand Registration is suspended, the required period of effectiveness shall be extended by the aggregate number of days of each such suspension; and provided, further, that the effectiveness of any Demand Registration may be terminated if and when all of the Registrable Securities covered thereby shall have been sold. The Option Share Purchaser shall be entitled to two Demand Registrations. The Option Share Purchaser shall have the right to select the managing underwriter, if any, which shall be reasonably acceptable to the Company and the Company shall enter into an underwriting agreement in customary form.

     (c) If at any time within three years of the first Closing, the Company proposes to file a registration statement under the 1933 Act with respect to any shares of any class of its equity securities to be sold for the account of the Company, and the registration form to be used may be used for the registration of Registrable Securities, the Company shall in each case give written notice of such proposed filing to the Option Share Purchaser at least twenty days before the anticipated filing date, and the Option Share Purchaser shall have the right to include in such registration such number of Registrable Securities as the Option Share Purchaser may request (such request to be made by written notice to the Company within fifteen days following the Option Share Purchaser's receipt from the Company of such notice of proposed filing). The Company shall use its best efforts to cause the managing underwriter of any proposed underwritten offering to permit the Option Share Purchaser to be included in such offering on the same terms and conditions as any similar securities of the Company included therein. Notwithstanding the foregoing, if the managing underwriter of such offering advises the Company that, in the reasonable opinion of such underwriter, the amount of Registrable Securities which the Option Share Purchaser requests to be included in such offering would materially and adversely affect the success of such offering, then the amount of Registrable Securities to be offered shall be reduced to the extent necessary to reduce the total amount of securities to be included in such offering to the amount recommended by such underwriter; provided, however, that if the amount of Registrable Securities shall be so reduced, the Company shall not be permitted to include in such registration any

                                     A-B-5
securities of the Company other than securities to be issued by the Company and Registrable Securities.

     (d) In the event that Registrable Securities are included in a "piggyback" registration statement pursuant to paragraph (c) hereof, the Option Share Purchaser agrees not to effect any public sale or distribution of the issue being registered or a similar security of the Company, or any securities convertible into or exchangeable or exercisable for such securities, including a sale pursuant to Rule 144 under the 1933 Act, during the ten business days prior to, and during the 90-day period beginning on, the effective date of such registration statement (except as part of such registration), if and to the extent timely notified in writing by the managing underwriter. In the event that the Option Share Purchaser requests a Demand Registration or if Registrable Securities are included in a "piggyback" registration pursuant to paragraph (c) hereof, the Option Share Purchaser and Company agree not to effect any public sale or distribution of the issue being registered or a similar security of the Company, or any securities convertible into or exchangeable or exercisable for such securities, during the period from such request until 90 days after the effective date of such registration statement (except as part of such registration statement or pursuant to a registration of securities on Form S-4 or Form S-8 or any successor form).

     (e) The registrations effected under this Section 3 shall be effected at the Company's expense except for underwriting commissions allocable to the Registrable Securities. The Company shall indemnify and hold harmless the Option Share Purchaser, its affiliates and controlling persons and their respective officers, directors, agents and representatives from and against any and all losses, claims, damages, liabilities and expenses (including, without limitation, all out-of-pocket expenses, investigative expenses, expenses incurred with respect to any judgment and fees and disbursements of counsel and accountants) arising out of or based upon any statements contained in or omission or alleged omissions from, each registration statement (and related prospectus) filed pursuant to this Section 3; provided, however, that the
                                              -----------------
Company shall not be liable in any such case to the Option Share Purchaser or any affiliate or controlling person of the Option Share Purchaser or any of their respective officers, directors, agents or representatives to the extent that any such loss, claim, damage, liability (or action or preceding in respect thereof) or expense arises out of or is based upon an untrue statement or omission or alleged omission made in such registration statement or prospectus in reliance upon, and in conformity with, written information furnished to the Company specifically for use in the preparation thereof by the Option Share Purchaser, such affiliate, controlling person, officer, director, agent or representative, as the case may be.

     4. Voting. The Parent agrees that if it or any of its Affiliates acquire any Option Shares pursuant to Section 2 of this Agreement, and if any vote or consent is requested in connection with any Acquisition Proposal or Superior Proposal relating to the termination of the Merger Agreement that caused the Option to become exercisable, then the Option Share Purchaser will vote the Option Shares as directed by the Board of Directors of the Company.

                                     A-B-6

     5.   Grant of Irrevocable Proxy; Appointment of Proxy.
          ------------------------------------------------

     (a) The Parent hereby irrevocably grants to, and appoints, the Company and Jay L. Essa, Chief Executive Officer of the Company, and David R. Pearce, Chief Financial Officer of the Company, in their respective capacities as officers of the Company, and any individual who shall hereafter succeed to any such office of the Company, and each of them individually, the proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of the Option Share Purchaser, to vote the Option Shares, or grant a consent or approval in respect of the Option Shares as provided in Section 4.

     (b) The Parent represents that any proxies heretofore given in respect of the Option Shares are not irrevocable, and that any such proxies are hereby revoked.

     (c)  The Parent hereby affirms that the irrevocable proxy set forth in this
Section 4 is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of the Parent and any other Option Share Holder under this Agreement. The Parent hereby further affirms that the irrevocable proxy is coupled with an interest sufficient in law to support an irrevocable power and may under no circumstances be revoked. The Parent hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof. Such irrevocable proxy is executed and intended to be irrevocable in accordance with the provisions of Section 41 of the Massachusetts Business Corporation Law.

     6. Further Assurances. The Company shall, upon request of Parent, execute and deliver any additional documents and take such further actions as may reasonably be deemed by Parent to be necessary or desirable to carry out the provisions of this Agreement.

     7. Termination. This Agreement, and all rights and obligations of the parties hereunder shall terminate, and the Option shall expire, upon the termination of the Merger Agreement pursuant to and in accordance with Section 6.1(a), (b), (e), (f), (g) or (h) thereof or upon consummation of the Merger (as defined in the Merger Agreement). In the event of a termination of the Merger Agreement pursuant to Section 6.1(c) or Section 6.1(d) thereof, (i) this Agreement and the rights and obligations of the parties hereunder shall terminate if the Option is not timely exercised pursuant to Section 2 and (ii) this Agreement and the rights and obligations of the parties hereunder shall survive and remain in full force and effect if the Option is timely exercised pursuant to Section 2.

     8. Enforcement Costs. If any party institutes an action for the enforcement of this Agreement, the prevailing party shall be entitled to reimbursement on delivered of all costs and expenses of such action including reasonable legal fees.

     9.   Miscellaneous.

                                     A-B-7

     (a) Capitalized terms used and not otherwise defined in this Agreement shall have the respective meanings assigned to them in the Merger Agreement.

     (b) All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice).

     (c) The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     (d) This Agreement may be executed in two or more counterparts, each of which shall be considered an original hereof and one and the same agreement.

     (e) This Agreement (including the documents and instruments referred to herein) constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. This Agreement shall be binding upon and shall inure to the benefit of the parties' respective successors and assigns.

     (f) This Agreement shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

     (g) Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise, by any of the parties without the prior written consent of the other parties, except that the rights of an Option Share Purchaser may be assigned in connection with a transfer of the Option Shares. Any assignment in violation of the foregoing shall be void.

     (h) The Company agrees that irreparable damage would occur and that Parent would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that Parent shall be entitled to an injunction or injunctions to prevent breaches by the Company of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (i) consents to submit such party to the personal jurisdiction of any Federal court located in the Commonwealth of Massachusetts or any Commonwealth of Massachusetts state court in the event any dispute arises out of this Agreement or any of the transactions contemplated hereby, (ii) agrees that such party will not attempt to

                                     A-B-8
deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (iii) agrees that such party will not bring any action relating to this Agreement or any of the transactions contemplated hereby in any court other than a Federal court sitting in the Commonwealth of Massachusetts or a Massachusetts state court. The foregoing remedies are in addition to, and not in lieu of, any payment required to be made by the Company pursuant to the terms of the Merger Agreement.

     (i) If any term, provision, covenant or restriction herein, or the application thereof to any circumstance, shall, to any extent, be held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions herein and the application thereof to any other circumstances, shall remain in full force and effect, shall not in any way be affected, impaired or invalidated, and shall be enforced to the fullest extent permitted by law.

     (j) No amendment, modification or waiver in respect of this Agreement shall be effective against any party unless it shall be in writing and signed by such party.

                                     A-B-9

     IN WITNESS WHEREOF, the undersigned parties have executed and delivered this Agreement as of the day and year first above written.


                                  LIQUID HOLDINGS INC.


                                  By:
                                     ----------------------------------------
                                     Name:   David J. Roodberg
                                     Title:  Executive Vice President
                                               and Treasurer


                                  GEERLINGS & WADE, INC.:


                                  By:
                                     ----------------------------------------
                                     Name:  Jay L. Essa
                                     Address:  960 Turnpike Street
                                               Canton, MA  02021

                                    A-B-10

                                 FEDERAL IDENTIFICATION   FEDERAL IDENTIFICATION
                                 NO. 04-2935863           NO. 06-1557909
                                     ----------               ----------

Exhibit C
---------

                       The COMMONWEALTH of MASSACHUSETTS
                            William Francis Galvin
                         Secretary of the Commonwealth
             One Ashburton Place, Boston, Massachusetts 02108-1512

                              ARTICLES OF *MERGER
                   (General Laws, Chapter 156B, Section 78)

*merger of                                   Geerlings & Wade, Inc.
                                             ----------------------------------
                                             and Liquid Acquisition Corp.
                                             ----------------------------------

                                             ----------------------------------

                                             ----------------------------------

                                             ----------------------------------

                                              the constituent corporations, inc.

                                             Geerlings & Wade, Inc.
                                             ----------------------------------
                                            *one of the constituent corporations

The undersigned officers of each of the constituent corporations certify under the penalties of perjury as follows:

1. An agreement of *merger has been duly adopted in compliance with the requirements of General Laws, Chapter 156B, Section 78, and will be kept as provided by Subsection (d) thereof. The *surviving corporation will furnish a copy of said agreement to any of its stockholders, or to any person who was a stockholder of any constituent corporation, upon written request and without charge.

2. The effective date of the *merger determined pursuant to the agreement of *merger shall be the date approved and filed by the Secretary of the Commonwealth. If a later effective date is desired, specify such date which shall not be more than thirty days after the date of filing:

3. (For a merger)
*The following amendments to the Articles of Organization of the surviving corporation have been effected pursuant to the agreement of merger:

     [To be completed prior to the Effective Time pursuant to Section 1.4 of the Merger Agreement.]

*Delete the inapplicable word.    **If there are no provisions state "None".
Note: If the space provided under any article or item on this form is insufficient, additions shall be set forth on separate 8 1/2 x 11 sheets of paper with a left margin of at least 1 inch. Additions to more than one article may be made on a single sheet as long as each article requiring each addition is clearly indicated.

                                     A-C-1

(For a consolidation)
(a) The purpose of the resulting corporation is to engage in the following business activities:




(b) State the total number of shares and the par value, if any, of each class of stock which the resulting corporation is authorized to issue.

--------------------------------------------------------------------------------
         WITHOUT PAR VALUE                         WITH PAR VALUE
--------------------------------------------------------------------------------
    TYPE     NUMBER OF SHARES      TYPE     NUMBER OF SHARES     PAR VALUE
--------------------------------------------------------------------------------
   Common:                        Common:
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
  Preferred:                     Preferred:
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

**(c) If more than one class of stock is authorized, state a distinguishing designation for each class and provide a description of the preferences, voting powers, qualifications, and special or relative rights or privileges of each class and of each series then established.





**(d) The restrictions, if any, on the transfer of stock contained in the agreement of consolidation are:





**(e) Other lawful provisions, if any, for the conduct and regulation of the business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders:



**If there are no provisions state "None".

                                     A-C-2

                       THE COMMONWEALTH OF MASSACHUSETTS

                              ARTICLES OF *MERGER
                   (General Laws, Chapter 156B, Section 78)

                ===============================================

                I hereby approve the within Articles of *Merger and, the filing fee in the amount of $________, having been paid, said articles are deemed to have been filed with me this _________ day of ______________________, 19____.


                Effective date:__________________________



                            WILLIAM FRANCIS GALVIN
                         Secretary of the Commonwealth





                        TO BE FILLED IN BY CORPORATION
                     Photocopy of document to be sent to:

                               [To be completed]
                -----------------------------------------------

                -----------------------------------------------

                -----------------------------------------------
                Telephone:
                          -------------------------------------

                                     A-C-3

4. The information contained in Item 4 is not a permanent part of the Articles of Organization of the *surviving corporation.

(a) The street address of the *surviving corporation in Massachusetts is: (post office boxes are not acceptable)
    960 Turnpike Street, Canton, MA  02021

(b) The name, residential address, and post office address of each director and officer of the *surviving corporation is:

              NAME        RESIDENTIAL ADDRESS         POST OFFICE ADDRESS
President:

Treasurer:         [To be updated prior to the Effective Time]

Clerk:

Directors:









(c) The fiscal year (i.e. tax year) of the *surviving corporation shall end on the last day of the month of:
                December
(d) The name and business address of the resident agent, if any, of the *surviving corporation is:
                None

The undersigned officers of the several constituent corporations listed above further state under the penalties of perjury as to their respective corporations that the agreement of *merger has been duly executed on behalf of such corporation and duly approved by the stockholders of such corporation in the manner required by General Laws, Chapter 156B, Section 78.

-------------------------------------------------, *President/*Vice President,

----------------------------------------------------, *Clerk/*Assistant Clerk,

of Geerlings & Wade, Inc.
   -----------------------------------------------------------------------------
                       (Name of constituent corporation)

-------------------------------------------------, *President/*Vice President,

----------------------------------------------------, *Clerk/*Assistant Clerk,

of Liquid Acquisition Corp.
   -----------------------------------------------------------------------------
                       (Name of constituent corporation)

*Delete the inapplicable words.

                                     A-C-4

                                                                    Exhibit D to
                                                                Merger Agreement
                                                                ----------------


                    ALCOHOL BEVERAGE LICENSING REQUIREMENTS
                    ---------------------------------------

                         PRE-CLOSING LICENSE APPROVALS
                         -----------------------------

     For each of the following states, a new license/permit or approval of change of ownership will have to be obtained from the applicable licensing authority or authorities prior to closing; provided, however, that a conditional
                                           --------  -------
approval may be obtained in those states in which a final approval prior to closing is not permitted under applicable law, so long as the only condition for final approval is the consummation of the closing under the Merger Agreement:

     Arizona
     California
     Connecticut
     Colorado
     Florida
     Illinois
     Massachusetts
     Michigan
     Minnesota
     New Jersey
     New York
     Ohio
     Texas
     Virginia
     Washington State

     Processing of license applications may take as much as 90 days from the date of filing. The parties will work to make the required filing within 10 to 14 days after signing the Merger Agreement, with follow-up amendments as required.

                                 POST-CLOSING
                                 ------------

     Appropriate notices or registration forms will have to be filed post-closing in the following states to update information to permit continued shipment into those states:

     Louisiana
     New Hampshire
     Oregon
     Rhode Island

                                     A-D-1

                                                                      APPENDIX B

                                 LEHMAN BROTHERS



                                                              September 27, 1999

Board of Directors
Geerlings & Wade
960 Turnpike Street
Canton, MA 02021

Members of the Board:

    We understand that Geerlings & Wade, Inc. ("Geerlings & Wade" or the "Company") intends to enter into a merger agreement with Liquid Holdings Inc. pursuant to which the Company will be merged with a wholly-owned subsidiary of Liquid Holdings Inc. and stockholders of Geerlings & Wade will receive $10 in cash for each share of common stock of the Company (the "Proposed Transaction"). The terms and conditions of the Proposed Transaction are set forth in more detail in the draft Agreement and Plan of Merger dated September 27, 1999 (the "Agreement").

    We have been requested by the Board of Directors of the Company to render our opinion with respect to the fairness, from a financial point of view, to the Company's stockholders of the consideration to be offered to such stockholders in the Proposed Transaction. We have not been requested to opine as to, and our opinion does not in any manner address, the Company's underlying business decision to proceed with or effect the Proposed Transaction.

    In arriving at our opinion, we reviewed and analyzed: (1) the Agreement and the specific terms of the Proposed Transaction, (2) such publicly available information concerning the Company that we believe to be relevant to our analysis, including Annual Reports on Form 10-K for the fiscal year ended December 31, 1998 and Quarterly Reports on Form 10-Q for the quarters ended March 30 and June 30, 1999, (3) financial and operating information with respect to the business, operations and prospects of the Company furnished to us by the Company, (4) a trading history of the Company's common stock from June 17, 1994 to the present and a comparison of that trading history with those of other companies that we deemed relevant, (5) a comparison of the historical financial results and present financial condition of the Company with those of other companies that we deemed relevant, and (6) a comparison of the financial terms of the Proposed Transaction with the financial terms of certain other transactions that we deemed relevant. In addition, we have had discussions with the management of the Company concerning its business, operations, assets, financial condition and prospects and have undertaken such other studies, analyses and investigations as we deemed appropriate.

    In arriving at our opinion, we have assumed and relied upon the accuracy and completeness of the financial and other information used by us without assuming any responsibility for independent verification of such information and have further relied upon the assurances of management of the Company that they are not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the financial projections of the Company, upon advice of the Company we have assumed that such projections have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company as to the future financial performance of the Company and we have relied on such projections in performing our analysis. In arriving at our opinion, we have not conducted a physical inspection of the properties and facilities of the Company and have not made or obtained any evaluations or appraisals of the assets or liabilities of the Company. Our opinion necessarily is based upon market, economic and other conditions as they exist on, and can be evaluated as of, the date of this letter.

    We were engaged by the Company to render this opinion following execution by the Company of an exclusive letter of intent with Liquid Holdings Inc. for the Proposed Transaction. Accordingly, we were not authorized to solicit, and we have not solicited, any indications of interest from any third party with respect to the purchase of all or a part of the Company's business.

    Based upon and subject to the foregoing, we are of the opinion as of the date hereof that, from a financial point of view, the consideration to be offered to the stockholders of the Company in the Proposed Transaction is fair to such stockholders.

    The Company has agreed to indemnify us for certain liabilities that may arise out of the rendering of this opinion. In the ordinary course of our business, we may actively trade in the debt and equity securities of the Company for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.

    This opinion is for the use and benefit of the Board of Directors of the Company and is rendered to the Board of Directors in connection with its consideration of the Proposed Transaction. This opinion is not intended to be and does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote with respect to the Proposed Transaction.

                                    Very truly yours,

                                    LEHMAN BROTHERS

                                                                      APPENDIX C

                        MASSACHUSETTS APPRAISAL STATUTE

                      Chapter 156B of the General Laws of
                       the Commonwealth of Massachusetts

(S) 85. DISSENTING STOCKHOLDER; RIGHT TO DEMAND PAYMENT FOR STOCK; EXCEPTION

     A stockholder in any corporation organized under the laws of Massachusetts which shall have duly voted to consolidate or merge with another corporation or corporations under the provisions of sections seventy-eight or seventy-nine who objects to such consolidation or merger may demand payment for his stock from the resulting or surviving corporation and an appraisal in accordance with the provisions of sections eighty-six to ninety-eight, inclusive, and such stockholder and the resulting or surviving corporation shall have the rights and duties and follow the procedure set forth in those sections. This section shall not apply to the holders of any shares of stock of a constituent corporation surviving a merger if, as permitted by subsection (c) of section seventy-eight, the merger did not require for its approval a vote of the stockholders of the surviving corporation.

(S) 86. SECTIONS APPLICABLE TO APPRAISAL; PREREQUISITES

     If a corporation proposes to take a corporate action as to which any section of this chapter provides that a stockholder who objects to such action shall have the right to demand payment for his shares and an appraisal thereof, sections eighty-seven to ninety-eight, inclusive, shall apply except as otherwise specifically provided in any section of this chapter. Except as provided in sections eighty-two and eighty-three, no stockholder shall have such right unless (1) he files with the corporation before the taking of the vote of the shareholders on such corporate action, written objection to the proposed action stating that he intends to demand payment for his shares if the action is taken and (2) his shares are not voted in favor of the proposed action.

(S) 87. STATEMENT OF RIGHTS OF OBJECTING STOCKHOLDERS IN NOTICE OF MEETING; FORM

     The notice of the meeting of stockholders at which the approval of such proposed action is to be considered shall contain a statement of the rights of objecting stockholders. The giving of such notice shall not be deemed to create any rights in any stockholder receiving the same to demand payment for his stock, and the directors may authorize the inclusion in any such notice of a statement of opinion by the management as to the existence or non-existence of the right of the stockholders to demand payment for their stock on account of the proposed corporate action. The notice may be in such form as the directors or officers calling the meeting deem advisable, but the following form of notice shall be sufficient to comply with this section:

     "If the action proposed is approved by the stockholders at the meeting and effected by the corporation, any stockholder (1) who files with the corporation before the taking of the vote on the approval of such action, written objection to the proposed action stating that he intends to demand payment for his shares if the action is taken and (2) whose shares are not voted in favor of such action has or may have the right to demand in writing from the corporation (or, in the case of a consolidation or merger, the name of the resulting or surviving corporation shall be inserted), within twenty days after the date of mailing to him of notice in writing that the corporate action has become effective, payment for his shares and an appraisal of the value thereof. Such corporation and any such stockholder shall in such cases have the rights and duties and shall follow the procedure set forth in sections 88 to 98, inclusive, of chapter 156B of the General Laws of Massachusetts."

(S) 88. NOTICE OF EFFECTIVENESS OF ACTION OBJECTED TO

     The corporation taking such action, or in the case of a merger or consolidation the surviving or resulting corporation, shall, within ten days after the date on which such corporate action became effective, notify each stockholder who filed a written objection meeting the requirements of section eighty-six and whose shares were not voted in favor of the approval of such action, that the action approved at the meeting of the corporation of which he is a stockholder has become effective. The giving of such notice shall not be deemed to create any rights in any stockholder receiving the same to demand payment for his stock. The notice shall be sent by registered or certified mail, addressed to the stockholder at his last known address as it appears in the records of the corporation.

(S) 89. DEMAND FOR PAYMENT; TIME FOR PAYMENT

     If within twenty days after the date of mailing of a notice under subsection (e) of section eighty-two, subsection (f) of section eighty-three, or section eighty-eight, any stockholder to whom the corporation was required to give such notice shall demand in writing from the corporation taking such action, or in the case of a consolidation or merger from the resulting or surviving corporation, payment for his stock, the corporation upon which such demand is made shall pay to him the fair value of his stock within thirty days after the expiration of the period during which such demand may be made.

(S) 90. DEMAND FOR DETERMINATION OF VALUE; BILL IN EQUITY; VENUE

     If during the period of thirty days provided for in section eighty-nine the corporation upon which such demand is made and any such objecting stockholder fail to agree as to the value of such stock, such corporation or any such stockholder may within four months after the expiration of such thirty-day period demand a determination of the value of the stock of all such objecting stockholders by a bill in equity filed in the superior court in the county where the corporation in which such objecting stockholder held stock had or has its principal office in the commonwealth.

(S) 91. PARTIES TO SUIT TO DETERMINE VALUE; SERVICE

     If the bill is filed by the corporation, it shall name as parties respondent all stockholders who have demanded payment for their shares and with whom the corporation has not reached agreement as to the value thereof. If the bill if filed by a stockholder, he shall bring the bill in his own behalf and in behalf of all other stockholders who have demanded payment for their shares and with whom the corporation has not reached agreement as to the value thereof, and service of the bill shall be made upon the corporation by subpoena with a copy of the bill annexed. The corporation shall file with its answer a duly verified list of all such other stockholders, and such stockholders shall thereupon be deemed to have been added as parties to the bill. The corporation shall give notice in such form and returnable on such date as the court shall order to each stockholder party to the bill by registered or certified mail, addressed to the last known address of such stockholder as shown in the records of the corporation, and the court may order such additional notice by publication or otherwise as it deems advisable. Each stockholder who makes demand as provided in section eighty-nine shall be deemed to have consented to the provisions of this section relating to notice, and the giving of notice by the corporation to any such stockholder in compliance with the order of the court shall be a sufficient service of process on him. Failure to give notice to any stockholder making demand shall not invalidate the proceedings as to other stockholders to whom notice was properly given, and the court may at any time before the entry of a final decree make supplementary orders of notice.

(S) 92. DECREE DETERMINING VALUE AND ORDERING PAYMENT; VALUATION DATE

     After hearing the court shall enter a decree determining the fair value of the stock of those stockholders who have become entitled to the valuation of and payment for their shares, and shall order the corporation to make payment of such value, together with interest, if any, as hereinafter provided, to the stockholders entitled thereto upon the transfer by them to the corporation of the certificates representing such stock if certificated or, if uncertificated, upon receipt of an instruction transferring such stock to the corporation. For this purpose, the value of the shares shall be determined as of the day preceding the date of the vote approving the proposed corporate action and shall be exclusive of any element of value arising from the expectation or accomplishment of the proposed corporate action.

(S) 93. REFERENCE TO SPECIAL MASTER

     The court in its discretion may refer the bill or any question arising thereunder to a special master to hear the parties, make findings and report the same to the court, all in accordance with the usual practice in suits in equity in the superior court.

(S) 94. NOTATION ON STOCK CERTIFICATES OF PENDENCY OF BILL

     On motion the court may order stockholder parties to the bill to submit their certificates of stock to the corporation for the notation thereon of the pendency of the bill and may order the corporation to note such pendency in its records with respect to any uncertificated shares held by such stockholder parties, and may on motion dismiss the bill as to any stockholder who fails to comply with such order.

(S) 95. COSTS; INTEREST

     The costs of the bill, including the reasonable compensation and expenses of any master appointed by the court, but exclusive of fees of counsel or of experts retained by any party, shall be determined by the court and taxed upon the parties to the bill, or any of them, in such manner as appears to be equitable, except that all costs of giving notice to stockholders as provided in this chapter shall be paid by the corporation. Interest shall be paid upon any award from the date of the vote approving the proposed corporate action, and the court may on application of any interested party determine the amount of interest to be paid in the case of any stockholder.

(S) 96. DIVIDENDS AND VOTING RIGHTS AFTER DEMAND FOR PAYMENT

     Any stockholder who has demanded payment for his stock as provided in this chapter shall not thereafter be entitled to notice of any meeting of stockholders or to vote such stock for any purpose and shall not be entitled to the payment of dividends or other distribution on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the date of the vote approving the proposed corporate action) unless:

     (1)  A bill shall not be filed within the time provided in section ninety;

     (2)  A bill, if filed, shall be dismissed as to such stockholder; or

     (3) Such stockholder shall with the written approval of the corporation, or in the case of a consolidation or merger, the resulting or surviving corporation, deliver to it a written withdrawal of his objections to and an acceptance of such corporate action.

     Notwithstanding the provisions of clauses (1) to (3), inclusive, said stockholder shall have only the rights of a stockholder who did not so demand payment for his stock as provided in this chapter.

(S) 97. STATUS OF SHARES PAID FOR

     The shares of the corporation paid for by the corporation pursuant to the provisions of this chapter shall have the status of treasury stock, or in the case of a consolidation or merger the shares or the securities of the resulting or surviving corporation into which the shares of such objecting stockholder would have been converted had he not objected to such consolidation or merger shall have the status of treasury stock or securities.

(S) 98. EXCLUSIVE REMEDY; EXCEPTION

     The enforcement by a stockholder of his right to receive payment for his shares in the manner provided in this chapter shall be an exclusive remedy except that this chapter shall not exclude the right of such stockholder to bring or maintain an appropriate proceeding to obtain relief on the ground that such corporate action will be or is illegal or fraudulent as to him.

                                     PROXY
                            GEERLINGS & WADE, INC.

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                            GEERLINGS & WADE, INC.
          for the Special Meeting of Stockholders on December  , 1999

  The undersigned having received the notice of the special meeting of stockholders and the proxy statement on behalf of the board of directors of Geerlings & Wade, Inc., hereby appoints each of Jay L. Essa and David R. Pearce proxies of the undersigned (with full power of substitution) to attend the special meeting of stockholders to be held on December , 1999 at
a.m., local time, at             , and all adjournments thereof and to vote
all shares of common stock that the undersigned would be entitled to vote. The undersigned directs that his or her vote be cast as specified in this proxy.

  If you wish to vote in accordance with the board of directors' recommendations, just sign this proxy on the reverse side. If no specification is made, this proxy will be voted "FOR" the approval and adoption of the Agreement and Plan of Merger.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL.

             PLEASE SIGN AND DATE THE REVERSE SIDE OF THIS PROXY.

                                                               SEE REVERSE SIDE

                            GEERLINGS & WADE, INC.

[X] Please mark vote as in this example.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 1.

  1. To approve and adopt the Agreement and Plan of Merger, dated September 27, 1999, among Liquid Holdings Inc., Liquid Acquisition Corp. and Geerlings & Wade, Inc., and merger-related transactions, including the Merger (as defined therein).

FOR   AGAINST           ABSTAIN
 [_]    [_]               [_]

  In their discretion, the proxies are authorized to consider and act upon such other business matters or proposals as may properly come before the special meeting or any adjournment or postponement thereof.

  Mark here for address change and note below [_]

  The undersigned acknowledges receipt of the Notice of Special Meeting of Stockholders to be held on December , 1999, and the related Proxy Statement.

                                          Dated:
Signature(s)



Please sign exactly as your name appears on the stock certificate. Joint owners should each sign. When signing as attorney, executor, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

                             FOLD AND DETACH HERE
                            YOUR VOTE IS IMPORTANT!
   PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED
                                   ENVELOPE.

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